                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Check the appropriate box:

/ / Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Information Statement

                    International Thoroughbred Breeders, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/X/ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Fee calculation based on purchase price for assets of $46,000,000

         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:


/X/ Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed:

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                          Route 70 and Haddonfield Road
                          Cherry Hill, New Jersey 08034


December 9, 1998

Dear Stockholder:

                  As we previously informed you, on July 2, 1998 International Thoroughbred Breeders, Inc. (the "Company") entered into an agreement with Greenwood New Jersey, Inc. (a newly formed subsidiary of Greenwood Racing, Inc., the operator of, among other things, Philadelphia Park and the Turf Clubs) to
(i) sell all of the real property and related assets of Freehold Raceway and a ten acre parcel of land located at Garden State Park and (ii) lease all of the real property and related assets of Garden State Park (collectively, the "Transaction"). Enclosed is an Information Statement setting forth the terms, conditions, purchase price, use of proceeds and effects of the Transaction.

                  The Company's Board of Directors believes that the Transaction is in the best interests of the Company and its stockholders. The Company has engaged Janney Montgomery Scott Inc. to render a fairness opinion with respect to the Transaction. Delaware law requires that the holders of a majority of the Company's outstanding common stock, par value $2.00 per share (the "Common Stock"), approve the Transaction. Delaware law also provides that the holders of a majority of a company's voting stock may take such action without the necessity of a stockholders' meeting by means of a written consent. The holder of 300,001 shares of Common Stock and proxies representing 7,319,445 shares of Common Stock (collectively representing 54.5% of the outstanding Common Stock) has consented to the Transaction and the disposition of the non-operating former El Rancho Hotel and Casino (the "El Rancho Property") and Garden State Park upon the terms and conditions set forth in such stockholder consent. Accordingly, upon receipt by the Company of such written consent, the Transaction has received the stockholder approval required by Delaware law.

                  This letter constitutes your notice of the approval of the Transaction and, thereafter, the disposition of the El Rancho Property and Garden State Park pursuant to a written consent of the stockholders in accordance with Section 228(d) of the General Corporation Law of the State of Delaware. A copy of the consent of stockholders is attached to this Information Statement as Exhibit C.

                  BECAUSE THE HOLDER OF 300,001 SHARES OF COMMON STOCK AND PROXIES REPRESENTING 7,319,445 SHARES OF THE COMPANY'S COMMON STOCK (COLLECTIVELY REPRESENTING 5.5% OF THE OUTSTANDING COMMON STOCK) HAS CONSENTED TO THE TRANSACTION AND THE DISPOSITION OF THE EL RANCHO PROPERTY AND GARDEN STATE PARK, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY. The Transaction will not be consummated until at least 20 days after the mailing of this Information Statement.

                  Following the consummation of the Transaction, you will retain your equity interest in the Company.

                                            Very truly yours,

                                            Anthony Coelho, Chairman
                                             of the Board of Directors

                              INFORMATION STATEMENT


This information statement (the "Information Statement") is being furnished to holders of the common stock, par value $2.00 per share (the "Common Stock"), of INTERNATIONAL THOROUGHBRED BREEDERS, INC., a Delaware corporation (the "Company"), in connection with the written consent of the holders of a majority of the Company's Common Stock to:

   1. The proposed sale by the Company, pursuant to an Asset Purchase Agreement dated July 2, 1998, as it is currently contemplated to be amended (collectively, the "Asset Purchase Agreement"), to Greenwood New Jersey, Inc. ("Greenwood"), a newly formed, wholly-owned subsidiary of Greenwood Racing, Inc., of (i) substantially all of the real property and related assets of the Company's wholly-owned subsidiaries, Freehold Raceway, Inc., a New Jersey corporation, Atlantic City Harness, Inc., a New Jersey corporation, and Circa 1850, Inc., a New Jersey corporation, and (ii) a ten acre parcel of land located at Garden State Park owned by the Company's wholly-owned subsidiary, Garden State Race Track, Inc., a New Jersey corporation ("Garden State"), on the terms and conditions and for the purchase price described in this Information Statement. See "Summary of the Asset Purchase Agreement - Purchase Price." A copy of the Asset Purchase Agreement is attached to this Information Statement as Exhibit A.
                         ---------

   2. The lease of substantially all of the real property and related assets of Garden State. See "Summary of the Lease." A copy of the proposed lease agreement is attached to this Information Statement as Exhibit B.
               ---------

   3. The disposition by sale, exchange or otherwise of all or a portion of Garden State Park in Cherry Hill, New Jersey, for minimum consideration to the Company of $30 million, and all or a portion of the non-operating former El Rancho Hotel and Casino in Las Vegas, Nevada, for minimum consideration to the Company of $30 million, each in one or more transactions and on such terms and conditions as the Company's Board of Directors shall determine.

Consummation of the transactions described in clauses (1) and (2) above are subject to a number of conditions including, without limitation, the preliminary approval of the New Jersey Racing Commission, the receipt of a fairness opinion and the consent of the Company's primary lender.

THE HOLDER OF 300,001 SHARES OF COMMON STOCK AND PROXIES REPRESENTING 7,319,445 SHARES OF COMMON STOCK (COLLECTIVELY REPRESENTING 54.5% OF THE OUTSTANDING COMMON STOCK) HAS CONSENTED TO THE TRANSACTION. UPON RECEIPT BY THE COMPANY OF SUCH CONSENT, THE TRANSACTION HAS RECEIVED THE STOCKHOLDER APPROVAL REQUIRED BY DELAWARE LAW.

THIS INFORMATION STATEMENT IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY. THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The Transaction will not be consummated until at least 20 days after the mailing of this Information Statement.

          This Information Statement is first being mailed to stockholders on or about December 9, 1998.

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

AVAILABLE INFORMATION........................................................ 1

FORWARD LOOKING STATEMENTS................................................... 1

INTRODUCTION................................................................  2
         Summary of the Transaction.........................................  2
         Sale of Remaining Assets...........................................  2
         The Company........................................................  3
         The Purchaser......................................................  6

THE TRANSACTION.............................................................  7
         Background to the Transaction......................................  7
         The Stockholder Consent............................................  8
         Status of the Stockholders following the Transaction
           and the Sale of the Remaining Assets.............................  8
         Summary of the Asset Purchase Agreement............................  8
         Summary of the Lease............................................... 13
         Ten Acre Parcel.................................................... 14

USE OF PROCEEDS............................................................. 14

REGULATORY AND OTHER REQUIRED APPROVALS......................................14
         New Jersey Racing Commission....................................... 14
         HSR Act............................................................ 15
         Approval of CSFB................................................... 15
         The Fairness Opinion............................................... 15

TAX CONSEQUENCES OF THE TRANSACTION......................................... 16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............. 17

INTERESTS OF CERTAIN PARTIES IN THE TRANSACTION............................. 19

MARKET INFORMATION.......................................................... 19

LEGAL PROCEEDINGS........................................................... 20
         The Delaware Actions............................................... 20
         The New Jersey Actions............................................. 21
         Delaware Settlement................................................ 22
         New Jersey Settlement.............................................. 22

SELECTED FINANCIAL INFORMATION.............................................. 23

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS.............. 25
         Liquidity and Capital Resources.................................... 25
         Results of Operations.............................................. 26

FINANCIAL INFORMATION...................................................... F-1

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington DC 20549 and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the public reference section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. The address of the Website is http://www.sec.gov.


                           FORWARD LOOKING STATEMENTS

         This Information Statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Exchange Act, and is subject to the safe-harbor created by such sections. Such statements include, but are not limited to, statements relating to (i) the Company's operations, economic performance and financial condition, including the impact on the Company's operations of the Transaction,
(ii) the disposition of the El Rancho Property and Garden State Park, (iii) the Delaware Settlement and the New Jersey Settlement, (iv) the Company's defaults under the Credit Suisse First Boston Mortgage Capital, LLC ("CSFB") credit facility, (v) the Company's ability to obtain the approval of CSFB to the Transaction or to refinance the CSFB credit facility and (vi) the amendment of the Asset Purchase Agreement. Forward-looking statements in this Information Statement involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements expressed or implied by such forward-looking statements to vary from those stated in this Information Statement. Such factors include, among others, the following: general economic and business conditions; changes in law regarding gaming activities in New Jersey and neighboring states; competition; changes in business strategy; the indebtedness of the Company; quality of management, business abilities and judgement of the Company's personnel; the availability, terms and deployment of capital; and various other factors referenced in the Information Statement. The forward-looking statements are made as of the date of this Information Statement, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                  INTRODUCTION

Summary of the Transaction

         On July 2, 1998, the Company and its wholly-owned subsidiaries, Freehold Racing Association ("Freehold"), Atlantic City Harness, Inc. ("ACH"), Circa 1850, Inc. ("Circa") and Garden State Race Track, Inc. ("Garden State") entered into an Asset Purchase Agreement (the "Agreement") with Greenwood New Jersey, Inc. ("Greenwood"), a newly-formed, wholly-owned subsidiary of Greenwood Racing, Inc., a Pennsylvania corporation ("GRI"). Shortly after the distribution of this Information Statement, the Company expects that it will enter into an amendment to the Agreement with Greenwood. The terms of such amendment have been substantially agreed to by the parties and, accordingly, except as specifically indicated herein, the description of the Agreement contained in this Information Statement reflects the Agreement as it is expected to be amended (the Agreement as it is expected to be amended is hereinafter referred to as the "Asset Purchase Agreement"). There can be no assurance, however, that the Company will enter into the amendment or that any such amendment will be on substantially the terms described herein. Pursuant to the Asset Purchase Agreement, the Company and its subsidiaries will sell and Greenwood will purchase substantially all of the real property and related assets of Freehold, ACH and Circa and a ten acre parcel of land located at Garden State Park (the "Ten Acre Parcel") for an aggregate purchase price of $46.0 million. Such real property and related assets at Freehold Raceway consist of (i) Freehold Raceway (including the race track, buildings, machinery and equipment), (ii) all assignable licenses, permits and authorizations, (iii) Executory Contracts and Racing Accounts (as such terms are defined in the Asset Purchase Agreement) and (iv) all other assets of the Company and its subsidiaries necessary for racing and pari-mutuel operations at Freehold Raceway. For a discussion of the appraised value of Freehold Raceway, see "The Company - Freehold Raceway."

         In addition, pursuant to the terms of a lease agreement (the "Lease Agreement"), Garden State will lease Garden State Park to Greenwood. The proposed amendment to the Agreement will also amend certain terms of the Lease Agreement. Accordingly, the description of the Lease Agreement contained in this Information Statement reflects the Lease Agreement as it is expected to be amended (the Lease Agreement as it is expected to amended is hereinafter referred to as the "Lease"). The Lease is for a maximum initial term of seven years at an annual rental of $300,000, with an optional three year renewal term. For purposes of this Information Statement, the sale of the real property and related assets of Freehold, ACH and Circa, the sale of the Ten Acre Parcel and the lease of Garden State Park are hereinafter referred to as the "Transaction."

Sale of Remaining Assets

         As described herein under the caption "The Stockholder Consent," the holder of shares of Common Stock and of proxies collectively representing a majority of the shares of the Company's outstanding Common Stock has, in addition to consenting to the Transaction, consented to the sale of the El Rancho Property and Garden State Park (the "Remaining Assets"), subject to the Company's receipt of a minimum consideration of $30.0 million for each property, on such terms and conditions as the Board of Directors (the "Board"), in its sole discretion, shall determine. A copy of the consent of the stockholders which has been tendered to the Company is attached to this Information Statement as Exhibit C (the "Stockholder Consent"). See "The Company - Garden State Park" and "The Company - El Rancho Property" for a discussion of the appraised value of the Remaining Assets. Pursuant to the Delaware Settlement (as hereinafter defined), the Company and Las Vegas Entertainment Network, Inc., a Delaware corporation ("LVEN"), will market the El Rancho Property. See "Legal Proceedings
- Delaware Settlement." Notwithstanding the Stockholder Consent, in the event that the Board determines not to sell the Remaining Assets due to the unavailability of an acceptable offer or for any other reason determined by the Board in its sole discretion, the Board will evaluate alternative plans for the Remaining Assets, including the potential development of the properties.

The Company

         Generally. The Company is a holding company incorporated on October 31, 1980. Through its wholly-owned operating subsidiaries, the Company is primarily engaged in (i) the ownership and operation of standardbred and thoroughbred racetracks in New Jersey (the "Racetrack Operations") and (ii) the ownership of the El Rancho Property in Las Vegas, Nevada.

         Garden State owns and operates Garden State Park in Cherry Hill, New Jersey ("Garden State Park"). Freehold owns Freehold Raceway ("Freehold Raceway"). Freehold and ACH operate Freehold Raceway. Orion Casino Corporation, a wholly-owned subsidiary of the Company ("Orion"), owns the El Rancho Property.

         Circa owns seven properties, including six single family homes and a condominium adjacent to Freehold Raceway. In addition, the Company owns a condominium unit and an ownership interest in the Ocala Jockey Club located in Reddick, Florida. These properties have been held by the Company for the purpose of generating rental income.

         For the purposes of this Information Statement and unless the context indicates or requires otherwise, references herein to the Company shall be deemed to include Garden State, Freehold, ACH, Circa, Orion and all other subsidiaries of the Company, as applicable.

         The Company's principal place of business is located at Route 70 and Haddonfield Road, Cherry Hill, New Jersey 08034. The Company's telephone number is (609) 488-3838.

         Garden State Park. Garden State Park is owned and operated by Garden State. Garden State Park is located on approximately 216 acres of land in Cherry Hill, New Jersey. Cherry Hill forms part of the Philadelphia metropolitan area and is approximately eight miles from downtown Philadelphia. The Company conducts harness and flat racing at Garden State Park and sends and receives simulcasting of live horse racing.

         The Company purchased the site of Garden State Park on March 15, 1983 following a fire which destroyed the original racetrack facility. Following such purchase, the Company undertook an extensive reconstruction of the racetrack facility, as well as the construction of a separate pavilion (completed in 1986). On April 1, 1985, Garden State Park reopened for horse racing.

         The reconstructed grandstand and clubhouse is an approximately 500,000 square foot, seven level, steel frame, glass enclosed, fully heated and air-conditioned facility (the "Clubhouse") with an adjacent multi-level glass covered thoroughbred paddock area. The Clubhouse can accommodate up to 24,000 spectators, including seating for approximately 9,500 spectators, and contains three sit-down restaurants as well as 17 food concession stands. The Company is not currently using a portion of the Clubhouse due to a decrease in business levels at Garden State Park over the last few years as a result of year-round simulcasting and less live racing at Garden State Park. The backstretch area includes 27 barns and stables capable of accommodating approximately 1,500 horses, a harness paddock, a training track, dormitories, cafeteria and recreation buildings for backstretch personnel, an administration building, and other service buildings. Reconstruction also included restoration of the main dirt and turf tracks, installation of lighting for nighttime racing, paving of parking facilities to accommodate approximately 4,000 automobiles, landscaping, fencing and other amenities. The approximately 56,000 square foot, 1-1/2 story pavilion (the "Pavilion") is used by the Company for closed circuit television events (racing as well as other sporting and non-sporting events), wagering, concerts, special events, concessions and other conveniences. The Pavilion has seating capacity for approximately 1,500 spectators.

         The Company received a report dated August 17, 1998 from an independent appraiser retained on behalf of the Company by BNY Financial Corporation. The report assumed that any buyer would not continue to operate Garden State Park as a racetrack but would seek to otherwise develop the land. Accordingly, such independent appraiser appraised Garden State Park as if it were a vacant plot of land and concluded that the Market Value As Is on Appraisal Date (as hereinafter defined) of Garden State Park as of August 3, 1998 was $30.0 million. "Market Value As Is on Appraisal Date" means the most probable price the property (as unimproved, vacant land) would bring in a competitive and open market under conditions requisite to a fair sale, with the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

         Freehold Raceway. Freehold Raceway is owned by Freehold and is operated by Freehold and ACH. Freehold Raceway is located on a 51 acre site in western Monmouth County, New Jersey and is the nation's oldest harness track. Daytime racing has been conducted at Freehold Raceway since 1853; pari-mutuel wagering commenced in 1941.

         Freehold Raceway was acquired by the Company in January 1995 for a purchase price of $17.8 million, of which approximately $12.5 million was represented by a promissory note (the "Freehold Note"). The Freehold Note matures in January 2003 and bears interest at 80% of the prevailing prime rate (not to exceed 6% per annum). The current interest rate is 6%. The Freehold Note is secured by a mortgage on the land and buildings at Freehold Raceway and certain other collateral. The Freehold Note will be satisfied with a portion of the proceeds of the Transaction. See "Use of Proceeds."

         The grandstand is an approximately 150,000 square foot, five level, steel frame, enclosed, fully heated and air conditioned facility constructed in 1986 (the "Grandstand"). The Grandstand can accommodate up to 10,000 spectators, including seating for approximately 2,500 spectators, and has a sit-down restaurant as well as seven food concession stands. Additional facilities include receiving barns with an adjacent paddock area, parking lots to accommodate approximately 2,500 vehicles and a two story administration building.

         The Company received a report dated April 23, 1997 from an independent appraiser retained on behalf of the Company by CSFB. Such independent appraiser concluded that the Market Value (as hereinafter defined) of Freehold Raceway as of April 2, 1997 was $40.0 million. "Market Value" means the most probable price the property would bring in a competitive and open market under conditions requisite to a fair sale, with the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. For purposes of determining Market Value, the report assumed that any buyer would continue to operate Freehold Raceway as a racetrack.

         El Rancho Property. On January 24, 1996, the Company purchased the nonoperating El Rancho Property from LVEN. The El Rancho Property is an approximately 21 acre property bounded (i) on the west by Las Vegas Boulevard South (Las Vegas strip with approximately 735 feet of frontage), (ii) on the south by the Algiers Hotel and Riviera Boulevard, (iii) on the east by an undeveloped lot and (iv) on the north by a "Wet and Wild" attraction. The El Rancho Property, which has not operated since July 1992, consists of a vacant hotel building with 1,008 rooms, an approximately 90,000 square foot casino and ancillary area, a 52-lane bowling alley, a swimming pool and a parking garage. The El Rancho Property was one of the first large scale hotel casinos built in Las Vegas and previously operated under an old west theme.

         In February 1996, the Company announced its intention to develop the El Rancho Property using the theme "Starship Orion." In February 1997, the Company announced that it would develop the property under a more modest country and western theme to be known as "CountryLand." These plans included the development of a 34 story tower addition containing 380 hotel rooms, a showroom with seating for approximately 1,800 spectators, a 450 seat bullring, a country western dance hall, a swimming pool, a shopping mall and new restaurants. In connection with the Delaware Settlement, the Company has provided for the disposition of the El Rancho Property.

         Upon consummation of the Delaware Settlement, the Company will deposit title to the El Rancho Property into escrow for a period of up to 270 days to permit LVEN to sell the EL Rancho Property. LVEN had the exclusive right to market and sell the El Rancho Property until November 20, 1998 (120 days after the date the notice of the Delaware Settlement was mailed to the Company's stockholders). LVEN and the Company each have the right to market and sell the El Rancho Property between November 20, 1998 and April 19, 1999 (270 days after the mailing of the notice) for a sale price resulting in at least $44.2 million to the Company and $12.0 million to LVEN. If, within 30 days prior to the end of the escrow period, LVEN obtains a $44.2 million loan for the benefit of the Company, LVEN will have a non-exclusive right to sell the El Rancho Property for an additional year, for a sale price resulting in at least $44.2 million to the Company.

         On March 27, 1998, LVEN entered into an agreement for the sale of the El Rancho Property for $62.5 million. If consummated, the Company would realize proceeds of $44.2 million as provided in the Delaware Stipulation (as hereinafter defined). Of the remaining proceeds, $4.375 million will be paid to an unrelated party for a structuring fee, $7.1 million will be paid to Nunzio P. DeSantis, the Company's President, Chief Executive Officer and a director (less any amounts previously paid to Mr. DeSantis pursuant to the Delaware Stipulation), $1.0 million will be paid to Joseph Zappala, a director of the Company (less $200,000 Mr. Zappala has agreed pursuant to the Delaware Stipulation to pay the Company in settlement of certain compensation issues), and the balance will be paid to LVEN. There can be no assurance that this transaction or any other contract for sale of the El Rancho Property will be consummated or as to the timing thereof. See "Legal Proceedings - Delaware Settlement."

         As of November 30, 1998, the Company had expended approximately $55.9 million (including the initial acquisition cost of $43.5 million) in acquisition and development costs related to the El Rancho Property. During the fiscal years ended June 30, 1997 and 1998, the Company wrote-off approximately $8.5 million in costs related to the El Rancho Property, resulting in a current carrying value of approximately $47.4 million. Additionally, the Company expensed $2.8 million in carrying costs during the fiscal years ended June 30, 1997 and 1998. As the Company now intends to dispose of the El Rancho Property, work at the property is currently limited to normal maintenance and emergency repairs.

         The Company received a report dated April 15, 1997 from an independent appraiser retained on behalf of the Company by CSFB. The report assumed that any buyer would renovate and remodel the El Rancho Property in order to use it for a gambling casino. Accordingly, such independent appraiser based its appraisal on the El Rancho Property as it currently exists (including the existing buildings). The independent appraiser concluded that the Market Value As Is on Appraisal Date (as hereinafter defined) of the El Rancho Property as of April 7, 1997 was $60.35 million. In this context, "Market Value As Is on Appraisal Date" means the most probable price the property (as a casino) would bring (i) in a competitive and open market under a conditions requisite to a fair sale, with the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus and (ii) after deduction and allowance for rehabilitation, remodeling, purchase of gaming equipment, furniture, fixtures and equipment and the time necessary to complete such rehabilitation and remodeling. On October 2, 1998, the Company received a supplemental report from such independent appraiser. In such report, the independent appraiser appraised the El Rancho Property as if it were a vacant plot of land. The appraiser concluded that the value of the El Rancho Property as a vacant plot of land was $45.435 million.

The Purchaser

         Greenwood is a wholly-owned subsidiary of GRI, a privately-held company. GRI owns and operates Philadelphia Park in Philadelphia, Pennsylvania, and five off-track betting facilities ("OTBs") in the Philadelphia area. GRI also owns a Phonebet system, which allows residents to place wagers with the OTBs from their homes and businesses. The Phonebet system currently has more than 35,000 subscribers nationwide. GRI's principal place of business is located at 3001 Street Road, Bensalem, Pennsylvania 19020-8512. GRI's telephone number is (215) 639-9000.

         On October 30, 1998, Greenwood and Penn National Gaming, Inc., a publicly-traded Pennsylvania corporation ("Penn National"), entered into a joint venture agreement (the "Joint Venture Agreement"). The Joint Venture Agreement provides that Penn National will acquire 50% of Greenwood upon the occurrence of certain conditions. Such conditions include, without limitation, New Jersey regulatory approvals, Hart-Scott-Rodino compliance, creditor approvals and approval of the Company and its subsidiaries. The Company is not a party to the Joint Venture Agreement.

         Penn National is not expected to receive such approvals to consummate the Joint Venture until early 1999 and, therefore, will not acquire its ownership interest in Greenwood prior to consummation of the Transaction. Accordingly, for the purposes of this Information Statement and except as otherwise indicated or required by the context, Greenwood is treated as the sole purchaser of Freehold Raceway and the Ten Acre Parcel and the sole lessee of Garden State Park.

         Penn National owns and operates Penn National Race Course, located approximately 15 miles northeast of Harrisburg, Pennsylvania, Pocono Downs Racetrack, located in Plains Township outside Wilkes Barre, Pennsylvania and Charles Town Races, located in Jefferson County, West Virginia. Penn National operates ten OTBs located respectively in Allentown, Erie, Reading, Chambersburg, York, Williamsport, Lancaster, Hazelton, Carbondale and Johnstown, Pennsylvania and expects to open an eleventh facility in 1999. Penn National's principal place of business is located at 85 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610. Penn National's telephone number is (610) 373-2400.


                                 THE TRANSACTION

Background to the Transaction

         In each of the fiscal years ended June 30, 1996, 1997 and 1998 ("Fiscal 1996," "Fiscal 1997," and "Fiscal 1998," respectively), the Company suffered net losses, principally as a result of (i) an inability to increase revenues at the Company's racetracks, (ii) carrying costs and write-offs in connection with the El Rancho Property in Fiscals 1997 and 1998, and (iii) the Company's inability, since the beginning of Fiscal 1998, to obtain additional financing to develop the El Rancho Property as a result of pending litigation. See "Management's Discussion and Analysis and Results of Operations" and "Legal Proceedings." In part as a result of differences among members over the operation and direction of the Company, several legal actions involving the Company were filed. Since September 1997, the Company has been named as a nominal defendant in three actions filed in Delaware and two actions filed in New Jersey. In addition, actions have been filed in New Jersey against certain directors, the Company's largest stockholder and other affiliated persons. See "Legal Proceedings." The Company is currently in default under certain non-financial covenants of its $55.0 million credit facility with CSFB. See "Management's Discussion and Analysis and Results of Operations" and "Notes to Consolidated Financial Statements." Such default entitles CSFB to exercise certain rights under the credit facility, including its right to accelerate the loan (although to the date hereof, CSFB has not exercised such right). There can be no assurance that CSFB will continue to forebear to accelerate the loan.

         As a result of the above factors, the Board reached the conclusion that it would be in the best interest of the Company and its stockholders for the Board to explore possible alternatives for the Company. Accordingly, in April 1998, the Board authorized the exploration of strategic opportunities for the Company, including a possible sale of all of the Company's assets. The Company decided that the most attractive alternative and course of action was to dispose of its racetracks. Initially, several parties expressed interest in purchasing the Racetrack Operations. As a result, in April 1998, the Company entered into confidentiality agreements with two interested parties and commenced discussions with representatives of both parties.

         On May 23, 1998, the Board approved the terms of the transaction with Greenwood. On July 2, 1998, the Company entered into the Agreement with Greenwood, which included a number of conditions to closing, including without limitation, stockholder approval, regulatory approval, receipt of a fairness opinion and a 30-day due diligence period for Greenwood, as well as a 60-day financing contingency. The Agreement also includes a "fiduciary out" which provides that at any time following the end of the 30-day due diligence period and prior to the closing of the Transaction, the Company could engage in discussions or negotiations with other parties relating to the sale of Freehold Raceway and the sale or lease of Garden State Park, provided the Board could conclude in good faith that such acquisition proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by the Asset Purchase Agreement.

         Accordingly, following the end of the 30-day due diligence period and in accordance with the Board's fiduciary duties and with the "fiduciary out" provision of the Asset Purchase Agreement, the Company commenced a bidding procedure with other parties who expressed interest in purchasing the Company's racetracks. Based on such expressions of interest, on August 3, 1998 the Company mailed letters to four companies, and mailed to a fifth company two weeks later, providing due diligence materials and a form of asset purchase agreement and requesting the submission of final bids by no later than August 28, 1998. On August 28, 1998, the Company received two bids. In September 1998, the Company rejected one bid and began negotiations with the other bidder based on the determination that such bid represented a "superior" offer to the transactions contemplated by the Asset Purchase Agreement. Subsequently, the two bidders joined forces and negotiated a joint transaction with the Company for the purchase of Garden State Park and Freehold Raceway. At the end of October 1998, these parties withdrew their offer.

         On November 3, 1998, voters in New Jersey approved a referendum to amend the New Jersey State Constitution providing the legislature with the power to enact laws authorizing the specific kind, restrictions and control of wagering on horse racing. The amendment will give the New Jersey legislature the power to respond to changing needs of New Jersey's horse racing industry which faces strong competition from New York, Pennsylvania and Delaware racetracks. The legislature will be able to pass laws authorizing the acceptance of wagers at racetracks placed by telephone or other electronic means, the acceptance of wagers at OTB facilities and the conduct of other gambling at New Jersey racetracks.

         On November 4, 1998, the Company was advised that Greenwood and Penn National had entered into a joint venture on October 30, 1998, whereby Penn National would acquire 50% of Greenwood upon the satisfaction of certain conditions, including regulatory approval, Hart-Scott-Rodino compliance, creditor approval and the Company's approval. See "Introduction - The Purchaser." The Company is not a party to the Joint Venture Agreement.

         As described under the caption "Summary of the Transaction," the Company is currently in negotiations with Greenwood regarding an amendment to the Agreement, which amendment will result in the Transaction will be consummated on substantially the terms described herein. However, there can be no assurance that the Company will enter into the amendment or that any such amendment will be on substantially the terms described herein.

The Stockholder Consent

         Under Section 271 of the Delaware General Corporation Law (the "DGCL"), the sale of all or substantially all of a Company's assets requires the approval of the holders of a majority of the Company's voting stock. The DGCL provides, in essence, that, unless the Company's Certificate of Incorporation provides otherwise, the holders of a majority of a company's voting stock may take action without the necessity of a stockholders' meeting by means of a written consent. The Company's Certificate of Incorporation does not contain a provision prohibiting the use of a written consent. Any such action is effective upon receipt by the company of the executed written consent. The holder of 300,001 shares of Common Stock and proxies representing 7,319,445 shares of the outstanding Common Stock of the Company (collectively representing 54.5% of the outstanding voting stock) has consented to (i) the Transaction and (ii) the sale of the Remaining Assets on the terms and conditions set forth in the Stockholder Consent. No vote of any other stockholder is necessary and stockholder votes are not being solicited. Accordingly, upon receipt by the Company of such written consent, the Transaction has received the requisite stockholder approval. The Transaction will not be consummated until at least 20 days after the mailing of this Information Statement.

         The DGCL does not provide stockholders with appraisal rights in connection with the sale of all or substantially all of a company's assets.

Status of the Stockholders following the Transaction and the Sale of the Remaining Assets

         Following the consummation of the Transaction and the sale of the Remaining Assets, the stockholders will retain their equity interests in the Company.

Summary of the Asset Purchase Agreement

         As described under the caption "Summary of the Transaction," the Company expects that it will enter into an amendment to the Agreement with Greenwood. The terms of such amendment have been substantially agreed to by the parties and, accordingly, the summary of the Agreement set forth below reflects the material terms of the Asset Purchase Agreement (the Agreement as it is expected to be amended). There can be no assurance, however, that the Company will enter into the amendment or that any such amendment will be on substantially the terms described herein. A copy of the Agreement is attached to this Information Statement as Exhibit A and incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.

         Purchase Price. The aggregate purchase price for all of the real property and related assets of Freehold and the Ten Acre Parcel is $46.0 million (the "Purchase Price"). At the closing of the Transaction, Greenwood will pay an aggregate of $23.0 million in immediately available funds, issue two non-contingent promissory notes, one such note in the principal amount of $22.0 million and one in the principal amount of $1.0 million (individually, a "Purchase Price Note" and collectively, the "Purchase Price Notes") and assume certain liabilities of the Company.

         The $22.0 million Purchase Price Note is due and payable on the earlier of (i) March 1, 1999 or (ii) five business days after Penn National receives certain approvals necessary to acquire its fifty (50%) percent interest in Greenwood (see "Introduction - The Purchaser"); provided, however, that the March 1, 1999 date may be extended by Greenwood to April 30, 1999 if the conditions to Penn National's participation are being diligently pursued by Penn National and likely to be obtained by April 30, 1999. The Purchase Price Notes will be secured by a second mortgage on the real property and related assets of Freehold Raceway (subordinate only to the lien of CSFB). The Purchase Price Notes will bear interest at the rate of twelve (12%) percent per annum, payable in monthly installments. The principal payment under the $1.0 million Purchase Price Note (the "Escrow Amount") will be deposited in an escrow account to be held until the third anniversary date of the Closing, or until any one of the conditions of the three Contingent Notes (as hereinafter defined) have been met, whichever is earlier.

          The Purchase Price is subject to adjustment as described below:

         (i) If, within two years of the Closing Date (as defined in the Asset Purchase Agreement), the State of New Jersey requires a portion of Atlantic City casino gaming revenue to be paid to New Jersey race tracks (including Garden State Park and Freehold Raceway), Greenwood will pay the Company 50% of the net cash received from any such payments for a period of four years.

         (ii) If, within two years of the Closing Date, the State of New Jersey enacts legislation or any regulation authorizing a subsidy which would produce a direct measurable financial benefit to Garden State Park and/or Freehold Raceway, Greenwood will pay the Company 50% of the net cash received from any such payments for a period of four years.

         (iii) If, within three years of the Closing Date, Greenwood receives approval to open an OTB as a consequence of holding or previously having held rights to conduct live racing at Garden State Park, the Purchase Price will be increased by $5,000,000, payable pursuant to the terms of a contingent promissory note (a "Contingent Note"). See "Contingent Notes" below for a summary of the terms of such notes.

         (iv) If, within three years of the Closing Date, legislation is enacted that would permit Freehold Raceway or Garden State Park to own or operate OTBs (other than or in addition to an OTB at Garden State Park), the Purchase Price will be increased by $3,000,000, payable by pursuant to the terms of a Contingent Note.

         (v) If, within three years of the Closing Date, legislation is enacted to permit Telephone Wagering (as such term is defined in the Asset Purchase Agreement) and Greenwood opens new accounts from New Jersey residents, the Purchase Price will be increased by $2,000,000, payable pursuant to the terms of a Contingent Note.

         (vi) If, within five years of the Closing Date, the State of New Jersey enacts legislation permitting the operation of slot machines at Garden State Park or Freehold Raceway or at any OTB owned or operated by Greenwood in the State of New Jersey, Greenwood will pay the Company 10% of the gross win (as defined in the Asset Purchase Agreement) from slot machines for a period of ten years from the date of the first installation of any such slot machine.

         Contingent Notes. The Contingent Notes, upon satisfaction of the respective contingencies under each such Note (each such date being hereinafter referred to as an "Issuance Date"), will each be for a term of seven years from the respective Issuance Date and bear interest at the rate of 12% per annum. Principal is payable in quarterly installments of $125,000 beginning on the later of (i) the third anniversary of the Closing Date and (ii) the Issuance Date of any such Contingent Note. Interest is payable quarterly beginning with the first quarter following the Issuance Date. As and when issued, the Contingent Notes will be secured by a lien and mortgage on Freehold Raceway in favor of the Company. In addition, any such Contingent Notes will be guaranteed by GRI (and following the consummation of the Joint Venture, the Contingent Notes are also expected to be guaranteed by Penn National).

         Restrictive Covenant. For a period of four years after the Closing Date, in New Jersey, Pennsylvania and Delaware, the Company may not, directly or indirectly, (i) engage in a business which competes with the Racetrack Operations (a "Competing Business"), except as a holder of 5% or less of an exchange traded stock, and (ii) solicit, attempt to solicit or cause to be solicited for or on behalf of a Competing Business, any person, who is, as of the Closing Date, an employee of the Company.

         Conduct of Business Operations Prior to Closing. The Asset Purchase Agreement contains certain covenants relating to the conduct of the Company's business prior to the consummation of the Transaction. The Company has agreed that, until the Closing Date, it will:

                  (i) conduct its business and operations substantially in the manner previously conducted and use its best efforts to preserve its business organization intact, keep available to the Company the services of its officers, employees and agents, and preserve its relationship with customers, suppliers and others having dealings with it;

                  (ii) maintain all of its properties in customary repair (reasonable wear and use and damage by unavoidable casualty excepted), order and condition and maintain insurance on such properties; and

                  (iii) not issue any shares or any other securities, declare or pay any dividend or make any other distribution of or with respect to its securities or purchase or redeem any securities, pay any bonus or increase the rate of compensation of any of its employees or enter into any new employment agreement or amend any existing employment agreement, sell or transfer any assets other than in the ordinary course of business, incur any material obligations or liabilities including capital expenditures or enter into any material transaction, amend its certificate of incorporation, or agree to do any of the foregoing.

         Conditions to Greenwood's Obligation to Consummate the Transaction. Greenwood's obligation to consummate the Transaction is subject, without limitation, to the following conditions:

                  (i) Approval of the Racing Commission, approval of CSFB and CSFB's execution of a non-disturbance agreement for the Lease and a subordination agreement to the Lease Restriction (as defined below).

                  (ii) Approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). See "Regulatory and Other Required Approvals - HSR Act."

                  (iii) Receipt of title commitments, issued by a recognized title insurance company, relating to the real property at Garden State Park and Freehold Raceway.

                  (iv) The Company shall not have admitted in writing its inability to pay its debt generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or under any insolvency act, made an assignment for the benefits of its creditors, consented to the appointment of a receiver, had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Law or any other applicable law or statute.

                  (v) Receipt of all consents, approvals and waivers from third parties and governmental authorities including, but not limited to, receipt of a non-applicability letter, a de minimis quantity exemption or a no-further action letter from the Industrial Site Evaluation Element of the New Jersey Department of Environmental Protection.

                  (vi) The settlement, on the terms set forth in the Delaware Stipulation, of the Delaware Actions (as defined below) and any and all litigation between and among Greenwood on the one hand and any affiliate of the Company on the other, if any.

                  (vii) The absence of any third party action or proceeding, by or before any court or other governmental agency, which seeks to restrain, prohibit or invalidate the Transaction or which might reasonably be expected to effect the right of Greenwood to own or control the assets and which in the judgment of Greenwood, exercised in reasonable good faith, makes it inadvisable to proceed with the Transaction.

                  (viii) The Company's assets have not suffered any damage or loss.

         Conditions to the Company's Obligation to Consummate the Transaction. The Company's obligation to consummate the Transaction is subject, without limitation, to the following conditions:

                  (i) Approval of the Transaction by stockholders holding a majority of the Company's issued and outstanding Common Stock and by CSFB. See "The Stockholder Consent" and "Regulatory and Other Required Approvals - Approval of CSFB."

                  (ii) Approval under the HSR Act. See "Regulatory and Other Required Approvals - HSR Act."

                  (iii) Receipt of an opinion of a nationally recognized investment banking firm that the transaction is fair to the stockholders of the Company from a financial point of view. See "Regulatory and Other Required Approvals - The Fairness Opinion."

                  (iv) Receipt of all applicable approvals, waivers and consents.

                  (v) The absence of any third party action or proceeding, by or before any court or other governmental agency, which seeks to restrain, prohibit or invalidate the Transaction.

         Indemnification.

                  Indemnification of Greenwood by the Company. The Company will indemnify, hold harmless and defend Greenwood from and against any and all claims, liabilities, losses, damages, costs and expense, including reasonable counsel fees and costs relating thereto, but excluding consequential damages (each of the foregoing being referred to herein as a "Loss") incurred or suffered by Greenwood, directly or indirectly, by reason of: (i) any breach by the Company of any of the warranties, representations, covenants or agreements;
(ii) any and all debts, obligations, duties or liabilities of or claims against the Company not expressly assumed by Greenwood; (iii) any liability arising in connection with sales, franchise, personal property, income, social security or other taxes assessed against the Company with respect to the period prior to the Effective Time (as defined in the Asset Purchase Agreement); (iv) any non-compliance by the Company with any bulk sales act; (v) any and all debts, obligations, duties, liabilities, commitments or claims arising, or relating to events which occurred, prior to the Effective Time, out of, or in connection with, the Company or the Racetrack Operations unless expressly assumed by Greenwood; (vi) any costs, expenses, fines or damages incurred by Greenwood, related to environmental conditions or compliance with Environmental Laws at Garden State Park or Freehold Raceway; and (vii) any and all actions, suits, proceedings, assessments, judgments, costs and expenses incident to any of the foregoing, including, without limitation, any legal fees and other expenses incurred in connection with the enforcement of Greenwood's rights under the Asset Purchase Agreement (in the event Greenwood is the prevailing party in any such enforcement proceeding).

                  Indemnification of the Company by Greenwood. Greenwood will indemnify, hold harmless and defend the Company from and against any Loss incurred or suffered by the Company, directly or indirectly, by reason of: (i) any breach by Greenwood of any of the warranties, representations, covenants or agreements made by Greenwood contained in the Asset Purchase Agreement; (ii) any and all debts, obligations, duties, liabilities, commitments or claims arising, or relating to events which occurred, after the Effective Time, out of, or in connection with Racetrack Operations (but excluding environmental matters);
(iii) any and all debts, obligations, duties or liabilities of or claims against the Company expressly assumed by Greenwood under the Asset Purchase Agreement; and (iv) any and all actions, suits, proceedings, assessments, judgments, costs and expenses incident to any of the foregoing, including, without limitation, any legal fees and other expenses incurred in connection with the enforcement of the Company's rights under the Asset Purchase Agreement (in the event the Company is the prevailing party in any such enforcement proceeding); provided, however, Greenwood's indemnity as to the operation of Garden State Park shall apply only in respect of Losses arising out of Greenwood's operation of Garden State Park pursuant to the Lease, or Greenwood's purchase of Garden State Park (or any portion thereof) in which case the indemnity shall relate only to Losses related to the portion of Garden State Park acquired by Greenwood.

                  Right of Offset. In addition to any other remedies that Greenwood may have under the Asset Purchase Agreement or at law, it is entitled to offset the amount of any Loss against the Escrow Amount or against any amounts payable to the Company under any Contingent Note.

         Termination of the Asset Purchase Agreement. The Asset Purchase Agreement may be terminated (i) by mutual agreement of the parties or (ii) by either Greenwood or the Company, if the Transaction is not consummated on or before December 31, 1998.

         Topping Offer. The Agreement originally provided that the Company could not, directly or indirectly, initiate, solicit, encourage or otherwise facilitate inquiries or the making of proposals or offers with respect to a merger, liquidation, recapitalization, asset sale, share exchange, consolidation or similar transaction which would result in the sale of Freehold Raceway and the sale or lease of Garden State Park (an "Acquisition Proposal"), except as otherwise contemplated by the Delaware Stipulation. Notwithstanding such provision, the Board could have accepted an Acquisition Proposal, if, in the exercise of its fiduciary duties, the Board determined that such Acquisition Proposal (i) was reasonably capable of being consummated, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and (ii) if consummated, would result in a transaction more favorable to the Company's stockholders (such accepted Acquisition Proposal being hereinafter referred to as a "Topping Offer").

         In the event that the Company had accepted a Topping Offer, the Company would have been obligated to pay a termination fee to Greenwood in the amount of $1 million. However, Greenwood had retained the right, within fifteen days after notification of the acceptance of such Topping Offer, to make an offer on the same or superior terms to the Topping Offer. Further, in the event that the Company accepted a Topping Offer and such Topping Offer was not consummated, Greenwood could have had the right to reinstate the terms of the Asset Purchase Agreement.

         Notwithstanding the foregoing, in connection with the amendment of the Agreement, in consideration for certain modifications to the Agreement, including, without limitation, increasing the purchase price, shortening the maturity of the Purchase Price Notes and waiving the right of first refusal with respect to the sale of Garden State Park, the Company intends to agree to waive the right to accept a "Topping Offer."

Summary of the Lease

         As described under the caption "Summary of the Transaction," the Company expects that it will enter into an amendment to the Agreement with Greenwood which will amend certain terms and provisions of the Lease Agreement. There can be no assurance, however, that the Company will enter into the amendment or that any such amendment will be on substantially the terms described herein. Accordingly, the summary set forth below reflects the material terms of the Lease (the Lease Agreement as it is expected to be amended). A copy of the Lease Agreement is attached to this Information Statement as Exhibit B and incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Lease.

         Term of the Lease. The maximum initial term of the Lease is seven years. Provided that no Event of Default (as defined in the Lease) has occurred and not been remedied, Greenwood has the option, upon one hundred and twenty
(120) days written notice, to renew the Lease for an additional three year term.

         Annual Rental. The Lease provides for an annual fixed rent in the amount of $300,000, payable in monthly installments. In addition, Greenwood is required to pay all Taxes (as defined in the Lease Agreement) with respect to Garden State Park.

         Termination of the Lease. The Lease automatically terminates upon the opening by Greenwood of an OTB located at Garden State Park. In addition, the Lease terminates one hundred and eighty (180) days after the closing of a sale of Garden State Park by the Company.

         Restrictive Covenant. Under the terms of the Lease, the Company has agreed to a covenant (the "Lease Restriction") prohibiting horse racing, simulcasting, off-track betting, wagering activities and gambling and gaming of any sort ("Gaming") at Garden State Park by any party other than Greenwood. The Lease Restriction commences on the date that the Lease is recorded with the appropriate authority and will remain in effect in perpetuity.

         Restriction on Sale of Garden State Park. Under the Lease, the Company retains the right to sell all of the real property and related assets of Garden State (other than the Ten Acre Parcel) to a third party. However, no such sale may be consummated during the first year of the Lease.

Ten Acre Parcel

         The Ten Acre Parcel will be transferred to Greenwood within thirty (30) days of the payment in full of the $22.0 million Purchase Price Note by Greenwood and the obtaining of subdivision and other approvals required for the conveyance of the Ten Acre Parcel. The Ten Acre Parcel is currently intended to be located on Route 70, west of the present Garden State Park main entrance and adjacent to the western boundary of the Garden State Park property.


                                 USE OF PROCEEDS

         The proceeds of the Transaction will be utilized by the Company as follows: (i) approximately $25.0 million will be paid to CSFB to reduce the Company's outstanding debt to CSFB (as of the date of this Information Statement, the aggregate amount of the Company's debt to CSFB is $55.0 million);
(ii) approximately $12.3 million will be paid to satisfy an existing lien on Freehold Raceway; (iii) approximately $7.0 million to satisfy the Company's obligations under the Delaware Settlement; and (iv) approximately $.7 million will be used to pay expenses incurred by the Company in connection with the Transaction. The balance, if any, of the proceeds of the Transaction will be retained by the Company to pay expenses of the Transaction and for working capital purposes. The proceeds from any sale or disposition of the Remaining Assets will be used to repay the Company's then outstanding indebtedness, with any balance retained by the Company and used as the Board, in its discretion, determines. The Board will explore alternative investments, but has no current plans for the disposition of its liquid assets. Pending reinvestment, any such funds are expected be invested in short-term investments.


                     REGULATORY AND OTHER REQUIRED APPROVALS

New Jersey Racing Commission

         Racing operations in the State of New Jersey are subject to regulation under the Racing Act of 1940, as amended and supplemented, and the rules and regulations of the Racing Commission (collectively, the "Racing Act").

         Under the Racing Act, all persons connected with the conduct of racing must be licensed by the Racing Commission. In addition, no person may hold or acquire, directly or indirectly, beneficial ownership of more than 5% of the voting securities of the Company without the approval of the Racing Commission.

         Accordingly, the Transaction is subject to the approval of Greenwood by the Racing Commission. See "Condition to Greenwood's Obligation to Consummate the Transaction." Greenwood has applied to the Racing Commission for approval and such approval is expected to be received by Greenwood by December 16, 1998.

HSR Act

         The Transaction is subject to the requirements of the HSR Act. The HSR Act provides that certain transactions may not be consummated until required information and materials have been provided to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting periods have expired. The Company and Greenwood each filed all required notification and report forms under the HSR Act and the applicable waiting period has been terminated by the FTC.

         Compliance with the provisions of the HSR Act does not preclude the possibility that the Antitrust Division and/or the FTC may challenge the Transaction and take such action under the antitrust laws as they may deem in the public interest. In addition, the transaction may be challenged by private parties or, under certain conditions, the Pennsylvania Attorney General or the New Jersey Attorney General.

         The Company and Greenwood believe that the Transaction does not violate antitrust laws. However, there can be no assurance that a challenge to the consummation of the Transaction on antitrust grounds will not be made or that, if such challenge were made, that the Company and Greenwood would prevail. The obligations of the Company and Greenwood to consummate the Transaction are subject to the condition that there be no order that enjoins, restrains or prohibits the Asset Purchase Agreement or the consummation of the Transaction. See "The Transaction - Summary of the Asset Purchase Agreement - Conditions to Greenwood's Obligation to Consummate the Transaction" and "- Conditions to the Company's Obligation to Consummate the Transaction."

Approval of CSFB

         On May 23, 1997, the Company obtained a two-year, $55.0 million credit facility from CSFB, which was secured by a pledge of certain of the personal and real property of the Company and its subsidiaries. Proceeds of the CSFB credit facility were used by the Company to repay in full its then outstanding $30.0 million credit facility and to provide funds for working capital and other general corporate purposes, including, but not limited to, preliminary development of the El Rancho Property. Interest on the CSFB credit facility is payable monthly in arrears at 7% over LIBOR. At December 1, 1998, the interest rate on the CSFB credit facility was 12.20%. The Company is not in compliance with certain non-financial covenants of the CSFB credit facility and, as a result of not receiving waivers of such violations, CSFB has the right to accelerate the $55.0 million loan at any time. The loan matures on June 1, 1999.

         As described above, the approval of CSFB is a condition precedent to the Company's and Greenwood's obligation to consummate the Transaction. In order to satisfy this condition and other conditions to consummation of the Transaction contained in the Asset Purchase Agreement, including, without limitation, the release by CSFB of its lien on the Freehold property and the Ten Acre Parcel and CSFB's approval of the Lease, as well as obtain certain other approvals, the Company and its subsidiaries are currently negotiating the terms of an approval agreement with CSFB (the "CSFB Approval Agreement"). Under the proposed terms of the CSFB Approval Agreement, CSFB will approve the Transaction and the Delaware Settlement, and will waive the Company's existing defaults under the CSFB credit facility, subject to the satisfaction of certain conditions. Conditions to CSFB's approval of the Transaction and the Delaware Settlement are expected to include, without limitation: (i) providing CSFB with releases from any claims raised in the Delaware Settlement; (ii) the dismissal with prejudice of the Quigley action, two actions against various directors of the Company and affiliated parties pending in New Jersey District Court (to which the Company is not a party), and the bankruptcy proceedings concerning Robert E. Brennan; (iii) the modification of CSFB's warrant to purchase 497,153 shares of the Company's Common Stock to provide that such warrant is immediately exercisable (the exercise price of such warrant is $4.375 per share, subject to adjustment in certain events); (iv) the creation of a new class of preferred stock having the right to elect an "independent director" (whose vote would be required for, among other things, any amendments to the Company's Certificate of Incorporation or for the filing of a bankruptcy action) and which preferred stock automatically expires 367 days after the Company's loan obligations to CSFB have been paid in full; (v) the occurrence of the NPD and LVEN Effective Dates (as defined in the Delaware Stipulation) under the Delaware Settlement; and (vi) the payment by the Company of CSFB's legal fees incurred in connection with the CSFB Approval Agreement. The Company is also seeking to refinance the CSFB credit facility in order to obviate the necessity of obtaining CSFB's approval. However, there can be no assurance that the Company would be able to refinance the CSFB credit facility on terms favorable to the Company or at all prior to the consummation of the Transaction.

The Fairness Opinion

         Receipt of an opinion from a nationally recognized investment banking firm that the Transaction is fair to the stockholders of the Company from a financial point of view (a "Fairness Opinion") is a condition precedent to the Company's obligation to consummate the Transaction. The Company has retained Janney Montgomery Scott Inc. ("JMS") to render the Fairness Opinion. As part of its investment banking business, JMS is regularly engaged in valuation of businesses in connection with the sale of assets and other similar transactions and valuations for other corporate purposes. The Company has selected JMS to render the Fairness Opinion on the basis of its experience and expertise in transactions similar to the Transaction.


                       TAX CONSEQUENCES OF THE TRANSACTION

         The Company will recognize gain or loss for Federal and New Jersey income tax purposes on the sale of the Freehold assets and the Ten Acre Parcel in an amount equal to the difference between the amount realized on the sale and the Company's adjusted tax basis in those assets. The Company will also recognize ordinary income (to the extent such income is not offset by expenses) from the rental of the Garden State property as such rental is accrued.

         The Company believes that for Federal income tax purposes the gain, if any, resulting from the sale will not result in any material tax liability, in part because of the availability to the Company of net operating loss carryovers. These net operating loss carryovers, however, are not available for New Jersey corporate income tax purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of December 1, 1998, the number of shares of the Company's Common Stock owned beneficially by (i) each beneficial owner of more than 5% of such Common Stock, (ii) each named executive officer and director of the Company and (iii) all executive officers and directors of the Company as a group (calculated in accordance with Rule 13d-3 under the Exchange Act). In the case of persons other than executive officers and directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, each person or entity has sole voting and dispositive power with respect to the shares of Common Stock listed below. As of December 1, 1998, the Company had 13,978,101 shares of Common Stock issued and outstanding. In addition to the Common Stock, the Company has 362,480 shares of Class A Convertible Preferred Stock, par value $100 per share (the "Preferred Stock"), issued and outstanding. The Preferred Stock is not convertible into Common Stock and has no voting rights.

            Name and Address of                           Amount and Nature of                        Percent of
            5% Beneficial Owner                          Beneficial Ownership(1)                        Class
            -------------------                          -----------------------                      -----------
Nunzio P. DeSantis                                            4,997,884(2)                               35.8%

Cole, Schotz, Meisel, Forman &                                2,904,016(3)                               20.8%
Leonard, P.A.
25 Main Street
Hackensack, NJ  07602

Anthony Coelho                                                2,904,016(4)                               20.8%

NPD, Inc.                                                     2,904,016(5)                               20.8%
600 Central Avenue, SW
Albuquerque, NM  87102

Casino-Co Corporation                                         2,093,868(6)                               15.0%
1801 Century Park East
Los Angeles, CA  90067

The Family Investment Trust                                   1,090,731(7)                               7.8%
(Henry Brennan, Trustee)
340 North Avenue
Cranford, NJ  07016

Credit Suisse First Boston                                    2,419,509(8)                               14.9%
Mortgage Capital LLC
Eleven Madison Avenue
New York, NY  10010

Frank A. Leo                                                   732,201(9)                                5.2%
44 Minebrook Road
Colts Neck, NJ  07722

Francis W. Murray                                            300,000(10)(11)                             2.1%

Robert J. Quigley                                              105,830(12)                                 *

Joseph Zappala                                                 100,000(13)                                 *

Christopher C. Castens                                         50,200(14)                                  *


            Name and Address of                           Amount and Nature of                        Percent of
            5% Beneficial Owner                          Beneficial Ownership(1)                         Class
            -------------------                          -----------------------                       ----------
Richard E. Orbann                                              75,000(11)                                  *

Edward Ryan                                                    50,000(11)                                  *

William H. Warner                                              75,124(15)                                  *

All Executive Officers and                                      5,754,038                                39.5%
Directors as a Group (8 persons)
(1)(3)(4)(11)(12)(13)(14)(15)


--------------------
The above persons have sole voting and investment power, unless otherwise indicated below.

*        Less than 1%.

(1) With respect to each stockholder, includes any shares issuable upon exercise of any options held by such stockholder that are or will become exercisable within sixty days of September 30, 1998.

(2) Mr. DeSantis is a director of the Company. Includes 2,904,016 shares beneficially owned by NPD, Inc. ("NPD") as to which Mr. DeSantis may be deemed to be the beneficial owner and 2,093,868 shares owned of record by Casino-Co Corporation ("Casino-Co") as to which Mr. DeSantis holds a proxy to vote all or a portion of the shares until the occurrence of certain events. Does not include 5,000,000 shares of Common Stock issuable upon exercise of options granted subject to stockholder approval at the next annual meeting, of which options issuable with respect to 1,000,000 shares would be immediately exercisable. Upon consummation of the Delaware Settlement, the NPD shares will be repurchased by the Company, the Casino-Co shares will be retired and Mr. DeSantis' options will be cancelled.

(3) Pursuant to a Pledge of Stock Agreement in favor of Robert E. Brennan, Cole, Schotz, Meisel, Forman and Leonard P.A. are the record owners of 2,904,016 shares of Common Stock beneficially owned by NPD.

(4) Mr. Coelho is a director of the Company. Consists of 2,904,016 shares beneficially owned by NPD, as to which Mr. Coelho may be deemed to be the beneficial owner. Does not include 1,000,000 shares of Common Stock issuable upon exercise of options granted subject to stockholder approval at the next annual meeting, of which options issuable with respect to 200,000 shares would be immediately exercisable. Upon consummation of the Delaware Settlement, the NPD shares will be repurchased by the Company and Mr. Coelho's options will be cancelled.

(5) Upon consummation of the Delaware Settlement, these shares will be repurchased by the Company.

(6) Such shares are subject to a proxy granted to Mr. DeSantis to vote all or a portion of the shares until the occurrence of certain events. Upon consummation of the Delaware Settlement, these shares will be retired.

(7) Henry Brennan is the brother of Robert E. Brennan, former Chairman and principal stockholder of the Company, whose adult sons are the beneficiaries of the trust.

(8) Includes 1,044,000 shares of Common Stock issuable upon exercise of warrants and 1,142,857 shares of Common Stock issuable upon conversion of a note held by CSFB.

(9) Mr. Leo was a director of the Company until July 23, 1998. Includes 200,000 shares of Common Stock issuable upon exercise of options.

(10)     Mr. Murray is a director of the Company.

(11)     Consists of shares of Common Stock issuable upon exercise of options.

(12) Includes 100,000 shares of Common Stock issuable upon exercise of options.

(13) Mr. Zappala is a director of the Company. Consists of shares of Common Stock issuable upon exercise of options. Upon consummation of the Delaware Settlement, these options will be cancelled.

(14) Includes 50,000 shares of Common Stock issuable upon exercise of options and 200 shares of Common Stock owned of record by Mr. Castens' wife, as to which Mr. Castens may be deemed to be the beneficial owner.

(15) Includes 75,000 shares of Common Stock issuable upon exercise of options.


                 INTERESTS OF CERTAIN PARTIES IN THE TRANSACTION

         As more fully described in this Information Statement under the captions "Use of Proceeds" and "Legal Proceedings - The Delaware Settlement," the Delaware Settlement will be financed with proceeds of the Transaction. Upon consummation of the Delaware Settlement, the Company will purchase the 2,904,016 shares of the Company's Common Stock owned by NPD for $4.6 million in cash and the assumption by the Company of the $5.8 million note issued by NPD and held by the Trustee in bankruptcy proceedings relating to Robert E. Brennan, the Company's former Chairman and principal stockholder (the "Brennan Bankruptcy"). Nunzio P. DeSantis, the Company's Chief Executive Officer, President and a director, and Anthony Coelho, the Company's Chairman, are the sole stockholders of NPD. Simultaneous with such purchase, (i) all contracts (including option grants and employment and consulting agreements) between the Company and Messrs. DeSantis and Coelho will be terminated and (ii) Messrs. DeSantis and Coelho will resign from the Company's Board.


                               MARKET INFORMATION

         From April 4, 1985 until October 13, 1997, the Company's Common Stock and Preferred Stock were traded on the American Stock Exchange ("AMEX") under the symbol "ITB." Because the Company had not filed its Annual Report on Form 10-K for Fiscal 1997 within the prescribed time period, on October 13, 1997, AMEX suspended trading in the Common Stock and the Preferred Stock. The Company has since filed the 1997 Form 10-K and is current on all of its filings with the Securities Commission. However, effective August 7, 1998, the Company's Common Stock and Preferred Stock were delisted from trading on AMEX for the failure to meet certain listing criteria. The last sale price on the last trading date (October 13, 1997) was $3.50.

         Application is being made to initiate quotation of the Common Stock and the Preferred Stock on the OTC Bulletin Board. In the interim, the stock is listed for quotation on the NQB Pink Sheets.

         Since October 13, 1997, there has been no established trading market for the Company's Common Stock, notwithstanding that the Common Stock is listed for quotation on the NQB Pink Sheets.

         On September 17, 1998, Tatekawa Holdings, LLC, a Delaware limited liability company ("Tatekawa"), commenced an unsolicited tender offer for up to 4.9% of the Company's issued and outstanding shares of Common Stock at a price of $.25 per share (the "Tatekawa Offer"). By a letter dated October 16, 1998, the Company informed its stockholders that, upon careful consideration of the Tatekawa Offer and the Board's belief that the Tatekawa Offer represented a substantial discount to the estimated book value of the Company's Common Stock ($2.50 per share), the Board believed that the Tatekawa Offer was not in the best interest of the stockholders. As of November 11, 1998, pursuant to such tender offer, Tatekawa had acquired an aggregate of 389,257 shares of Common Stock, representing 2.8% of the current issued and outstanding shares of Common Stock and 4.3% after giving effect to the Delaware Settlement and the repurchase of the Common Stock held by NPD and LVEN, respectively.

                                LEGAL PROCEEDINGS

         On or about September 10, 1997, three actions were filed in the Delaware Court of Chancery in and for New Castle County, each of which named the Company as a nominal defendant and one of which was subsequently dismissed. Additionally, two actions were filed in New Jersey naming the Company as a nominal defendant, one of which is a derivative action filed on or about February 24, 1998 in the United States District Court for the District of New Jersey (the "New Jersey District Court"), and the other is a purported class action filed on or about July 15, 1998 in the Superior Court of New Jersey (the "New Jersey State Court"). As described more fully below, pursuant to the terms of a Stipulation and Agreement of Compromise, Settlement and Release dated July 2, 1998 (the "Delaware Stipulation"), upon satisfaction of certain conditions set forth in the Delaware Stipulation, the actions pending in Delaware are to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the actions thereunder (the "Delaware Settlement"). Further, pursuant to a memorandum of understanding entered into on August 18, 1998 (the "New Jersey Memorandum"), upon satisfaction of certain conditions, the actions pending in New Jersey are to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the actions thereunder (the "New Jersey Settlement").

The Delaware Actions

         In Delaware, the Company is a party to the following actions:

                  (i) Robert J. Quigley, Frank A. Leo and The Family Investment Trust (Henry Brennan as Trustee) v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl, Joseph Zappala, Joseph A. Corazzi, Las Vegas Entertainment Network, Inc. and International Thoroughbred Breeders, Inc., C.A. No.15919NC ("Quigley"), is a derivative suit brought by two then Directors (Messrs. Quigley and Leo) and the Family Investment Trust (collectively, the "Quigley Plaintiffs") which alleges, among other things, that Messrs. DeSantis, Abraham, Coelho, Scholl and Zappala (the "New Directors") have breached their fiduciary duties to the Company, usurped corporate opportunities belonging to the Company and incorrectly stated minutes of Board meetings to omit material discussions. The Quigley complaint alleges that the New Directors entered into certain agreements on behalf of the Company in violation of the "super-majority" voting provisions of the Company's By-laws and their fiduciary duty to the Company. The Quigley complaint seeks (i) a declaratory judgment that (a) certain actions taken by the New Directors are null and void and (b) the "super-majority" By-law provisions remain in full force and effect, (ii) rescission of certain actions taken by the New Directors and (iii) damages as a result of the allegedly unauthorized and unlawful conduct of the defendants. On November 7, 1997, the New Directors and the Company filed answers to the Quigley complaint denying all of the material allegations contained in the Quigley complaint.

         On November 18, 1997, the Company filed an amended answer and counterclaim (the "Counterclaim") against Messrs. Quigley, Leo, Francis Murray and Dees (collectively, the "Counterclaim Defendants"). The Counterclaim alleges that the Counterclaim Defendants have breached their fiduciary duties to the Company by (i) adopting, and subsequently refusing to recognize the repeal of certain "super-majority" By-law provisions in order to aid Brennan in retaining control of the Company's business affairs and jeopardizing the Company's licenses and registrations, (ii) interfering in the Company's hiring of new independent auditors thereby causing the Company to be delinquent in its required filings with the Commission and causing the suspension of trading in the Company's stock on AMEX, (iii) using corporate funds for their personal uses and (iv) usurping corporate opportunities properly belonging to the Company. The Counterclaim seeks injunctive relief enjoining the Counterclaim

Defendants from, among other things, interfering in the Company's day-to-day business operations, the establishment of a constructive trust over certain assets of the Counterclaim Defendants, a declaratory judgment that the "super-majority" voting provisions have been repealed and money damages. The Counterclaim Defendants filed an answer to the Counterclaim on January 12, 1998 denying all of the material allegations and, in addition, Mr. Murray asserted a wrongful discharge claim and seeks monetary damages.

         (ii) James Rekulak v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl, Joseph Zappala, Las Vegas Entertainment Network, Inc. and Joseph A. Corazzi and International Thoroughbred Breeders, Inc., C.A. No. 15920 ("Rekulak"). The Rekulak action is a derivative suit which in essence repeats the allegations contained in the Quigley complaint and seeks similar relief. The Rekulak action was consolidated with the Quigley action pursuant to a stipulation and order dated January 13, 1998. The Quigley and Rekulak actions are sometimes hereinafter collectively referred to as the "Delaware Actions."

         In order to settle the Quigley Action, on July 2, 1998 the Company entered into the Delaware Stipulation.

The New Jersey Actions

         In New Jersey, the Company is a party to the following actions:

         (i) Myron Harris, derivatively on behalf of International Thoroughbred Breeders, Inc. v. Nunzio P. DeSantis, Anthony Coelho, Kenneth W. Scholl, Michael Abraham, Joseph Zappala, Frank A. Leo, Robert J. Quigley, Charles R. Dees, Jr. and Francis W. Murray, C.A. No. 98-CV- 517(JBS)("Harris-Federal"). The Harris-Federal action is a derivative suit brought by a stockholder of the Company. The factual allegations and claims asserted in the Harris-Federal complaint are virtually identical to the claims asserted in the Quigley complaint and in the Counterclaim asserted by the Company in the Quigley action. On May 4, 1998, all defendants filed a motion to dismiss or, in the alternative, a motion to stay the Harris-Federal action, pending resolution of the Quigley action. The New Jersey District Court has not ruled on that motion. On May 4, 1998, the plaintiff filed an amended complaint to, among other things, add another stockholder as an additional plaintiff.

         (ii) Myron Harris and Howard Kaufman v. Nunzio P. DeSantis, Anthony Coelho, Kenneth W. Scholl, Michael Abraham, Joseph Zappala, Frank A. Leo, Robert
J. Quigley and Charles R. Dees, Jr., Cam-L-5534-98 ("Harris-State"). The Harris-State action is a purported class action suit brought by the same plaintiffs as the Harris-Federal action. The complaint alleges that the Harris-State defendants breached their fiduciary duties to the Company's stockholders by failing to file timely audited financial statements for the fiscal year ended June 30, 1997, resulting in the indefinite suspension of trading of the Company's stock on AMEX. Prior to filing pleadings in response to the Harris-State complaint, the defendants entered into the New Jersey Memorandum. The Harris-Federal and Harris-State actions are hereinafter sometimes collectively referred to as the "New Jersey Actions".

         In order to settle the Harris-State action, on August 18, 1998 the Company entered into the New Jersey Memorandum.

         Upon satisfaction of certain conditions contained in the Delaware Stipulation and the New Jersey Memorandum, respectively, the Delaware Actions and the New Jersey Actions will be fully and finally dismissed with prejudice, and the parties to the respective settlements will provide mutual releases of all claims raised in the respective proceedings.

Delaware Settlement

         The Delaware Settlement is subject to certain conditions, including without limitation, the approval of CSFB (or an alternative lender) and certain approvals by the United States Bankruptcy Court handling the Brennan Bankruptcy. The Delaware Settlement was described in a notice which was dated July 13, 1998 and which was mailed to the Company's stockholders on July 23, 1998. Following a settlement hearing on August 25, 1998, the Delaware Settlement was approved by the Delaware Court of Chancery on October 6, 1998.

         Upon the satisfaction of certain conditions set forth in the Delaware Stipulation, including those described above, the Delaware Settlement provides for the following actions:

                  (i) The purchase by the Company of the 2,904,016 shares of the Company's Common Stock owned by NPD for $4.6 million in cash and the assumption by the Company of the $5.8 million note issued by NPD and held by the Trustee in the Brennan Bankruptcy. Simultaneous with such purchase, all contracts (including option grants and employment and consulting agreements) between the Company and each of Messrs. DeSantis, Coelho, Zappala (each of whom is currently a director of the Company) and Messrs. Scholl and Abraham (each of whom is a former director of the Company), will be cancelled and Messrs. DeSantis, Coelho and Zappala will resign from the Company's Board. Messrs. Scholl and Abraham and Frank A. Leo and Charles R. Dees resigned from the Company's Board on July 23, 1998 upon the mailing of the Delaware Stipulation to the Company's stockholders.

                  (ii) LVEN had the exclusive right to market and sell the El Rancho Property until November 20, 1998 (120 days after the date the notice of the Delaware Settlement was mailed to the Company's stockholders). LVEN and the Company each have the right to market and sell the El Rancho Property between November 20, 1998 and April 19, 1999 (270 days after the mailing of the Delaware Settlement notice) for a sale price resulting in at least $44.2 million to the Company and $12.0 million to LVEN. If, within 30 days prior to the end of the escrow period, LVEN obtains a $44.2 million loan for the benefit of the Company, LVEN will have a non-exclusive right to sell the El Rancho Property for an additional year, for a sale price resulting in at least $44.2 million to the Company.

                  (iii) The termination of certain agreements to which the Company is a party , including without limitation, all agreements among the Company and each of LVEN and its subsidiaries.

         Until all of the transactions contemplated by the Delaware Settlement are consummated or the Delaware Settlement is terminated according to its terms,
(a) the Company may not approve, amend or terminate any agreement or incur any additional liabilities, expenses or obligations in excess of $10,000 without the prior written approval of directors Coelho and Quigley, and (b) the Company and its subsidiaries may not take any significant action, including any merger, purchase or sale of assets for $50,000 or more, issue any securities, approve or amend employment or consulting agreements, borrow $50,000 or more, fill any vacancy on the Company's Board, proceed with any meeting of stockholders, declare or pay any dividend or other distribution, consummate any tender offer, restructuring, recapitalization or reorganization, or amend the Company's By-laws without the unanimous consent of the Company's Board.

New Jersey Settlement

         The parties to the New Jersey Action have agreed in principle to the settlement of the Harris-State Action and, as a result of the approval of the Delaware Settlement by the Delaware Court of Chancery, the dismissal of the Harris-Federal action. Subject to the approval of the New Jersey District Court in the Harris-Federal action, the individual defendants and the Company will pay the aggregate sum of $150,000 for the plaintiffs' counsel fees and expenses related to the Harris-Federal action (any incentive award to plaintiffs Harris and Kaufman are to be paid out of such sum). Under the proposed settlement of the Harris-State action, (i) the Company's Audit Committee will be restructured so as to facilitate the procurement and timely filing of audited financial statements in the future and (ii) the Company will take all appropriate actions necessary to promptly initiate the quotation of the Company's Common Stock and Preferred Stock on the OTC Bulletin Board. For purposes of the settlement of the Harris-State Action only, a class will be certified consisting of all holders of the Company's stock between October 13, 1997 (the date AMEX suspended trading of the Company's stock) and the date the Company's stock is quoted for trading on the OTC Bulletin Board. The completion of the New Jersey Settlement remains subject to various conditions, including, without limitation, the execution of the definitive settlement documents and the approval of the settlement by the New Jersey State Court.


                         SELECTED FINANCIAL INFORMATION

         The Selected Financial Information presented below for each of the years in the five year period ended June 30, 1998 and balance sheet information at June 30, 1994, 1995, 1996, 1997 and 1998 have been derived from the audited consolidated financial statements of the Company. The financial information for the three month periods ended September 30, 1997 and 1998 is derived from the unaudited consolidated financial statements of the Company.

         The data set forth in the chart below is not indicative of the Company's future financial condition or results of operations due to the Company's decision to sell all of its assets. See "Introduction - Sale of Remaining Assets." In addition to the sale of all of the real property and related assets of Freehold and the Ten Acre Parcel, the holder of shares of Common Stock and proxies collectively representing a majority of the Company's outstanding Common Stock has informed the Company that he intends to consent to the disposition of the Remaining Assets on the terms and conditions set forth in the Stockholder Consent. See "The Company - Garden State Park" and "- El Rancho Property" for a discussion of the appraised values of Freehold Raceway, Garden State Park and the El Rancho Property, respectively. See "The Transaction -The Stockholder Consent."

SELECTED FINANCIAL INFORMATION
------------------------------

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


                                        Three Months Ended
                                           September 30,                                    Years Ended June 30,
                                 --------------------------------   ---------------------------------------------------------------
                                       1998            1997             1998            1997         1996       1995(3)    1994
                                       ----            ----             ----            ----         ----       -------    ----
(Loss) Income from               $ (4,142,156)     $(4,770,146)     $(25,468,850)  $(15,144,053) $(2,779,987) $  386,966 $1,681,878
continuing operations (2)

Income from Discontinued         $  2,142,704      $ 1,726,264      $  7,207,633   $  1,594,096  $ 1,710,276  $2,011,485 $  818,717
Operations (1)

(Loss) Income Before             $ (1,999,452)     $(3,043,882)     $(18,261,217)  $(13,549,957) $(1,069,712) $2,398,452 $2,500,595
Extraordinary Item

Net (Loss) Income (4)            $ (1,999,452)     $(3,043,882)     $(18,261,217)  $(17,387,582) $(1,069,711) $2,398,452 $2,500,595

Per Common Share:

(Loss) Income before             $      (0.29)     $     (0.34)     $      (1.82)  $      (1.29) $     (0.26) $     0.04 $     0.18
Discontinued Operations and
Extraordinary Item

Income from Discontinued         $       0.15      $      0.12      $       0.51   $       0.14  $      0.16  $     0.21 $     0.09
Operations

(Loss) Income before             $      (0.14)     $     (0.22)     $      (1.31)  $      (1.15) $     (0.10) $     0.25 $     0.27
Extraordinary Item

Net (Loss) Income                $      (0.14)     $     (0.22)     $      (1.31)  $      (1.48) $     (0.10) $     0.25 $     0.26

Weighted Average Number of       $ 13,978,100      $13,978,067      $ 13,978,086   $ 17,715,256  $10,536,414  $9,551,369 $9,547,900
Shares


                                           September 30,                                     June 30,
                                 --------------------------------   ---------------------------------------------------------------
                                       1998            1997          1998          1997           1996         1995        1994
                                       ----            ----          ----          ----           ----         ----        ----
Working Capital Deficiency      $ (37,749,630)   $(43,499,328)  $(36,744,740)  $(41,300,996)  $ (3,916,684) $ 7,740,788  $16,038,454

Total Assets                    $ 118,032,295    $163,985,049   $120,252,901   $164,694,029   $144,880,933  $97,469,045  $74,433,411

Long-Term Debt                  $         -0-    $ 12,994,132   $        -0-   $ 13,131,003   $ 50,992,702  $15,599,097  $       -0-

Stockholders' Equity (5)        $  57,915,160    $ 73,406,438   $ 59,913,361   $ 75,651,933   $ 79,318,105  $72,206,437  $69,807,985


(1) Prior to June 30, 1998, the Company decided to sell its racing operations. As a result, such operations have been classified as discontinued operations for all periods presented.

(2) The (loss) income from continuing operations primarily consists of corporate expenses, charges and write-offs for years subsequent to June 30, 1995. The years ended June 30, 1995 and 1994 reflect investment income of approximately $3.4 million and $3.3 million, respectively, reduced by corporate expenses and charges.

(3) On January 1, 1995, the Company completed its purchase of Freehold Raceway. The results of operations include the results of Freehold Raceway from such date.

(4) Net Loss for the fiscal year ended June 30, 1997 is after an extraordinary loss on early extinguishment of debt in the amount of $3,837,625.

(5) The Company did not pay cash dividends during any of the periods shown above.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

         The Company's working capital, as of September 30, 1998, was a deficit of ($37,749,630) which represents a decrease in the deficit of approximately $5,750,000 from the September 30, 1997 working capital deficit of ($43,499,328). The decrease in the deficit was caused in part by the re-classification of certain assets and current liabilities in connection with the discontinued racetrack operations, offset by losses incurred from operations. At September 30, 1998, the interest rate on the CSFB credit facility was 12.34%. The Company is not in compliance with certain non-financial covenants of the CSFB credit facility. As a result of not receiving waivers of these violations, CSFB could accelerate the $55 million loan at anytime. The loan matures June 1, 1999.

         The net loss for the three months ended September 30, 1998 was ($1,999,452). Cash flows used in operating activities amounted to approximately $482,000. The net loss incurred by the Company includes approximately $1,200,000 of non-cash expenses during the period.

         Cash provided by financing activities was $1,740,543 during the three months ended September 30, 1998, consisting principally of amounts drawn from an interest escrow account established in connection with CSFB credit facility in the amount of $1,987,585.

         The Company's scheduled principal payment on debt service are expected to be approximately $55,514,000 during the twelve months ending September 30, 1999.

         Provided CSFB does not make a demand for payment on the CSFB note, and continues to release funds in the interest reserve account, the Company estimates that the funds made available from the CSFB credit facility and placed in the interest reserve account, together with cash generated from the Company's operations prior to the sale of the discontinued operations, will be sufficient to finance its current operations and expected expenditures and carrying costs of the El Rancho Property until February 1999.

         The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Footnote 1 to the consolidated financial statements, the Company is in violation of several loan covenants with its major lender, is party to various legal proceedings and their proposed settlements, and has sustained a loss of approximately $18.3 million for the year ended June 30, 1998 and a loss of approximately $2,000,000 for the three months ended September 30, 1998, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Footnote 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         Seasonality and Effect of Inclement Weather. Because horse racing is conducted outdoors, a number of variables contribute to the seasonality of the business, most importantly the weather. Weather conditions, particularly during the winter months, sometimes cause cancellations of races or severely curtail attendance, which reduces both live racing and simulcast wagering at on-site and off-site facilities.

         In addition, a disproportionate amount of the Company's revenue is received during the period September through May of each year because Garden State Park and Freehold Raceway conduct only simulcast receiving (not live racing) during the summer months. As a result, the Company's revenue has been the greatest in the second and third quarters of its fiscal year.

         Impact of Year 2000 on the Company's Systems. The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year, which may result in systems failures and disruptions to operations at January 1, 2000. Management is in the process of determining whether all of the Company's accounting and operational systems are year 2000 compliant. The Company has initiated formal communications with its suppliers of the racetrack pari-mutuel computer systems to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 issue. Although there can be no assurance, management does not expect the costs associated with any required conversions of systems to ensure year 2000 compliance to be significant and expects to be Year 2000 compliant by its fiscal 1999 year end.

         Inflation. To date, inflation has not had a material effect on the Company's operations.

Results of Operations

         Three Months Ended September 30, 1998 Compared to Three Months Ended September 30,1997. On July 2, 1998, the Company entered into the Asset Purchase Agreement. Accordingly, the operating results of the racetrack subsidiaries have been segregated and reported as discontinued operations for each of the periods presented. Also, on the same date, the Company entered into the Delaware Stipulation to settle certain pending litigation. Among other actions, the Delaware Settlement contemplates the disposition of the El Rancho Property.

         For the first quarter of Fiscal 1999, The Company's loss from continuing operations was ($4,142,156) as compared to a loss from continuing operations for the comparable period in prior fiscal year of ($4,770,146), a decrease in the loss of $627,990. This decrease in the loss from continuing operations was primarily the result of a decrease in general and administrative expenses primarily as a result of non-employee option expense of $795,858 recognized in the prior fiscal year's first quarter, partially offset by a decrease in interest income and an increase in amortization of finance costs and casino carrying costs in the comparable quarters.

         Income from discontinued operations was $2,142,704 for the first quarter of Fiscal 1999 as compared to income from discontinued operations for the first quarter of Fiscal 1998 of $1,726,264, an increase of $416,440. During the first quarter of Fiscal 1999, revenue from racetrack operations at Freehold Raceway and Garden State Park decreased by an aggregate of $236,905 from the comparable prior fiscal quarter and racetrack operating expenses decreased by $665,229 during the same period, primarily as a result of a decrease in wages and benefits and outside services at the two facilities. See the separate results for Garden State Park and Freehold Raceway below.

         During the first quarter of Fiscal 1999, the Company incurred a net loss of ($1,999,452) as compared to a net loss of ($3,043,882) for the comparable quarter in Fiscal 1998. The decrease in net loss of $1,044,430 was the result of those differences described above.

         Garden State Park

         Garden State Park's Fiscal 1999 Harness Meet began September 4, 1998 and is scheduled to run 51 days until December 12, 1998. Garden State Park has received approval from the New Jersey Racing Commission to run a 38 day Thoroughbred Meet from March 19, 1999 to May 22, 1999 and a 51 day Harness Meet in fiscal 2000 from August 27, 1999 to December 18, 1999. During these race meetings, Garden State Park simulcasts its live racing to other racetracks, other licensed venues and certain Atlantic City casinos. Simulcasting into the racetrack from other racetracks continues throughout the year.

         During the three months ended September 30, 1998, Garden State Park's revenue of $6,075,048 decreased ($278,739) from the $6,353,787 for the corresponding three month period, primarily reflecting the effect of a decrease in revenues generated from simulcasting to other racetracks and in live wagering income. Expenses decreased $475,402 or 8%. The decreased expense is principally attributable to a decrease in wages and benefits of $80,000 or 4% as a result of the Company's effort to cut overhead and operating costs, a reduction of outside services during simulcast periods and a reduction in utilities, insurance and materials and supplies. As a result of the decreased revenues and an even greater decrease in expenses, Garden State Park realized net income of $859,386, as compared to net income of $662,723 in the same quarter of the prior fiscal year.

         During the three month period ended September 30, 1998, the average live wagering at Garden State Park was $118,000, a 22% decrease from the corresponding prior period. During the first quarters of Fiscals 1998 and 1997, 15 and 14 days, respectively, of live racing were conducted. During the periods of live racing, Garden State Park also simulcasted its racing signal to other race tracks around the country. The average simulcast wagering at these tracks decreased 17% over the prior year. During the period of live racing and most other days, Garden State Park receives simulcasts from other racetracks during the day and evening. The average daily wagering on simulcasts was $285,000 for the three months ended September 30, 1998, a 5% decrease from the corresponding prior period amount of $300,000.

         o        Freehold Raceway

         The Company conducts its Harness Meet through Freehold and ACH, the operating companies of Freehold Raceway. The Freehold Fiscal 1999 Harness Meet began August 13, 1998 and is scheduled to run for 99 days through December 31, 1998. ACH has received approval from the New Jersey Racing Commission to run its Fiscal 1999 Harness Meet for 101 days from January 1, 1998 through May 31, 1999. Freehold has received approval from the New Jersey Racing Commission to run its fiscal 2000 Harness Meet for 91 days from August 12, 1999 through December 31, 1999.

         During the three months ended September 30, 1998, Freehold Raceway's revenue was $8,230,333, a slight increase from the corresponding three month period of the prior year, primarily reflecting the result of an increase in revenues from receiving simulcasting, partially offset by a decrease in revenues resulting from a two day decrease in the number of live race days and decreases in average wagering from live racing and sending simulcasting. Expenses decreased $189,827 or 3% for the three months ended September 30, 1998 when compared to the same period last year, primarily as a result of the Company's continued effort to cut overhead and operating costs. As a result of the overall increased revenues and decreased expenses, Freehold Raceway realized net income of $1,283,318 as compared to net income of $1,063,542 in the same quarter last year.

         During the three month period of harness racing ended September 30, 1998, the average live wagering at Freehold Raceway was $217,638, a 6% decrease from the corresponding prior period amount of $230,573. During the three month period ended September 30, 1998, 35 live days of wagering were conducted and 37 days were conducted in the corresponding prior period. During the periods of live racing, Freehold Raceway also simulcasted its racing signal to other race tracks around the country. The average simulcast wagering at these tracks decreased 6% over the prior year. During periods of live racing and most other days, Freehold Raceway receives simulcasts from other racetracks during the day and evening. The average daily wagering on simulcasts was $325,880 for the three months ended September 30, 1998, a 4% increase from the corresponding prior period amount of $312,880.

         Fiscal Year Ended June 30, 1998 Compared to Fiscal Year Ended June 30, 1997. Prior to June 30, 1998, the Company determined to sell its racetracks. On July 2, 1998, the Company entered into the Agreement. Accordingly, the operating results of the racetrack subsidiaries have been segregated and reported as discontinued operations for each of the three years in the period ended June 30, 1998. Also, on the same date, the Company entered into the Delaware Stipulation to settle certain pending litigation. Among other actions, the Delaware Settlement contemplates the disposition of the El Rancho Property.

         The Company's Fiscal 1998 loss from continuing operations was ($25,468,850) as compared to a loss from continuing operations for the prior fiscal year of ($15,144,053), an increase in the loss of $10,324,797. This increase in the loss from continuing operations was primarily the result of: (a) an increase in general and administrative expenses of $6,073,387; (b) an increase in interest expense of $5,517,093; (c) an increase in amortization of financing costs of $1,910,674; and (d) the estimated loss in connection with the adjustment to fair market value of the El Rancho Property of $3,429,251. The increase in the loss was offset by (i) a write-off in Fiscal 1997 of $2,585,000 in non-refundable deposits associated with the termination of an option to purchase a parcel of land adjoining the El Rancho Property, (ii) a write-off of $2,543,968 in Fiscal 1997 associated with the termination of the Starship Orion concept for the future development of the El Rancho Property, which costs were expensed in Fiscal 1997, (iii) a decrease of $799,460 in El Rancho Property carrying costs from $1,773,627 in Fiscal 1997 to $974,167 in Fiscal 1998 and
(iv) an increase in interest income of $677,181.

         General and administrative expenses of $11,615,972 for Fiscal 1998 increased $6,073,387 or 110% from the prior fiscal year amount of $5,542,585. The increase in general and administrative expenses was principally attributable to: (1) the accrual of an estimated charge of $3,748,000 the Company will incur in connection with the purchase of the 2,904,016 shares from NPD and the termination of certain agreements upon consummation of the Delaware Settlement; the charge of $3,748,000 represents the difference between the amount the Company will pay for the shares and their estimated fair value; (2) an increase in legal expenses of $2,400,000 from $900,000 in Fiscal 1997 to $3,300,000 in Fiscal 1998, primarily as the result of legal expenses associated with the various director and stockholder lawsuits; (3) an increase in officer and corporate administrative salaries and benefits of $470,000; and (4) an increase in non-employee option expenses of $337,500; offset by decreases in (i) taxes of $400,000, (ii) rental expense of $360,000 and (iii) various executive travel and related expenses of $262,000. In the absence of a public market for the Company's Common Stock, management has determined the estimated fair value of the Common Stock referred to in clause (1) above, to be the anticipated book value attributable to the Common Stock after taking into account the estimated operating results until the disposition of the racetrack operations assumed to occur on December 31, 1998, the disposal of the racetrack assets and the El Rancho Property, and other transactions contemplated in the Delaware Settlement. There can be no assurance that all of these transactions will occur or if they will occur at the estimated amounts.

         The increase in interest expenses of $5,517,093 was principally attributable to higher interest rates and higher indebtedness levels of the Company and the fact that interest was expensed during Fiscal 1998 as compared to a portion of the interest being capitalized and a portion being expensed during Fiscal 1997, offset by an increase in interest income of $677,181 on the CSFB escrow funds. The increase in amortization of finance costs of $1,910,674 was principally due to the increased cost of the CSFB loan as compared to the cost of the Foothill loan.

         Income from discontinued operations was $7,207,633 for Fiscal 1998 as compared to income from discontinued operations for Fiscal 1997 of $1,594,096, an increase of $5,613,537. During Fiscal 1998, revenue from racetrack operations at Freehold Raceway and Garden State Park increased by an aggregate of $204,568 from the prior fiscal year and racetrack operating expenses decreased by $5,408,969 during the same period, primarily as a result of a decrease in wages and benefits and outside services at the two facilities. See the separate results for Garden State Park and Freehold Raceway below.

         During Fiscal 1998, the Company incurred a net loss of ($18,261,217) as compared to a net loss of ($17,387,583) for Fiscal 1997. The increase in net loss of $873,634 was the result of those differences described above and a decrease in a loss on early extinguishment of debt recognized in Fiscal 1997 in the amount of $3,837,625.

         The New Jersey Division of Gaming Enforcement ("DGE") has conducted an investigation of the Company and its directors and significant stockholders in connection with Garden State Park's and Freehold Raceway's licenses with the Casino Control Commission ("CCC") and the Racing Commission. The DGE issued a report to the CCC in September 1998 in which it objected to the qualification of one director who did not file an application and requested hearings for three stockholders. The director and one of the stockholders have requested hearings with the CCC and if the Delaware Settlement is consummated, the other two stockholders will no longer be required to qualify. The DGE also reserved the right to continue its investigation as to additional directors in the event the Delaware Settlement is not consummated. As a result of the DGE's report and subject to the consummation of the Delaware Settlement, the CCC and/or Racing Commission may undertake further proceedings which potentially could jeopardize the Company's racing licenses and ability to conduct business with any casino licensees, including simulcasting to Atlantic City casinos, which could have a significant negative impact on the Company's operations until the racetracks are sold or leased.

         o        Garden State Park

         During Fiscal 1998, Garden State Park ran its Harness Meet from September 5,1997 through December 12, 1997 (51 dates) and its Thoroughbred Meet from January 1, 1998 through May 23, 1998 (63 dates). During these race meetings, Garden State Park simulcasts its live racing to other racetracks, other licensed venues and certain Atlantic City casinos. Simulcasting into the racetrack from other racetracks continues throughout the year.

         During Fiscal 1998, Garden State Park's revenue increased $142,246 from $31,019,129 in Fiscal 1997 to 31,161,375 in Fiscal 1998, primarily a result of net increases in simulcasting revenues generated during the period of $784,000, partially offset by lower wagering and attendance from live racing throughout the year. Total expenses decreased $3,066,595 or 9% in Fiscal 1998,primarily as a result of a decrease in wages and benefits of $1,439,000 or 12%. Additional savings were realized by reducing outside services, advertising and promotions, insurance, materials and supplies and real estate taxes as a result of a settlement of a tax appeal filed effective January 1, 1998. As a net result, Garden State Park realized operating income of $1,303,717 during Fiscal 1998 as compared to an operating loss during Fiscal 1997 of ($1,905,124), a change of $3,208,841.

         The Fiscal 1998 Harness Meet (51 days) resulted in operating income of approximately $1,228,000, compared with the Fiscal 1997 Harness Meet (55 days) operating income of approximately $365,000. Daily on-track attendance and wagering at the track's Fiscal 1998 Harness Meet averaged 1,959 and $133,862, respectively, as compared to 2,206 and $154,242, respectively, during the Fiscal 1997 Harness Meet. The increase in operating income of $828,000 was principally attributed to a reduction in operating expenses as mentioned above.

         The Fiscal 1998 Thoroughbred Meet (63 days) had an operating loss of approximately ($285,000) compared to the Fiscal 1997 Thoroughbred Meet (62 days) operating loss of approximately ($1,955,000). The decrease in operating loss of $1,635,000 from Fiscal 1997 was principally attributed to a reduction in operating expenses during the period. Daily on-track attendance and wagering at Garden State Park's 1998 Thoroughbred Meet averaged 2,994 and $124,169, respectively. During the Fiscal 1997 Thoroughbred Meet, daily on-track attendance wagering averaged 2,929 and $154,407, respectively. Although the attendance at the Fiscal 1998 Thoroughbred Meet was approximately the same as compared to the Fiscal 1997 meet, the Company's revenue from simulcast receiving increased and wagering on live racing decreased during such period. Revenue from simulcast sending decreased $28,000 or 1% in 1998.

         During Fiscal 1998, the track had an operating income of approximately $360,000 during the non-racing periods as compared to an operating loss of approximately ($315,000) in the prior fiscal year's non-racing periods. The increase in the operating profit (from a loss to a profit) was primarily attributable to a reduction in operating expenses during the period.

         Simulcasting during Fiscals 1998 and 1997, both to and from other New Jersey racetracks, as well as out-of-state racetracks and casinos, accounted for approximately 84% and 82%, respectively, of revenue, while live racing and other income accounted for approximately 16% and 18%, respectively, of revenue at Garden State Park during Fiscals 1998 and 1997.

         o        Freehold Raceway

         During Fiscal 1998, Freehold Harness Meet from August 14, 1997 through December 31, 1997 for a total of 99 days. ACH ran its Harness Meet from January 1, 1998 through May 25, 1998 for a total of 97 days. During both race meets, Freehold Raceway simulcasts its live racing to other racetracks, other licensed venues and certain Atlantic City casinos. Simulcasting into the racetrack from other racetracks continues throughout the fiscal year.

         For Fiscal 1998, Freehold Raceway realized operating income of $5,903,916, an increase of $2,404,697 or 69% as compared to operating income of $3,499,219 for the prior fiscal year. During Fiscal 1998, Freehold Raceway's revenue was $37,475,074, a slight increase when compared to the corresponding period in the prior Fiscal year of $37,412,752. Expenses decreased $2,342,375 or 7% from Fiscal 1997 primarily as a result of a decrease in salary and benefit expense principally resulting from the Company's effort to cut overhead and operating costs, partially offset by an accrual for an executive terminated in the third quarter of Fiscal 1997. The decrease in expenses primarily accounted for the racetrack realizing income of $5,903,916 for Fiscal 1998 as compared to income of $3,499,219 for Fiscal 1997.

         The Fiscal 1998 Freehold Harness Meet conducted August 14, 1997 through December 1997, (99 days) resulted in operating income of approximately $2,280,000 as compared to the Fiscal 1997 Freehold Harness Meet (100 days) which resulted in operating income of approximately $1,425,000. Daily on-track attendance and wagering at the Fiscal 1998 Freehold meet averaged 2,090 and $217,000, respectively, as compared to 2,161 and $248,819, respectively, for Fiscal 1997. The average simulcast handle during the six months ended December 31, 1997 averaged $332,000 as compared to $309,000 for the prior year. The increase in simulcast wagering offset the decrease in live wagering income. The increase in operating income is attributable to a reduction in operating expenses during the period.

         The Fiscal 1998 ACH Harness Meet (97 days) resulted in operating income of approximately $2,850,000 as compared to the Fiscal 1997 Harness Meet (106 days) which resulted in income of $1,825,000. Daily on-track attendance and wagering at the Fiscal 1998 ACH meet averaged 2,061 and

$205,389, respectively, as compared to 2,099 and $214,126, respectively, for Fiscal 1997. The average simulcast handle during the six months ended June 30, 1998, averaged $369,000 as compared to $344,000 for the prior year. The increase in simulcast wagering offset the decrease in live wagering income. The increase in operating income is attributable to a reduction in operating expenses during the period.

         During Fiscals 1998 and 1997, Freehold Raceway had operating income of approximately $770,000 and $250,000, respectively, during the non-live racing periods. During Fiscals 1998 and 1997, the track conducted simulcasting each day during the summer months when it was previously restricted. The increase in operating income during this period is attributable to an increase in the simulcast receiving handles during the non-live racing periods and a reduction in operating expenses during the period.

         Simulcasting during Fiscals 1998 and 1997, both to and from other New Jersey racetracks as well as out-of-state racetracks and casinos, accounted for approximately 74% and 70%, respectively, of revenue, while live racing and other income accounted for approximately 26% and 30%, respectively, of revenue at Freehold Raceway during Fiscals 1998 and 1997.

         Fiscal Year Ended June 30, 1997 Compared to Fiscal Year Ended June 30, 1996. The Company's Fiscal 1997 loss from continuing operations was ($15,144,053) as compared to a loss from continuing operations for the prior fiscal year of ($2,779,987), an increase in the loss of $12,364,066. The increase in loss from continuing operations was primarily the result of: (a) an increase in general and administrative expenses of $2,723,912; (b) an increase in interest expense of $1,532,800; (c) an increase in amortization of financing costs of $1,142,909; (d) carrying costs of $1,773,627 of the El Rancho Property during Fiscal 1997, including real estate taxes, insurance and utilities; (e) a write-off of $2,585,000 in non-refundable deposits associated with the termination of an option to purchase a parcel of land adjoining the El Rancho Property in Las Vegas made during the second quarter of Fiscal 1997; and (f) a write-off of $2,543,968 during the fourth quarter of Fiscal 1997 of costs associated with the termination of the Starship Orion concept for the future development of the El Rancho Property.

         General and administrative expenses of $5,542,585 for Fiscal 1997 increased $2,723,912, or 97%, from the prior fiscal year amount of $2,818,673. The increase in general and administrative expenses is principally attributable to: (1) non-employee option expense increases of $460,000; (2) a net increase in officer and corporate administrative salaries and benefits of $233,000; (3) severance amounts paid to, or accrued for, terminated officers of $452,000; (4) legal, accounting and professional fee increases of $267,000; (5) corporate insurance expense increases of $220,000; and (6) an increase of $390,000 in travel and related expenses in connection with corporate business opportunities, financing activities and executive travel.

         Interest expenses increased in Fiscal 1997 by $1,532,880 principally as a result of higher indebtedness levels incurred by the Company. The amortization of financing costs in Fiscal 1997 of $1,142,909 primarily reflects the cost associated with the CSFB credit facility. El Rancho Property carrying costs were $1,773,627 for Fiscal 1997 which reflects the purchase of the property in January 1996.

         Income from discontinued operations was $1,594,096 for Fiscal 1997 as compared to income for Fiscal 1996 of $1,710,276, a decrease of $116,180. During Fiscal 1997, revenue from racetrack operations decreased at Garden State Park and increased at Freehold Raceway for a net combined decrease of $103,761 from the prior fiscal year. Racetrack operating expenses increased $12,420 during the same period.

         During Fiscal 1997, the Company incurred a net loss of ($17,381,582) as compared to a net loss of ($1,069,711) for Fiscal 1996. The increase in net loss of $16,317,872 is the result of those differences described above and a loss on early extinguishment of debt recognized in Fiscal 1997 in the amount of $3,837,625.

         o        Garden State Park

         During Fiscal 1997, Garden State Park ran its Harness Meet from September 6, 1996 through December 14, 1996 (55 dates) and its Thoroughbred Meet from January 1, 1997 through May 23, 1997 (62 dates). During these race meets, Garden State Park simulcasts its live racing to other racetracks, other licensed venues and certain Atlantic City casinos. Simulcasting into the racetrack from other racetracks continues throughout the year.

         During Fiscal 1997, Garden State's revenue decreased $1,273,714 or 4% when compared to the prior fiscal year, reflecting net decreases in simulcasting revenues generated during the period of $950,000, in addition to lower wagering and attendance throughout the year which contributed to reduced revenue from live racing. The cost of revenues, primarily purse expenses and operating expenses, decreased approximately $1,750,000 or 5% when compared to the prior fiscal year, primarily as a result of the decreases in purses of $1,200,000 attributable to the reduced wagering. As a net result, Garden State Park incurred an operating loss of $1,905,124 during Fiscal 1997 compared to an operating loss during the Fiscal year ended June 30, 1996 of $2,328,092.

         The Fiscal 1997 Harness Meet (55 days) resulted in operating income of approximately $365,000, compared with fiscal 1996 Harness Meet (53 days) operating income of approximately $852,000. Daily on-track attendance and wagering at the track's Fiscal 1997 Harness Meet averaged 2,206 and $154,242, respectively, as compared to 2,434 and $182,103, respectively, during the Fiscal 1996 Harness Meet. The decrease in operating income of $452,000 is principally attributed to lower revenues on live racing and simulcast sending and receiving in Fiscal 1997 resulting from (i) increased competition principally from telephone wagering in Pennsylvania, (ii) several off-track-betting parlors located in close proximity to Garden State Park and (iii) racetracks in Delaware which offer slot machines.

         The Fiscal 1997 Thoroughbred Meet (62 days) had an operating loss of approximately ($1,955,000) compared to the Fiscal 1996 Thoroughbred Meet (64 days) operating loss of approximately ($2,388,000). Daily on-track attendance and wagering at Garden State Park's Fiscal 1997 Thoroughbred Meet averaged 2,929 and $154,407, respectively. During the Fiscal 1996 Thoroughbred Meet, daily on-track attendance and wagering averaged 2,891 and $164,381, respectively. Although the attendance at the Fiscal 1997 Thoroughbred Meet was approximately the same as compared to the Fiscal 1996 meet, the Company's revenue from simulcast receiving increased and wagering on live racing decreased during such period. Revenue from simulcast sending decreased $700,000 or 24% in Fiscal 1997, which was partially offset by reductions in purses, outside services and utility expenses.

         During Fiscal 1997, the track had an operating loss of approximately ($315,000) during the non-racing periods as compared to an operating loss of approximately ($782,000) in the prior fiscal year's non-racing periods. The decrease in the operating loss was primarily attributable to an increase in outside event income of $350,000 during Fiscal 1997.

         Simulcasting during both Fiscals 1997 and 1996, both to and from other New Jersey racetracks, as well as out-of-state racetracks and casinos, accounted for approximately 82% of revenue while live racing and other income accounted for approximately 18% of revenue at Garden State Park during both Fiscals 1997 and 1996.

         o        Freehold Raceway

         During Fiscal 1997, Freehold Raceway ran its Freehold Harness Meet from August 15, 1996 through December 31, 1996 for a total of 100 days. ACH ran a Harness Meet ran from January 1, 1997 through May 26, 1997 for a total of 106 days. During both race meets, Freehold Raceway simulcasts its live racing to other racetracks, other licensed venues and certain Atlantic City casinos. Simulcasting into the racetrack from other racetracks continues throughout the fiscal year.

         For Fiscal 1997, Freehold Raceway realized operating income of $3,499,219, a reduction of $539,149 as compared to operating income of $4,038,368 for the prior fiscal year. During Fiscal 1997, Freehold Raceway's revenue increased $1,169,953 or 3.3% when compared to the prior fiscal year, primarily, as a result of a 5 day increase in the total number of race days in Fiscal 1997 as compared to Fiscal 1996, a 15 day increase in the number of simulcast receiving days, along with higher simulcast receiving wagering. The cost of revenues, primarily purse expenses, simulcasting commissions and operating expenses, increased $1,525,000 or 5% when compared to Fiscal 1996, primarily as a result of the increase in the number of race days and simulcast days. General and administrative expenses increased $560,000 as compared to the prior fiscal year primarily as a result of increased telephone expenses associated with the increased simulcast receiving, and an increase in real estate taxes.

         The Fiscal 1997 Freehold Harness Meet (100 days) resulted in operating income of approximately $1,425,000 as compared to the Fiscal 1996 Freehold Harness Meet (99 days) which resulted in operating income of approximately $2,243,000. Daily on-track attendance and wagering at the Fiscal 1997 Freehold Harness Meet averaged 2,161 and $248,819, respectively, as compared to 2,286 and $283,361, respectively, for Fiscal 1996. The decrease in operating income and wagering is, in part, attributable to increased competition from Monmouth Park, a racetrack 20 miles from Freehold Raceway. During the fall of Fiscal 1996, simulcasting at Monmouth Park was restricted (5 days per week and closed between Thanksgiving and Christmas), whereas in Fiscal 1997 Monmouth Park received simulcasting most days.

         The Fiscal 1997 ACH Harness Meet (106 days) resulted in operating income of approximately $1,825,000 as compared to the Fiscal 1996 Meet (102 days) which resulted in income of $1,620,000. The increase in income was primarily the result of additional simulcast receiving during live days. Daily on-track attendance and wagering at the Fiscal 1997 ACH Harness Meet averaged 2,099 and $214,126, respectively, as compared to 2,085 and $252,058, respectively, for Fiscal 1996. Although attendance was relatively stable, wagering on simulcast receiving increased in Fiscal 1997 to the detriment of live on-track wagering.

         During Fiscals 1997 and 1996, Freehold Raceway had operating income of approximately $250,000 and $175,000, respectively, during the non-racing periods. During Fiscal 1997, the track conducted simulcasting each day during the summer months, whereas simulcasting was restricted during the summer in Fiscal 1996.

         Simulcasting during Fiscals 1997 and 1996, both to and from other New Jersey racetracks as well as out-of-state racetracks and casinos, accounted for approximately 70% and 66%, respectively, of revenue, while live racing and other income accounted for approximately 30% and 34%, respectively, of revenue at Freehold Raceway during Fiscals 1997 and 1996.

                              FINANCIAL INFORMATION


         Set forth on the following pages are (i) the Company's unaudited consolidated financial statements for the three months ended September 30, 1998 and 1997 and (ii) the Company's audited consolidated financial statements for the three years ended June 30, 1998, 1997 and 1996. The operating results of the Company's racetrack subsidiaries have been segregated and reported as discontinued operations in such financial statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of International Thoroughbred Breeders, Inc.
Cherry Hill, New Jersey


         We have audited the accompanying consolidated balance sheets of International Thoroughbred Breeders, Inc. and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Thoroughbred Breeders, Inc. and its subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in violation of several loan covenants with its major lender, is party to various legal proceedings and their proposed settlements and has sustained a loss of approximately $18.3 million for the year ended June 30, 1998, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         We also audited the adjustments described in Note 1 relating to discontinued operations that were applied to restate the consolidated statement of operations and cash flows for the year ended June 30, 1996. In our opinion, such adjustments are appropriate and have been properly applied.


                                                                BDO SEIDMAN, LLP
Philadelphia, Pennsylvania
October 9, 1998


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of International Thoroughbred Breeders, Inc.


         We have audited the accompanying consolidated statement of operations and cash flows prior to the restatement relating to discontinued operations described in Note 1 and, stockholders' equity of International Thoroughbred Breeders, Inc. for the year ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations, cash flows and stockholders' equity of International Thoroughbred Breeders, Inc. for the year ended June 30, 1996, in conformity with generally accepted accounting principles.

                                                            MOORE STEPHENS, P.C.
                                                    Certified Public Accountants

Cranford, New Jersey
August 23, 1996

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                          AS OF JUNE 30, 1998 AND 1997

                                        ASSETS


                                                        June 30,
                                                        --------
                                                   1998            1997
                                                   ----            ----
CURRENT ASSETS:
        Cash and Cash Equivalents ......... $     213,795 $   3,784,895
        Restricted Cash and Investments ...             0     3,730,323
        Reserve Escrow Deposits ...........    10,460,881    16,773,824
        Accounts Receivable ...............        36,838     1,497,254
        Prepaid Expenses ..................       322,313     1,396,766
        Other Current Assets ..............       325,756       664,226
        Net Assets of Discontinued
         Operations - Current                  12,235,217             0
        Land and Improvements Held
         for Sale, Net ....................             0     6,762,809
                                                ---------     ---------
             TOTAL CURRENT ASSETS .........    23,594,800    34,610,097
                                               ----------    ----------


NET ASSETS OF DISCONTINUED
    OPERATIONS - Long Term ................    45,626,944             0
                                               ----------             -

PROPERTY HELD FOR SALE ....................    47,434,670             0
                                               ----------             -

LAND, BUILDINGS AND EQUIPMENT:
        Land and Buildings ................       214,097    69,255,937
        Construction In Progress ..........             0    50,624,333
        Equipment .........................       814,927     5,261,367
                                                  -------     ---------
                                                1,029,024   125,141,637
        LESS: Accumulated Depreciation
              and Amortization                    308,162     4,278,754
                                                  -------     ---------

             TOTAL LAND, BUILDINGS
               AND EQUIPMENT, NET .........       720,862   120,862,883
                                                  -------   -----------


OTHER ASSETS:
        Deposits and Other Assets .........         3,172       272,337
        Deferred Financing Costs, Net .....     2,872,453     5,907,432
        Goodwill, Net .....................             0     3,041,280
                                                ---------     ---------
             TOTAL OTHER ASSETS ...........     2,875,625     9,221,049
                                                ---------     ---------


TOTAL ASSETS ..............................  $120,252,901  $164,694,029
                                             ============  ============


See Notes to Consolidated Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                          AS OF JUNE 30, 1998 AND 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                            June 30,
                                                            --------
                                                        1998            1997
                                                        ----            ----
CURRENT LIABILITIES:
        Accounts Payable ......................$       278,786 $     3,984,638
        Accrued Expenses ......................      4,852,328       5,228,655
        Purses Payable ........................              0       1,984,050
        Current Maturities of Long-Term Debt ..     55,208,426      62,963,178
        Deferred Revenue ......................              0       1,750,572
                                                  ------------       ---------
             TOTAL CURRENT LIABILITIES ........     60,339,540      75,911,093
                                                  ------------       ---------


LONG-TERM DEBT, Net of Current Portion ........              0      13,131,003
                                                  ------------       ---------
COMMITMENTS AND CONTINGENCIES .................           --             --


STOCKHOLDERS' EQUITY:
        Series A Preferred Stock,
         $100.00 Par Value,
          Authorized 500,000 Shares,
          Issued and Outstanding,
          362,480 and 362,470 Shares,
           Respectively .......................     36,247,975      36,246,975
        Common Stock, $2.00 Par Value,
          Authorized 25,000,000 Shares,
         Issued and Outstanding, 13,978,099
             and 13,978,060 Shares,
          Respectively ........................     27,956,197      27,956,119
        Capital in Excess of Par ..............     25,878,224      25,048,752
        (Deficit) (subsequent to June 30, 1993,
           date of quasi-reorganization) ......    (30,132,368)    (13,558,246)
                                                   -----------     -----------
             TOTAL ............................     59,950,028      75,693,600
        LESS: Deferred Compensation, Net ......         36,667          41,667
                                                        ------          ------
             TOTAL STOCKHOLDERS' EQUITY .......     59,913,361      75,651,933
                                                    ----------      ----------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....  $ 120,252,901   $ 164,694,029
                                                 =============   =============


See Notes to Consolidated Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                             Year Ended June 30,
                                                             -------------------
                                                  1998            1997            1996
                                                  ----            ----            ----

EXPENSES:
        General & Administrative Expenses ...  $ 11,615,972   $  5,542,585   $  2,818,673
        (including legal fees of $3,306,877,
         $896,729, and $637,229,
          respectively, and the estimated
          charge in connection with the
          repurchase of the NPD shares of
          $3,748,000 for the 1998 year)
        Interest Expense ....................     7,084,968      1,567,875         34,995
        Interest Income .....................      (689,092)       (11,911)       (73,681)
        Amortization of Financing Costs .....     3,053,583      1,142,909              0
        El Rancho Property Carrying Costs ...       974,167      1,773,627              0
        Impairment Loss on El Rancho Property     3,429,251              0              0
        Write Off of Deposits on Land .......             0      2,585,000              0
        Write Off of Starship Orion Costs ...             0      2,543,968              0

(LOSS) FROM CONTINUING OPERATIONS
   BEFORE DISCONTINUED OPERATIONS               -----------    -----------      ----------
  AND EXTRAORDINARY ITEM ....................   (25,468,850)   (15,144,053)    (2,779,987)


INCOME FROM DISCONTINUED OPERATIONS
        Income from operations of
          discontinued racetrack
          operations (less applicable
          income taxes of $135,100,
          $55,617 and $227,512) .............     7,207,633      1,594,096      1,710,276
                                                  ---------      ---------      ---------

(LOSS) BEFORE EXTRAORDINARY ITEM ............   (18,261,217)   (13,549,957)    (1,069,711)

EXTRAORDINARY ITEM -
        (Loss) on Early
          Extinguishment of Debt ............             0     (3,837,625)             0
                                              -------------   ------------   ------------

NET (LOSS) ..................................  $(18,261,217)  $(17,387,582)  $ (1,069,711)
                                               ============   ============   ============

BASIC PER SHARE DATA:

(LOSS) BEFORE DISCONTINUED OPERATIONS
  AND EXTRAORDINARY ITEM ....................  $      (1.82)  $      (1.29)  $      (0.26)

INCOME FROM DISCONTINUED OPERATIONS .........          0.51           0.14           0.16

EXTRAORDINARY ITEM ..........................          --            (0.33)          --
                                               ------------   ------------   ------------

NET (LOSS) ..................................  $      (1.31)  $      (1.48)  $      (0.10)
                                               ============   ============   ============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING .......................    13,978,086     11,715,256     10,536,414
                                                 ==========     ==========     ==========


See Notes to Consolidated Financial Statements.

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996


                                                                        Preferred                    Common
                                                                        ---------                    ------
                                                                    Number of                             Number of
                                                                     Shares      Amount        Shares      Amount
                                                                     ------      ------        ------      ------
BALANCE - JUNE 30, 1995 ...........................................    362,450 $36,244,975   9,551,386  $19,102,771

   Common Shares Issued - Reg S Offering ..........................       --          --     1,900,000    3,800,000
   Shares Issued in Connection with Debt Financing ................       --          --       200,000      400,000
   Deferred Compensation for Options Granted to Employees .........       --          --          --           --
   Financing Costs for Warrants in Connection with Debt Financing .       --          --          --           --
   Shares Issued for Fractional Exchanges With Respect to the
      One-for-twenty Reverse Stock Split effected on March 13, 1992       12         1,200         101          202
   Amortization of Deferred Compensation Costs ....................       --          --          --           --
   Net (Loss) for the Year Ended June 30, 1996 ....................       --          --          --           --
                                                                    ----------   ---------   --------    ----------
BALANCE - JUNE 30, 1996 ...........................................    362,462  36,246,175  11,651,487   23,302,973

   Shares Issued in Connection with Retirement of Debt ............  2,326,520   4,653,040   6,671,245   11,324,285
   Compensation for Options Granted to Non-Employees ..............       --          --          --           --
   Financing Costs for Warrants Issued
       in Connection with Debt Financing ..........................       --          --          --           --
   Shares Issued for Fractional Exchanges With Respect to the
      One-for-twenty Reverse Stock Split effected on March 13, 1992          8         800          53          106
   Amortization of Deferred Compensation Costs ....................       --          --          --           --
   Cancellation of Options Granted for Deferred Compensation ......       --          --          --           --
   Net (Loss) for the Year Ended June 30, 1997 ....................       --          --          --           --
                                                                    ----------   ---------   --------    ----------
BALANCE - JUNE 30, 1997 ...........................................    362,470  36,246,975  13,978,060   27,956,119

   Compensation for Options Granted to Non-Employees ..............       --          --          --           --
   Shares Issued for Fractional Exchanges With Respect to the
      One-for-twenty Reverse Stock Split effected on March 13, 1992         10       1,000          39           78
   Amortization of Deferred Compensation Costs ....................       --          --          --           --
   Gain on Sale of Land ...........................................       --          --          --           --
   Net (Loss) for the Year Ended June 30, 1998 ....................       --          --          --           --
                                                                     --------    ---------    --------  ----------
BALANCE - JUNE 30, 1998 ...........................................   362,480 $ 36,247,975  13,978,099  $27,956,197
               === ====                                               ======= ============  ==========  ===========


        See Notes to Consolidated Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996


                                                                         Capital       Retained
                                                                       in Excess       Earnings     Deferred
                                                                          of Par       (Deficit)   Compensation      Total
                                                                          ------       ---------   ------------      -----
BALANCE - JUNE 30, 1995 ...........................................  $ 11,959,643   $  4,899,048   $         0   $ 72,206,437

   Common Shares Issued - Reg S Offering ..........................     1,638,162           --            --        5,438,162
   Shares Issued in Connection with Debt Financing ................       400,000           --            --          800,000
   Deferred Compensation for Options Granted to Employees .........       175,000           --        (175,000)             0
   Financing Costs for Warrants in Connection with Debt Financing .     1,940,250           --            --        1,940,250
   Shares Issued for Fractional Exchanges With Respect to the
      One-for-twenty Reverse Stock Split effected on March 13, 1992        (1,402)          --            --             --
   Amortization of Deferred Compensation Costs ....................          --             --           2,969          2,969
   Net (Loss) for the Year Ended June 30, 1996 ....................          --       (1,069,712)         --       (1,069,712)
                                                                       ----------      ---------      --------     ----------
BALANCE - JUNE 30, 1996 ...........................................    16,111,652      3,829,336      (172,031)    79,318,105

   Shares Issued in Connection with Retirement of Debt ............
   Compensation for Options Granted to Non-Employees ..............       493,050           --            --          493,050
   Financing Costs for Warrants Issued
       in Connection with Debt Financing ..........................     1,893,451           --            --        1,893,451
   Shares Issued for Fractional Exchanges With Respect to the
      One-for-twenty Reverse Stock Split effected on March 13, 1992          (906)          --            --             --
   Amortization of Deferred Compensation Costs ....................          --             --          10,623         10,623
   Cancellation of Options Granted for Deferred Compensation ......      (119,741)          --         119,741           --
   Net (Loss) for the Year Ended June 30, 1997 ....................          --      (17,387,582)         --      (17,387,582)
                                                                       ----------      ---------      --------     ----------
BALANCE - JUNE 30, 1997 ...........................................    25,048,752    (13,558,246)      (41,667)    75,651,933

   Compensation for Options Granted to Non-Employees ..............       830,550           --            --          830,550
   Shares Issued for Fractional Exchanges With Respect to the
      One-for-twenty Reverse Stock Split effected on March 13, 1992        (1,078)          --            --             --
   Amortization of Deferred Compensation Costs ....................          --             --           5,000          5,000
   Gain on Sale of Land ...........................................          --        1,687,095     1,687,095
   Net (Loss) for the Year Ended June 30, 1998 ....................          --      (18,261,217)         --      (18,261,217)
                                                                       ----------      ---------      --------     ----------
BALANCE - JUNE 30, 1998 ...........................................  $ 25,878,224   $(30,132,368)  $   (36,667)  $ 59,913,361
                                                                     ============   ============   ===========   ============


See Notes to Consolidated Financial Statements.

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                                              Years Ended June 30,
                                                                              --------------------
                                                                      1998            1997            1996
                                                                      ----            ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
(LOSS) FROM CONTINUING OPERATIONS ...............................  $(25,468,850)  $(18,981,678)  $(2,779,987)
                                                                   ------------   ------------   -----------
Adjustments to reconcile (loss)  to net cash (used)
  provided by operating activities:
        Income from discontinued racetrack operations ...........     7,207,633      1,594,096     1,710,276
        Depreciation and Amortization ...........................     3,125,272      2,775,194     1,543,841
        Compensation for Options Granted ........................       830,550        493,050             0
        Loss on Disposal of Fixed Assets ........................        31,666              0             0
        Write-Off of Deposits on Land ...........................             0      2,585,000             0
        Estimated charge in connection with the repurchase
          of the NPD shares .....................................     3,748,000              0             0
        Estimated loss in connection with the adjustment to
          fair market value of the El Rancho Property ...........     3,429,251              0             0
        Write-Off of Starship Orion Costs .......................             0      2,543,968             0
        Extraordinary Item - Loss on Early Extinguishment of Debt             0      3,837,625             0
        Other ...................................................       303,002           (783)       16,652
        Changes in Assets and Liabilities -
           Decrease in Restricted Cash and Investments ..........             0       (758,785)     (820,127)
           (Increase) Decrease in Accounts Receivable ...........       (31,455)       395,687       262,851
           (Increase) in Other Assets ...........................      (282,609)      (297,570)     (213,861)
           (Increase) Decrease in Prepaid Expenses ..............       239,628       (190,815)      (62,944)
           (Decrease) Increase in Accounts and Purses Payable
            and Accrued Expenses ................................      (771,010)     1,340,766     3,063,264
           Increase (Decrease) in Deferred Revenue ..............             0        251,123       (51,002)
                                                                    ------------       -------       -------
CASH (USED IN) CONTINUING OPERATING ACTIVITIES ..................    (7,638,921)

CASH PROVIDED BY DISCONTINUED OPERATING ACTIVITIES ..............     1,985,024
                                                                      ---------
NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES ................  $ (5,653,898)  $ (4,413,122)  $ 2,668,963

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase and Development of El Rancho Property and
       costs incurred
       in connection with Starship Orion Theme ..............  $   (239,588)  $ (2,016,133)  $(18,033,745)
    Purchase of Land at Freehold Raceway ....................             0              0       (400,000)
    Deposits on New Mexico Racetrack Options ................      (600,000)             0              0
    Deposits on Purchase of Land ............................             0     (2,115,000)      (470,000)
    Capital Expenditures ....................................      (284,271)    (1,428,227)    (1,594,384)
    (Increase) Decrease in Other Investments ................        27,405         68,170         57,024
                                                                     ------         ------         ------
        CASH (USED IN) CONTINUING INVESTING ACTIVITIES ......    (1,096,454)
        CASH PROVIDED BY DISCONTINUED INVESTING ACTIVITIES ..     8,224,665
                                                                  ---------
        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES .     7,128,211     (5,491,190)   (20,441,105)
                                                                  ---------     ----------    -----------


                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996 -- (Continued)

                                                                              Years Ended June 30,
                                                                              --------------------
                                                                      1998            1997            1996
                                                                      ----            ----            ----
CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of Common Stock ....................................             0              0      5,438,162
    Proceeds from issuance of Long Term Notes ...............             0        827,891      6,000,000
    Proceeds from Line of Credit - Foothill .................             0      9,138,690      6,597,794
    Proceeds from Foothill Financing ........................             0              0     14,000,000
    Proceeds from Credit Suisse Financing ...................             0     55,000,000              0
    Proceeds from Sun Bank Refinance of Foreign Notes .......             0      6,000,000              0
    Deferred Financing Costs ................................       (22,445)    (4,926,943)             0
    Escrow Deposits Utilized ................................     7,683,063    (16,762,059)             0
    Proceeds from Land Sale to Reserve Escrow Deposits ......    (1,370,120)             0              0
    Increase (Decrease) in Balances Due To/From
     Discontinued Subsidiaries                                    8,376,135              0              0
    Principal Payments on Foreign Notes .....................             0     (6,000,000)             0
    Principal Payments on Sun Bank Note .....................             0              0    (14,000,000)
    Principal Payments on Foothill Notes ....................             0    (29,976,010)             0
    Principal Payments on Short Term Notes ..................      (303,020)      (836,874)    (6,500,000)
    Principal Payments on Long Term Notes ...................             0     (2,991,844)    (1,348,751)
                                                                -----------    ------------     ----------
        CASH PROVIDED BY CONTINUING FINANCING ACTIVITIES ....    14,363,613
        CASH (USED IN) DISCONTINUED FINANCING ACTIVITIES ....   (16,242,126)
                                                                -----------
        NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES .    (1,878,513)     9,472,851     10,187,205
                                                                 ----------      ---------     ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS ...................      (404,200)      (431,461)    (7,584,937)
        CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR
          LESS CASH AND CASH EQUIVALENTS
          FROM DISCONTINUED OPERATIONS ......................    (3,166,900)          --             --
        CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR
          FROM CONTINUING OPERATIONS ........................     3,784,895      4,216,356     11,801,294
                                                                  ---------      ---------     ----------

        CASH AND CASH EQUIVALENTS AT END OF PERIOD ..........  $    213,795   $  3,784,895      4,216,357
                                                               ============   ============      =========

        Supplemental Disclosures of Cash Flow Information:
                Cash paid during the period for:
                Interest ....................................  $  7,936,680   $  4,849,949   $  1,915,571
                Income Taxes ................................  $    200,000   $          0   $    291,531

        Supplemental Schedule of Non-Cash Investing and Financing Activities:

        During the  years  ended  June 30,  1998,  1997 and  1996,  the  Company recorded unrealized losses of $19,174, $40,000 and $160,000, respectively, on trading securities.
        During the years ended June 30, 1998, 1997 and 1996, respectively, the Company issued warrants to purchase 300,000 shares, 746,847 shares and 925,000 shares of Common Stock at fair values of $830,550, $1,893,451 and $1,930,250, respectively, in connection with financing agreements.
        During the year ended June 30, 1997, the Company exchanged debt totaling
            $10.5 million plus accrued interest of approximately $1.1 million for 2,326,520 shares of Common Stock.
        During the year ended June 30, 1996, Land and Improvement at a total cost of $31,975,000 was financed through short and long term notes.


(1) BASIS OF PRESENTATION

         Prior to June 30, 1998, the Company determined to sell its racetracks. Accordingly, the operating results of the racetrack subsidiaries have been segregated and reported as discontinued operations for each of the three years in the period ended June 30, 1998. Additionally, on July 2, 1998 the Company announced that it had entered into an asset purchase agreement to sell the real property and related assets at Freehold Raceway and to lease the real property and related assets of Garden State Park for $100,000 per year over a period of seven years, subject to various approvals. The purchase price for Freehold Raceway is $45 million, consisting of $33 million in cash and a seven-year non-contingent promissory note in the amount of $12 million, with an additional $10 million in contingent promissory notes becoming effective upon, among other things, New Jersey's approval of off-track betting facilities or telephone account pari-mutuel wagering on horse racing. Further adjustments could be made to increase the purchase price if certain additional regulatory gaming changes are approved in New Jersey in the future. If the Company accepts a superior proposal prior to the closing of this agreement, it will be obligated to pay $1 million to terminate this agreement, if the initial purchaser does not exercise its right of first refusal.

         The accompanying consolidated financial statements have been prepared assuming International Thoroughbred Breeders, Inc. and subsidiaries (collectively, the "Company"), will continue as a going concern. As discussed in
Note 9, the Company is in violation of several non-financial loan covenants with its major lender. Accordingly, payments could be demanded immediately. The Company is continuing discussions with this lender as to the grant of waivers or other remedies that could be reached in connection with the litigation settlement described below. Additionally, the Company is considering alternative financing sources. However, there can be no assurance that the Company will be successful in such endeavors.

     The Company and certain of its directors and stockholders are involved in various legal proceedings, as more fully described in Note 11. On July 2, 1998, the Company entered into a Stipulation and Agreement of Compromise, Settlement and Release ("Delaware Stipulation") to resolve the pending stockholder derivative litigation in the Delaware Court of Chancery. The settlement (the "Delaware Settlement") is subject to number of conditions, including without limitation, Delaware court approval (which was issued on October 6, 1998), the consent of the Company's primary lender and the grant of certain approvals by the U.S. bankruptcy courts. The Delaware Settlement will result in, among other things, the Company's purchase from NPD, Inc. ("NPD"), a company owned by the Company's Chief Executive Officer and Chairman, of approximately 2.9 million shares of the Company's Common Stock, the retirement of approximately 2.1 million shares of the Company's Common Stock owned by Las Vegas Entertainment Network, Inc. ("LVEN") and the termination of various agreements. There can be no assurance that conditions to the Delaware Settlement will be satisfied and thus, that a final settlement will be achieved. In the event the Delaware Settlement is not consummated, it is not possible to determine with any precision the probable outcome of the pending litigation or the amount of liability, if any, and the resultant effects on the Company's financial position, results of operations or cash flows.

         The Company has sustained losses of approximately $18.3 million and $17.4 million during fiscals 1998 and 1997, respectively. The Company believes its projected cash flows from its current operations will be sufficient until February 1999, and there can be no assurances beyond that date. These projections do not reflect the impact of its default under the above mentioned credit facility or the effects of the above mentioned litigation or settlement.

         The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         In connection with the proposed sale and/or lease of the Company's racetrack operations, the Company is considering the acquisition of one or more operating businesses.

(2)         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A) Nature of Operations - The Company conducts live race meetings for Thoroughbred and Harness (Standardbred) horses and participates in intrastate and interstate simulcast wagering as a host and receiving track in Cherry Hill ("Garden State Park") and Freehold ("Freehold Raceway"), New Jersey. The
Company's racetrack operations are dependent upon continued governmental acceptance of racing as a form of legalized gambling. The Company competes for gaming revenue, not only with other racetracks, but also with other forms of gaming activities, such as, off-track betting parlors, telephone wagering, casino gambling in Atlantic City, New Jersey, slot machines at other racetracks, and various state lotteries, both from within the State of New Jersey and from neighboring states (Pennsylvania and Delaware in particular). From time to time, legislation has been introduced in New Jersey and neighboring states which would further expand gambling opportunities and increase competition. Severe inclement weather, which can affect the northeastern portion of the United States in the winter months, can also adversely affect operations. The Company is required to annually renew its racing permits with the New Jersey Racing Commission in order to operate.

         (B) Principles of Consolidation - The accounts of all subsidiaries are included in the consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

         (C)   Classifications   -  Certain  prior  years'   amounts  have  been
reclassified to conform with the current years' presentation.

         (D) Goodwill, Depreciation and Amortization - Goodwill is the excess of the cost of acquired net assets at Freehold over their fair value and is being amortized over 30 years under the straight line method. Accumulated amortization at June 30, 1998 and 1997 was $666,941 and $556,349, respectively. At June 30, 1998, the Goodwill was reclassified to "Net Assets of Discontinued Operations - current", as it is anticipated that the sale of Freehold Raceway will be consummated within one year.

     Management of the Company evaluates the recoverability of goodwill quarterly or more frequently whenever events and circumstances warrant revised estimates, and considers whether the goodwill should be completely or partially written-off or the amortization period accelerated.

         Depreciation of property and equipment and amortization of building improvements were computed by the straight-line method at rates adequate to allocate their cost or adjusted fair value in accordance with accounting principles applicable to a quasi-reorganization over the estimated remaining useful lives of the respective assets.

         The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for LongLived Assets to Be Disposed Of" during the year ended June 30, 1996. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable based on und iscounted estimated future operating cash flows. As of June 30, 1998, the Company has determined that an impairment has occurred. (See E below).

         (E) Construction in Progress and Property Held for Sale - As of June 30, 1997, construction in progress included the purchase price as well as construction costs in conjunction with the development of the El Rancho Property. These amounts included real property acquisition costs in the amount of approximately $43,500,000, capitalized interest of $4,182,007 (in fiscals 1996 and 1997), consulting and other development costs. As of July 1997, development of the El Rancho Property has been suspended. On July 2, 1998, the Company entered into the Delaware Stipulation. As part of the Delaware Stipulation, the Company has provided for the sale of the El Rancho Property. As of June 30, 1998, the El Rancho Property has been reclassified to "Property held for Sale" after recording an impairment charge during the fourth quarter of Fiscal 1998 of approximately $3,430,000 to adjust it to fair value, after taking into account the estimated fair value of the reversion of the LVEN shares. In the absence of a public market for the Company's Common Stock, management has determined the estimated fair value of the Common Stock to be the anticipated book value attributable to the Common Stock after taking into account the estimated operating results until the disposition of the racetrack operations assumed to occur on December 31, 1998, the disposal of the racetrack assets and the El Rancho Property, and other transactions contemplated in the Delaware Settlement. There can be no assurance that all of these transactions will occur or if they will occur at the estimated amounts. (See Note 11).

         (F) Recent Accounting Pronouncements - In June 1997, the Financial Accounting Standards Board issued two new disclosure standards as described below. The Company's results of operations and financial position will be unaffected by implementation of these new standards.

     Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of a Business Enterprise" ("SFAS 131"), establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

         In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers Disclosures about Pension and Other Postretirement Benefits" ("SFAS 132"). SFAS 132 revised employers' disclosures about pension and other post-retirement benefit plans but does not change measurement or recognition of those plans. Also, SFAS 132 requires additional information on changes in the benefit obligations and fair values of plan assets.

         The Company believes that adoption of SFAS 130, 131 and 132 will have no impact on its financial statements or disclosures.

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Account Standards No. 133, "Accounting for Derivative Instruments" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Under certain circumstances, a portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into income when the transaction affects earnings. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that the adoption of SFAS 133 will have no impact on its financial position or results of operations.

         (G) Deferred Financing Costs - Deferred financing costs at June 30, 1998 include those amounts associated with its May 23, 1997 financing agreement with Credit Suisse First Boston Mortgage Capital LLC("Credit Suisse"). (See Note
9). These costs of $6,238,731, less amortization of $3,366,278, are being expensed over the two year life of the loan.

     (H) Revenue Recognition - The Company recognizes the revenues associated with horse racing at Garden State Park and Freehold Raceway as they are earned. Both Garden State Park and Freehold Raceway operate as satellite wagering sites for both thoroughbred and harness racing meets conducted at other racetracks. The tracks receive broadcasts of live racing from other racetracks under various simulcasting agreements. The tracks also provide broadcasts of live racing conducted at the Company's facilities to other racetracks under various host simulcasting agreements. Under these contracts, the Company receives or pays pari-mutuel commissions of varying percentages of simulcast pari-mutuel wagering. Costs and expenses associated with horse racing revenues are charged against income in those periods in which the horse racing revenues are recognized. Other costs and expenses, including advertising, are recognized as they actually occur throughout the year. Deferred revenue primarily consists of prepaid purse amounts.

         (I) Income Taxes - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

         (J) Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

         (K) Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk are cash and cash equivalents. The Company places its cash investments with high credit quality financial institutions and currently invests primarily in U.S. government obligations that have maturities of less than 3 months. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. The Company does not require collateral for its financial instruments. In addition, at June 30, 1998 the Company had approximately $10.4 million of cash in reserve escrow accounts, which substantially exceeded federally insured limits.

         (L) Use Of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         (M) Net Loss per Common Share - In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128,
"Earnings Per Share" ("SFAS 128"). SFAS 128 provides a different method of calculating earnings per share than is currently used in APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. The Company adopted and retroactively applied the provisions for computing earnings per share set forth in SFAS 128 in December 1997 and its adoption and retroactive application has not had a material effect on the calculation of earnings per share.

     Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. Options and warrants to purchase 3,271,847, 3,271,847, and 2,200,000 shares of Common Stock at various prices per share, for the years ended June 30, 1998, 1997 and 1996, respectively, were not included in the computation of diluted loss per share as their effect would be anti-dilutive.

(3)      DISCONTINUED OPERATIONS

         Prior to June 30, 1998, the Company determined to sell its racetracks. On July 2, 1998, the Company announced that it had entered into an asset purchase agreement to sell the real property and related assets at Freehold Raceway and to lease the real property and related assets of Garden State Park for a seven year period. (See Note 1).

         The discontinued operations are summarized as follows:

                                                 Years Ended June 30,

Discontinued Racetrack Operations:            1998         1997         1996
                                              ----         ----         ----

  Revenue ...............................  $68,636,449  $68,431,882  $68,535,642
                                           -----------  -----------  -----------

  Expenses:

      Cost of Revenues:

         Purses .........................   22,370,695   23,120,176   23,309,829

         Operating Expenses .............   31,794,410   35,531,034   35,737,265

         Depreciation & Amortization ....    1,665,206    1,579,903    1,426,407

      General & Administrative Expenses .    4,607,984    5,606,265    5,018,683

      Interest Expenses .................      855,421      944,791    1,105,670
                                           -----------  -----------  -----------

                 Total Expenses .........   61,293,716   66,782,160   66,597,854
                                           -----------  -----------  -----------

Income From Discontinued Racetrack

  Operations Before Taxes ...............    7,342,733    1,649,713    1,937,788

      Income Tax Expense ................      135,100       55,617      227,512
                                           -----------  -----------  -----------

Net Income From Discontinued
Racetrack  Operations ...................  $ 7,207,633  $ 1,594,096  $ 1,710,276
                                           ===========  ===========  ===========

  The net assets of the operations to be disposed of included in the accompanying consolidated balance sheets as of June 30, 1998 consist of the following:

                                          Freehold
                                          Raceway     Garden State Park
Classified As:                            Current      Non-Current

Current Assets ..........................$  3,012,149 $ 5,616,972

Land, Building and Equipment, Net .......  22,286,218  46,053,579

Other Assets ............................   2,950,688     228,142
                                          -----------  ----------

  Total Assets ..........................  28,249,055  51,898,693
                                           ==========  ==========



Current Liabilities .....................   4,441,788   5,845,068

Long-Term Debt, Net of Current Portion ..  11,572,049     426,682
                                          -----------   ---------

Total Liabilities .......................  16,013,837   6,271,750
                                           -----------  ---------

  Net Assets of Discontinued Operations $  12,235,217 $45,626,943
                                           ==========  ==========


  The Company anticipates realizing a gain in connection with a sale of the Freehold net assets. Such gain will be deferred and applied as a reduction of the carrying value of the Garden State Park net assets. The Company anticipates that the ultimate disposition of the Garden State Park net assets, after application of anticipated Freehold gain, will result in a recovery in excess of such adjusted amount.

  Cash flows from discontinued operations for the year ended June 30, 1998 consist of the following:

Cash Flows From Discontinued Operating Activities:               June 30, 1998
                                                                  ------------

   Income .....................................................     7,207,633
                                                                 ------------

   Adjustments to reconcile income to net cash provided by discontinued operating activities

         Depreciation and Amortization ........................     1,665,206

         Loss on Disposal of Fixed Assets .....................         1,007

         Changes in Assets and Liabilities

                   Decrease in Restricted Cash and Investments        277,040

                   Decrease in Accounts Receivable ............       287,694

                   Decrease in Other Assets ...................       140,165

                   Decrease in Prepaid Expenses ...............       534,625

                   Decrease in Accounts and Purses Payable and
                     Accrued Expenses .........................      (940,299)

                   Increase in Deferred Revenue ...............        19,587
                                                                 ------------

   Net Cash Provided by Discontinued Operating
     Activities (Excluding Income) ............................     1,985,024
                                                                 ------------

Cash Flows From Discontinued Investing Activities:

   Proceeds from Sale of Land .................................     8,449,904

   Capital Expenditures .......................................      (212,227)

   (Decrease) in Other Investments ............................       (13,012)
                                                                 ------------

   Net Cash Provided by Discontinued Investing Activities .....     8,224,665
                                                                 ------------



Cash Flows from Discontinued Financing Activities:

   Principal Payments on Sun Mortgage .........................    (6,000,000)

   Principal Payments on Short Term Notes .....................      (733,719)

   Decrease in Balances Due To/From Continuing Operations .....    (8,376,135)

   Principal Payments on Long Term Notes ......................    (1,132,272)
                                                                 ------------

   Net Cash (Used In) Discontinued Financing Activities .......   (16,242,126)
                                                                 ------------



   Net Increase in Cash and Cash Equivalents From
     Discontinued Operations ..................................     1,175,195

         Cash and Cash Equivalents at Beginning of
           Year From Discontinued Operations ..................     1,991,705
                                                                 ------------
         Cash and Cash Equivalents at End of Period
           From Discontinued Operations .......................  $  3,166,900
                                                                 ============

(4) ACQUISITIONS AND DISPOSITIONS

  o   Fiscal 1998

  On July 1, 1997, the Company made a non-refundable payment of $600,000 to purchase an option to acquire the leasehold interests from D&C Gaming Corporation ("D&C"), a company owned equally by the Company's CEO and President and by the Chairman of Las Vegas Entertainment Network, Inc. ("LVEN"), to acquire operating leases for two New Mexico racetracks. Subsequently, the option agreement has been terminated by the Company and D&C. In the pending litigation, the minority Board members have challenged the authorization and enforceability of certain agreements, including the option agreement. In connection with the Delaware Settlement, the $600,000 has been included in the calculation of the purchase price of the NPD shares. (See Note 11).

  On October 20, 1997, the Company sold a parcel of land contiguous to Garden State Park for $9,000,000 exclusive of closing costs of approximately $545,190. The carrying value of such property was $6,767,715. $6,000,000 of such sales proceeds was used to repay an existing mortgage on the property. The resulting gain was recorded as an adjustment to Stockholders' Equity in accordance with accounting principles applicable to a quasi-reorganization.


  o   Fiscal 1997

     The Company executed an agreement to purchase 15 acres of unimproved land in Las Vegas, Nevada in fiscal 1996. The Company made non-refundable deposits aggregating $2,585,000 through fiscal 1997. The land is located contiguous to the El Rancho Property. The Company could not arrange the necessary financing to finalize the purchase. As a result, these deposits were forfeited during December 1996.

  o   Fiscal 1996

  During January 1996, the Company purchased the El Rancho Property from LVEN for the development of a casino gaming and entertainment complex. The purchase price was for approximately $43.5 million in cash and notes, plus contingent consideration of up to $160 million, dependent on future "adjusted cash flows" as contractually defined. The purchase price of approximately $43.5 million consisted of approximately $12.5 million paid in cash with the balance financed by: 1) a $6.5 million unsecured seller note; 2) the assumption of a $14 million first mortgage note; and 3) a $10.5 million second mortgage seller note, payable only to the extent that certain contingent events occur. Effective June 27, 1997, the Company issued 2,093,868 shares of its Common Stock to a subsidiary of the seller and 232,652 shares to Credit Suisse, the Company's prime lender, for its consent and for certain advisory services on the transaction, in exchange for cancellation of the $10.5 million note and accrued interest amounting to approximately $1.1 million. A proxy to vote the 2,093,868 shares has been granted to the Company's CEO/President by the holder. The 2,326,520 shares were valued at $5 per share, the approximate fair market value at the date of the transaction. No material gain or loss was realized. Upon satisfaction of certain conditions to the Delaware Settlement, the 2,093,868 shares will revert to the Company and will be retired and the $160 million contingent consideration will be terminated.

(5) INVESTMENTS

  At June 30, 1998 and 1997, the Company had approximately $3,453,000 and $3,730,000, respectively, which was classified as restricted cash and investments. These funds are primarily cash received from horsemen for nomination and entry fees to be applied to upcoming racing meets, purse winnings held in trust for horsemen and amounts held for unclaimed ticketholder winnings. The balance at June 30, 1998 of $3,453,000 has been reclassified to "Net Assets of Discontinued Operations".

  Interest income for the fiscal years ended June 30, 1998, 1997, and 1996 was $689,092, $11,911, and $73,681, respectively. Realized gains resulting from the sale of trading securities for fiscals 1998, 1997 and 1996 were -0-, -0- and $7,500, respectively.

(6) RESERVE ESCROW DEPOSITS

     At June 30, 1998, $10,460,881 was held in various reserve cash escrow deposit accounts that were established in connection with the Company's two-year $55 million credit facility with Credit Suisse. The financing agreement provided for reserve accounts to be held by LaSalle National Bank (the "Depository"). The Company is currently in default with respect to the Credit Suisse credit facility (See Note 9) and, as a result, Credit Suisse could apply any remaining escrow amounts to any outstanding borrowings. On the maturity date of the credit facility, any amounts remaining on deposit shall, at Credit Suisse's option, be applied against outstanding borrowings or returned to the Company.

     Interest Reserve Account. $10,000,000 of the loan proceeds was deposited in an Interest Reserve Account to fund the monthly interest due on the $55,000,000 loan (approximately $588,000 per month).

  El Rancho Reserve Account.$3,759,615 of the loan proceeds was deposited to reimburse the Company for expenditures in connection with the development and carrying costs of the El Rancho Property. Through September 30, 1998, the Company has been reimbursed $1,465,949 from this account.

     Working Capital Account. $760,000 of the loan proceeds was deposited for working capital purposes. In October 1997, upon the sale of certain Garden State property, the Company deposited an additional $1,370,122 in this account.

  Tax and Insurance Reserve Account. $916,898 of the loan proceeds was deposited into a Tax and Insurance Reserve Account. Each month the Company makes deposits equal to one-twelfth, or approximately $300,000, of the amount reasonably estimated by Credit Suisse to be sufficient to pay all taxes, general and special assessments, water and sewer rents and charges and other similar charges levied against certain of the Company's properties.

     Deferred Maintenance Account. $500,000 of the loan proceeds was deposited to be used to reimburse the Company for maintenance expenditures at its racetracks.

  Environmental   Remediation   Account.$1,000,000  of  the  loan  proceeds  was
deposited to be used to reimburse the Company for approved environmental remediation expenditures.

The Escrow Accounts at June 30, 1998 are summarized below:

                   Account
------------------------------------------------

Interest Reserve ..................................$     2,753,752

El Rancho Reserve ...................................    2,293,666

Working Capital .....................................    2,130,122

Tax and Insurance Reserve ...........................    1,874,475

Deferred Maintenance ................................      408,866

Environmental Remediation ...........................    1,000,000
                                                        ----------

                                         Total ..  $    10,460,881
                                                        ==========
  Such amounts have been classified as current assets, as the related debt obligation is classified as a current liability (See Note 9.)

(7) LAND AND IMPROVEMENTS HELD FOR SALE - NET

  On October 20, 1997, the Company sold a parcel of land contiguous to Garden State Park for $9,000,000, exclusive of closing costs of approximately $545,190. The carrying value of such property was $6,767,715. Of the proceeds, $6,000,000 was used to repay an existing mortgage on the property. The resulting gain was recorded as an adjustment to Stockholders' Equity in accordance with accounting principles applicable to a quasi-reorganization.


(8) LAND, BUILDINGS AND EQUIPMENT

  Land, buildings and equipment acquired prior to June 30, 1993 are carried at their adjusted fair value in accordance with accounting principles applicable to a quasi-reorganization which was completed on that date. The property assets acquired with the acquisition of Freehold Raceway in January 1995 were recorded at their fair values as required under the purchase method of accounting. All other property assets are recorded at cost. Depreciation is being computed over the estimated remaining useful lives using the straight-line method.

Major classes of land, buildings and equipment consist of the following:


                            Estimated          June 30,
                             Useful
                                       ----------------------
                            Lives in
                              Years        1998       1997

-------------------------- -----------  ----------------------
Land .....................      --    $      -0-  $ 40,432,500

Buildings and Improvements    15-40      214,097    28,823,437

Construction in Progress .      --           -0-    50,624,333

Equipment ................     5-15      814,927     5,261,367
                                     -----------  ------------

Totals ...................             1,029,024   125,141,637

Less Accumulated
Depreciation .............               308,162     4,278,754
 and Amortization
                                     -----------  ------------

                                     $   720,862  $120,862,883
                                     ===========  ============


 As of June 30, 1998, Land, Buildings and Improvements, Construction in Progress and Equipment relating to the racetrack operations and the El Rancho Property have been classified as "Assets Held For Sale", "Net Assets of Discontinued Operations - Current", and "Net Assets of Discontinued Operations - Long Term".

(9) NOTES AND MORTGAGES PAYABLE
        Notes and Mortgages Payable are summarized below:

                                     Interest %           June 30, 1998                        June 30, 1997
                                                 -------------------------------- ------------------------------
                                  Per Annum         Current          Long-Term       Current        Long-Term
                              -----------------  -------------   ---------------- -------------   --------------
International Thoroughbred
Breeders, Inc.:

Credit Suisse First Boston (A)

                               LIBOR Rate plus     $ 55,000,000   $          -0-  $ 55,000,000     $        -0-
                             7% (6/30/98  rate
                                       12.67%)

Other ....................  Various                     208,426              -0-       258,851              -0-

Freehold  Raceway:

Kenneth R. Fisher (B)            80% of Prime          625,000        10,000,000       625,000       10,625,000
                            (not to exceed 6%)
                             (6/30/98 rate 6%)

Kenneth R. Fisher (C)            80% of Prime          225,000         1,572,049       225,000        1,815,800
                           (6/30/98 rate 6.6%)

Other ...............                                     -0-                -0-        42,537              -0-

Garden State Park:

Sun National Bank(D) .....              Prime             -0-                -0-     6,000,000              -0-
                          (6/30/97 rate 8.5%)

Other ..................  Various                      351,429           426,682       781,806          690,203

Orion Casino Corp:

Other ..................  Various                          -0-               -0-        29,984              -0-
                                                    ------------    ------------  -----------  ----------------

    Totals .....................                   $ 56,409,855     $ 11,998,731  $ 62,963,178     $ 13,131,003


Less Amounts Reclassified to:
 Net Assets of Discontinued
  Operations - Current ........                       (850,000)     (11,572,049)          -0-               -0-

 Net Assets of Discontinued
  Operations - Long Term .........                    (351,429)        (426,682)          -0-               -0-
                                                   ------------     ------------   -----------  ---------------

Totals ...............................             $ 55,208,426  $           -0-  $ 62,963,178  $    13,131,003
                                                   ============     ============   ===========  ===============

The effective LIBOR Rate and the Prime Rate at June 30, 1998 were 5.72% and 8.50% , respectively.
There was no short term borrowings outstanding as of June 30, 1998 and 1997.

     (A) On May 23, 1997, the Company entered into a two-year $55 million credit facility with Credit Suisse secured by a pledge of certain of the personal and real property of the Company and its subsidiaries (the "Credit Suisse Credit Facility"). Proceeds of this facility were used to repay in full the Company's $30 million credit facility with Foothill Capital Corporation and will also provide funds for working capital and other general corporate purposes, including, but not limited to, preliminary development of the El Rancho Property. Interest under the Credit Suisse Credit Facility is payable monthly in arrears at 7% over the London interbank offered rate ("LIBOR"). The scheduled maturity date of the facility is June 1, 1999. Of the remaining facility borrowings, approximately $16.8 million was placed in escrow accounts, financing and closing fees of $4.3 million were incurred and $3.9 million was used by the Company for general corporate purposes and repayment of certain financial obligations.

         The Credit Suisse Credit Facility is evidenced by a convertible promissory note (the "Credit Suisse Note") pursuant to which up to $10 million of the aggregate principal amount can be converted, in certain circumstances, including upon the maturity date of the Credit Suisse Note upon the prepayment of $10 million in aggregate principal amount of the Credit Suisse Note or upon acceleration of the Credit Suisse Note, at the option of Credit Suisse, into shares of the Company's Common Stock at a conversion price of $8.75 per share (subject to adjustment in certain events). In addition, Credit Suisse was granted warrants to purchase 1,044,000 shares at an exercise price of $4.375 per share (subject to adjustment in certain events). The warrants to purchase 546,847 shares are immediately exercisable, have been valued at approximately $1.6 million and have been recorded as original issue discount. The warrants to purchase 497,153 shares become exercisable at such time as Credit Suisse delivers to the Company a firm commitment for additional funding of no less than $50 million in connection with the development of the El Rancho Property.

         Credit Suisse also received 232,652 shares of Common Stock upon the conversion of a $10.5 million promissory note issued by the Company to LVEN into Common Stock in consideration for Credit Suisse's consent and advisory services in connection with this transaction. Credit Suisse has the right to receive further shares upon the consummation of a proposed related acquisition by the Company of CasinoCo Corporation ("Casino-Co"), a wholly-owned subsidiary of LVEN, equal to 10% of the stock consideration paid by the Company for such acquisition. The Company has granted Credit Suisse certain registration rights with respect to the warrants and the shares.

         The Credit Suisse Credit Facility also provides for both affirmative and negative covenants, including financial covenants such as tangible net worth, as defined in the Credit Suisse Credit Facility. The Company is not in compliance with certain non-financial covenants. As a result of not obtaining waivers of these violations, this amount could be demanded immediately.

         In connection with pending litigation which is currently stayed and will be dismissed if the Delaware Settlement is consummated, the minority Board members have challenged the authorization and enforceability of certain agreements entered into and actions taken by the Company, including the Credit Suisse Credit Facility and certain related agreements and related actions. Consummation of the Delaware Settlement will not result in any release of claims by the Company against Credit Suisse, absent any new financing agreement acceptable to the Company and Credit Suisse.

         (B) On February 2, 1995, the Company entered into an agreement with the former owner of Freehold Raceway whereby the $12.5 million balance of the purchase price of the Freehold Raceway was financed by an eight (8) year promissory note at 80% of the prevailing prime rate, not to exceed 6%. Yearly principal and interest payments during the first five (5) years commencing January 1, 1996 are based upon a twenty (20) year principal amortization schedule. During each of the next three (3) years, commencing January 1, 2001, yearly principal and interest payments shall be based upon a ten (10) year amortization schedule. On January 1, 2003, the entire unpaid principal balance, together with any accrued interest becomes due and payable. The note is secured by a mortgage on the land and buildings at Freehold Raceway. For fiscal 1998, this note has been netted against "Net Assets of Discontinued Operations Current".

         (C) On February 2, 1995, the seller of Freehold Raceway advanced to Freehold Raceway $2,584,549 towards the retirement of $5.2 million of existing debt on Freehold Raceway. The seller received from Freehold Raceway in fiscal 1995, a promissory note evidencing the indebtedness secured by mortgage on the racetrack property and other collateral. Equal monthly principal installments of $18,750 beginning on February 1, 1995 is paid to the seller together with accrued interest. Interest is calculated at 80% of the prime rate at January 1 of each year. The note is secured by a mortgage on the land and buildings at Freehold Raceway. For fiscal 1998, this note has been netted against "Net Assets of Discontinued Operations - Current".

         (D) In June 1997, the Company received financing of $6,000,000 from Sun National Bank (which was used to pay two $3,000,000 mortgage notes), by issuing a $6,000,000 mortgage note. On October 20, 1997, the Company retired the $6,000,000 mortgage note with proceeds from the sale of a portion of the Garden State property. (See Note 7.) The note was originally due in December 1998. Interest due on the note was paid by the purchaser of a portion of the Garden State property.

(10)     INCOME TAX EXPENSE

         In the event the Company incurs income taxes in the future, any future income tax benefits resulting from the utilization of net operating losses and other carryforwards existing at June 30, 1993 to the extent resulting from a quasi-reorganization of the Company's assets effective June 30, 1993, will be excluded from the results of operations and credited to paid in capital.

         The Company's income tax expense for each of the years in the three year period ending June 30, 1998 relates to New Jersey income taxes for its Freehold Raceway operations.

         At June 30, 1993, the Company effected a quasi-reorganization in conformity with generally accepted accounting principles. The effect of the quasi-reorganization was to decrease asset values for financial reporting, but not for Federal income tax purposes. Accordingly, depreciation expense for Federal income tax purposes continues to be based on amounts that do not reflect the accounting quasireorganization.

         The Company has net operating loss carryforwards aggregating approximately $218,000,000 at June 30, 1998 expiring in the years June 30, 2002 through June 30, 2013. SFAS No. 109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carryforwards, however, the deferred tax asset of approximately $87,000,000 is offset by a valuation allowance of the same amount. Accordingly, no deferred tax asset is reflected in these financial statements.

         Certain amounts of the net operating loss carryforward may be limited due to possible changes in the Company's stock ownership. In addition, the sale of Common Stock by the Company to raise additional operating funds, if necessary, could limit the utilization of the otherwise available net operating loss carryforwards. The grant and/or exercise of stock options by others would also impact the number of shares which could be sold by the Company or by significant stockholders without affecting the net operating loss carryforwards.

The Company has the following carryforwards to offset future taxable income at June 30, 1998:

                Net Operating Loss                               Year End
                  Carryforwards                              Expiration Dates

                   $47,800,000                                   6/30/2002

                    26,400,000                                   6/30/2003

                    19,900,000                                   6/30/2004

                    15,600,000                                   6/30/2005

                    11,800,000                                   6/30/2006

                    96,500,000                                   6/30/2007
                                                            through 6/30/2013
                    -----------
                   $218,000,000
                    ===========



(11)     COMMITMENTS AND CONTINGENCIES

         (A) On July 2, 1998, the Company entered into the Delaware Stipulation to resolve the pending stockholder derivative litigation in the Delaware Court of Chancery. The Delaware Settlement is subject to a number of conditions, including without limitation, Delaware court approval (which was issued on October 6, 1998), the consent of the Company's primary lender and the grant of certain approvals by the U.S. bankruptcy courts. The Delaware Settlement will result in, among other things, the dismissal of the pending litigation with prejudice, the Company's purchase from NPD of approximately 2.9 million shares of the Company's Common Stock for $4.6 million plus the assumption by the Company of NPD's $5.8 million promissory note now held by Robert E. Brennan's Bankruptcy Trustee and the termination of the Company's option agreement with D&C in the amount of $600,000. As a result, during the fourth quarter of fiscal 1998, the Company has recorded a charge of approximately $3.7 million based on the estimated fair value of $2.50 per share. (See Note 2E).

         Upon the mailing of the settlement notice to the Company's stockholders on July 23, 1998, Michael C. Abraham, Charles R. Dees, Jr., Frank A. Leo and Kenneth S. Scholl resigned from the Company's Board of Directors. Upon the purchase of the NPD shares by the Company, Anthony Coelho, Nunzio P. DeSantis and Joseph Zappala will also resign from the Board and terminate their employment and consulting agreements with the Company.

         The Delaware Settlement also contemplates the disposition of the Company's non-operating El Rancho hotel and casino site in Las Vegas, Nevada. Of the proceeds, a minimum of $44.2 million will be used to reduce the Company's outstanding debt to the Company's primary lender. As part of the Delaware Settlement, LVEN will return to the Company for cancellation approximately 2.1 million shares of the Company's Common Stock and will terminate all of its contractual arrangements with the Company.

         The consummation of the Delaware Settlement will have a material effect on the Commitments and Contingencies disclosed below:

     As discussed in Notes 2, 3 and 4, during January 1996 the Company purchased the El Rancho Property from LVEN. The original agreement provided that, following the development of the property, LVEN would receive as additional consideration an interest in the "adjusted cash flow" in the amount of 50% for the first six (6) years following the opening of a casino and 25% thereafter until such time as LVEN has received $160,000,000, but only after (a) the Company recouped: 1) the aggregate amount of cash payments applied to the purchase price; 2) payments made under the $6.5 million note and the $10.5 million note; 3) $2 million; and 4) any amounts that the Company invested in the property after the purchase, together with interest at eight percent (8%) per annum from the date of the investment; (b) LVEN has (i) received payment of all principal and interest, if any, remaining outstanding under the $6.5 million note and/or the $10.5 million note and (ii) recouped $4 million plus any amount invested in the El Rancho Property after the purchase and approved by the Company, together with interest thereon at a rate of 8% per annum from the date of investment; and (c) the Company has received an additional $2 million, together with interest thereon at the rate of 8% per annum from the date of the purchase. This agreement was amended on May 23, 1997 by the Bi-Lateral Agreement between the Company and LVEN to limit to $35 million the aggregate amount for which the Company is entitled to recover above.

         The term "adjusted cash flow," as defined, refers to cash flow from the property before taxes, less the payment of any debt retirements and capital lease payments and less certain fees received or accrued for certain inital rent or lease payments. The Bi-Lateral Agreement, signed in connection with the $55 million Credit Suisse Credit Facility, limited the maximum debt service to be netted against cash flow from operation of the El Rancho Property in computing "adjusted cash flow" to $65 million, with a further limitation to $27 million in the event that additional financing over the $55 million is not required for the development of the El Rancho Property.

         Upon consummation of the Delaware Settlement, the Company will deposit title to the El Rancho Property into escrow for a period of up to 270 days to permit LVEN to sell the El Rancho Property. LVEN will have the exclusive right to sell the El Rancho Property until November 10, 1998, 120 days after the date the notice of the Delaware Settlement was mailed to the Company's stockholders, and up to an additional 60 days thereafter upon the occurrence of certain events. Both LVEN and the Company will have the right to sell the El Rancho Property between November 10, 1998 and April 9, 1999, 270 days after the mailing of the notice, upon the payment of at least $44.2 million to the Company. If, within 30 days prior to end of the escrow period, LVEN obtains a $44.2 million loan for the benefit of the Company, LVEN will have a non-exclusive right to sell the El Rancho Property for an additional year, upon the payment of $44.2 million to the Company. On March 27, 1998, LVEN entered into an agreement for the sale of the El Rancho Property for a sales price of $62,500,000. If consummated, the Company would realize proceeds of $44,200,000 as provided in the Delaware Stipulation, and of the remaining proceeds, $4,375,000 will be paid to an unrelated party for a structuring fee, $7,100,000 will be paid to Nunzio
P. DeSantis (less any amounts previously paid to him pursuant to the Delaware Stipulation), $1,000,000 will be paid to Joseph Zappala (less $200,000 Mr. Zappala has agreed to pay the Company in settlement of certain compensation issues pursuant to the Delaware Stipulation) and the balance will be paid to LVEN. There can be no assurance that this contract or any other contract for the sale of the El Rancho Property will be consummated.

          On May 23, 1997, the original agreement with LVEN was also amended by a Tri-Party Agreement among the Company, LVEN and Credit Suisse whereby the Company is required to acquire Casino-Co, whose principal asset is the $160 million profit participation note described in the preceding paragraphs. The acquisition may be accomplished by the purchase of all the stock of Casino-Co or a merger of the companies. The Company would be required to issue its stock, the price of which will be subject to fairness opinions from independent investment banking firms independently representing the Company and LVEN, to: i) LVEN in an amount equal to 90% of the greater of the fairness opinions obtained by the Company and LVEN; and to ii) Credit Suisse in an amount equal to 10% of the greater of the fairness opinions obtained by the Company and LVEN. If this acquisition is approved by the Company's stockholders and Board of Directors, and completed, the Company's requirement for the sharing of cash flow, described above, will be canceled.

         In connection with the purchase of the El Rancho Property, Las Vegas Communications Corporation ("LVCC"), a wholly-owned subsidiary of LVEN retained the exclusive right to manage all aspects of the property's entertainment activities. The term of the agreement is for ten (10) years commencing on the date which is six (6) months prior to the projected opening date of the property, and LVCC shall have the option to renew the agreement for two (2) consecutive five year terms. The agreement provides LVCC with an annual fee of $800,000 subject to annual increases and other additional amounts. Pursuant to the Bi-Lateral Agreement entered into by the Company and LVEN in connection with the Credit Suisse Credit Facility, the parties agreed to amend the entertainment management agreement to provide for a lease by the Company to LVCC of space within the El Rancho Property on or from which all food, beverage and retail activities will be conducted (exclusive of the mezzanine space, the rights to which will be retained by the Company). The terms of such lease arrangement have not been finalized.

         In connection with the pending litigation which will be dismissed with prejudice if the Delaware Settlement is consummated, the minority Board members have challenged the authorization and enforceability of certain agreements entered into and actions taken by the Company including the Credit Suisse Credit Facility, and certain related agreements and related actions.

         Upon consummation of the Delaware Settlement, the Bi-Lateral Agreement, Tri-Party Agreement, $160 million profit participation note and entertainment management agreement will be terminated.

         On December 5, 1996, NPD entered into an agreement with Robert E. Brennan, a former Chairman and director of the Company, to purchase 2,904,016, or 24.9% of the Company's Common Stock, representing all of the Company's Common Stock owned by Mr. Brennan ("NPD acquisition"). The NPD acquisition closed on January 15, 1997.

         Effective January 15, 1997, the Company entered into a ten-year employment contract with Nunzio P. DeSantis, the Company's Chief Executive Officer. The contract provides for annual compensation of $450,000, adjusted annually by increases, if any, in certain Consumer Price Indexes. Mr. DeSantis will also receive a performance bonus for each fiscal year during the term of the agreement equal to the excess of the amount, if any, by which the pre-tax income of the Company exceeds $2 million, limited to an amount equal to his base salary. As part of his contract, Mr. DeSantis was awarded options, subject to stockholder approval, to purchase 5,000,000 shares of the Company's common stock at $4 per share. Upon obtaining stockholder approval for the awarding of the options, the Company may need to record as compensation an expense calculated by multiplying the number of shares covered by the option by the difference between the intrinsic value of each share and the exercise price at the measurement date. An expense would only be recorded if the exercise price is below the market price at the measurement date. Options to purchase 500,000 shares of Common Stock would be exercisable immediately and options to purchase an additional 500,000 shares of Common Stock shall become exercisable on each succeeding anniversary of the effective date of the agreement, provided, however, that all options shall be fully vested if Mr. DeSantis resigns for good reason (as defined in the agreement), resigns upon a change of control, or is discharged without cause. Mr. DeSantis is entitled to additional fringe benefits including the use of a private jet in connection with the performance of his duties. During fiscals 1998 and 1997, the Company's cost associated with such aircraft, was approximately $12,208 and $217,000, respectively. Such aircraft is operated by a Company owned by Mr. DeSantis' son and was partially financed by Mr. DeSantis and the Chairman of the Board of LVEN. In the pending litigation, which is currently stayed and will be dismissed with prejudice upon consummation of the Delaware Settlement, the minority Board members have challenged the authorization and enforceability of certain agreements, including Mr. DeSantis' employment agreement. Under the terms of the Delaware Settlement, neither the Company nor any of its affiliates are to make any payments to Mr. DeSantis except for his base salary and automobile allowance and continuation of his insurance benefits under the terms set forth in the employment agreement. Upon consummation of the Delaware Settlement, Mr. DeSantis' employment agreement will be terminated and his options will be cancelled.

     Effective January 15, 1997 the Company entered into a consulting contract with Anthony Coelho, the Company's Chairman of the Board, that provides for $10,000 per month in consulting fees on a month-to-month basis, $2,500 for each director's meeting he attends and other fringe benefits. As part of this contract, Mr. Coelho was awarded options, subject to stockholder approval, to acquire 1,000,000 shares of the Company's Common Stock at $4 per share. Options to purchase 100,000 shares would become exercisable immediately and options to purchase an additional 100,000 shares would become exercisable on each succeeding anniversary of the effective date of the agreement. Upon obtaining stockholder approval for the awarding of these options, the Company will need to record an expense calculated by using the fair value of the options at that date. In the pending litigation, which is currently stayed and will be dismissed with prejudice upon consummation of the Delaware Settlement, the minority Board members have challenged the authorization and enforceability of certain agreements, including Mr. Coelho's consulting agreement. Under the terms of the Delaware Settlement, neither the Company nor its subsidiaries shall pay to Mr. Coelho more than $10,000 per month as consulting fees and payment of regular directors fees and upon consummation of the Delaware Settlement, Mr. Coelho's consulting agreement will be terminated and his options will be cancelled.

         On January 15, 1997, the Company obtained a commitment for a $5,000,000 revolving line of credit from Mr. DeSantis. The line of credit has not been drawn upon and it is unlikely that it will be utilized in the future. The line of credit is a subject of the pending litigation, which is currently stayed and will be dismissed with prejudice upon consummation of the Delaware Settlement. Upon consummation of the Delaware Settlement, the line of credit will be terminated.

         (B) During October 1997, the Company terminated the employment of the Company's then President, Robert J. Quigley. The severance package approximating $300,000, payable through December 1998, was expensed in the second quarter of fiscal 1998.

         (C) The Company has entered into lease agreements for certain equipment and maintenance contracts at Garden State Park and Freehold Raceway. Two of these agreements are based upon the daily average of the total amount wagered and number of live racing days at the Company's racetracks. Minimum rental payments for the next five years are based on projected racing dates. During July 1997, the Company executed an agreement to lease office space in Albuquerque, New Mexico for a five year period, expiring on July 31, 2002. The lease provides for a monthly rent of approximately $10,000 when the space is fully occupied. In connection with this lease, the Company has sub-leased a portion of the premises to AutoLend Group Inc. ("AutoLend"), a company in which Nunzio P. DeSantis is the Chairman, President and principal stockholder and Anthony Coelho is a director, for $600 per month. The sublease is terminable on 30 days written notice. Equipment lease and rent expense for the years ended June 30, 1998, 1997 and 1996 was $1,683,451, $1,927,081 and $2,201,346,
respectively. In connection with the pending litigation, which is currently stayed and will be dismissed with prejudice if the Delaware Settlement is consummated, the minority Board members have challenged the authorization and enforceability of certain agreements, including the Albuquerque lease. However, upon consummation of the Delaware Settlement, the Albuquerque lease will be assumed by AutoLend.

     The following summarizes commitments on non-cancelable contracts and leases as of June 30, 1998


                                                             Year Ended June 30,
                            -------------------------------------------------------------------------------
                                                                                      There-
                                1999       2000        2001       2002      2003       after        Total
                            ----------  ----------  ----------  --------  --------  ----------  -----------

Employee Contracts .......  $  931,000  $  688,000  $  688,000  $608,000  $528,000  $2,112,000  $ 5,555,000
(excluding severance
agreements)

Operating Leases (1) .....   2,336,000   1,476,000     566,000   246,000    10,000         -0-    4,634,000

El Rancho Construction
Contracts                      217,000         -0-         -0-       -0-       -0-         -0-      217,000

                            ----------  ----------  ----------  --------  --------  ----------  -----------

                     Total  $3,484,000  $2,164,000  $1,254,000  $854,000  $538,000  $2,112,000  $10,406,000

                            ==========  ==========  ==========  ========  ========  ==========  ===========

(1) The majority of the operating leases will be transferred to the buyer of Freehold Raceway and lessor of Garden State Park when the transaction is consummated. The lease for the office space in New Mexico will be assumed by AutoLend upon consummation of the Delaware Settlement.

     (D) Garden State Park has granted the exclusive right to operate all food and retail services and to sell or rent all food products and merchandise sold or rented at the racetrack facility to Service America Corporation. The term of the agreement is for the 15 year period terminating during March 2000. Service America agreed to invest $7,000,000 in the concession premises at the racetrack facility. As of June 30, 1998, the Company is contingently liable for approximately $900,000, the undepreciated value of the equipment Service America installed at the track, if this agreement were to be terminated. At the end of the agreement or upon termination, Garden State Park would take title to such equipment.

         (E) The New Jersey Division of Gaming Enforcement ("DGE") has conducted an investigation of the Company and its directors and significant stockholders in connection with Garden State Park's and Freehold Raceway's licenses with the Casino Control Commission ("CCC") and the Racing Commission. The DGE issued a report to the CCC in September 1998 in which it objected to the qualification of the one director who did not file an application and requested hearings for three stockholders. The director and one of the three stockholders have requested hearings with the CCC and if the Delaware Settlement is consummated, the other two stockholders will no longer be required to qualify. The DGE also reserved the right to continue its investigation as to additional directors in the event the Delaware Settlement is not consummated. As a result of such report and subject to the consummation of the Delaware Settlement, the CCC and/or the Racing Commission may undertake further proceedings which could potentially jeopardize the Company's racing licenses and ability to conduct business with any casino licensees, including simulcasting to Atlantic City casinos.

         LEGAL PROCEEDINGS

         On or about September 10, 1997, three actions were filed in Delaware Chancery Court in and for New Castle County (the"Delaware Chancery Court"), each of which named the Company as a nominal defendant and one of which was subsequently dismissed (collectively, the "Delaware Actions"). Additionally, two actions were filed in New Jersey naming the Company as a nominal defendant (collectively, the "New Jersey Actions"), one of which is a derivative action filed on or about February 24, 1998 in the United States District Court for the District of New Jersey (the "New Jersey District Court"), and the other is a purported class action filed on or about July 15, 1998 in the Superior Court of New Jersey (the "New Jersey Superior Court"). As described more fully below, pursuant to the terms of the Delaware Stipulation dated July 2, 1998, upon satisfaction of certain conditions set forth in the Delaware Stipulation, the Delaware Actions are to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the actions thereunder (the "Delaware Settlement"). See "Delaware Settlement." Further, pursuant to a memorandum of understanding entered into on August 18, 1998 (the "New Jersey Memorandum"), upon satisfaction of certain conditions, the New Jersey Actions are to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the actions thereunder (the "New Jersey Settlement"). See "New Jersey Settlement."

Mariucci, et al. v. DeSantis, et al.

     The first Delaware Action, captioned John Mariucci, Robert J. Quigley, Charles R. Dees, Jr., James J. Murray, Francis W. Murray, Frank A. Leo, and The Family Investment Trust (Henry Brennan as Trustee) v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl and Joseph Zappala and International Thoroughbred Breeders, Inc., C.A. No. 15918NC ("Mariucci"), alleged, among other things, that (i) NPD had breached the terms of the NPD Acquisition Agreement by failing to fund a line of credit, (ii) as a result of such breach, the resignations of Messrs. Mariucci, James Murray and Keonemund from the Board were ineffective and (iii) Messrs. DeSantis, Coelho, Abraham, Scholl and Zappala (the "New Directors") were misusing the assets of the Company for their personal benefit. The Mariucci complaint sought an order (a) pursuant to Section 225 of the Delaware General Corporation Law, determining that (1) the New Directors were never validly appointed or elected to the Board and (2) Frank Koenemund, John Mariucci and James Murray, notwithstanding their resignations upon the NPD Acquisition, were directors of the Company (the "Section 225 Claims") and (b) preserving the status quo pending a final adjudication of the
Section 225 Claims. On September 18, 1997, the plaintiffs filed an amended complaint. On September 26, 1997, the New Directors and the Company filed a motion to dismiss, or in the alternative to strike allegations of the amended complaint. The Delaware Chancery Court granted the motion to dismiss by opinion dated October 14, 1997. The time for appeal of the Delaware Chancery Court Order has expired and no appeal has been taken by the plaintiffs.

Quigley, et al. v. DeSantis, et al.

         The second Delaware Action, captioned Robert J. Quigley, Frank A. Leo , and The Family Investment Trust (Henry Brennan as Trustee) v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl, Joseph Zappala, Joseph A. Corazzi and Las Vegas Entertainment Network, Inc. and International Thoroughbred Breeders, Inc., C.A. No. 15919NC ("Quigley"), is a derivative suit brought by two then Directors (Messrs. Quigley and Leo) and the Family Investment Trust (collectively, the "Quigley Plaintiffs") which alleges, among other things, that the New Directors have breached their fiduciary duties to the Company, usurped corporate opportunities belonging to the Company and incorrectly stated minutes of Board meetings to omit material discussions. The Quigley complaint alleges that the New Directors entered into certain agreements on behalf of the Company in violation of the "super-majority" voting provisions of the Company's By-laws and their fiduciary duty to the Company, including but not limited to, the Credit Suisse loan agreement, the Tri-Party Agreement, the Bi-Lateral Agreement, the D&C option agreement, Mr. DeSantis' employment agreement and consulting agreements with Messrs. Coelho and Zappala. The Quigley complaint seeks (i) a declaratory judgement that (a) certain actions taken by the New Directors are null and void and (b) the "super-majority" By-law provisions remain in full force and effect, (ii) recision of certain actions taken by the New Directors and (iii) damages as a result of the allegedly unauthorized and allegedly unlawful conduct of the defendants. On November 7, 1997, the New Directors and the Company filed answers to the Quigley complaint denying all allegations contained in the Quigley complaint.

         On November 18, 1997, the Company filed an amended answer and counterclaim (the "Counterclaim") against Messrs. Quigley, Leo, Francis Murray and Dees (collectively, the "Counterclaim Defendants"). The Counterclaim alleges that the Counterclaim Defendants have breached their fiduciary duty to the Company by (i) adopting, and subsequently refusing to recognize the repeal of certain "super-majority" By-law provisions in order to aid Brennan in retaining control of the Company's business affairs and jeopardizing the Company's licenses and registrations, (ii) interfering in the Company's hiring of new independent auditors thereby causing the Company to be delinquent in its required filings with the SEC and causing the suspension of trading in the Company's stock on AMEX, (iii) using corporate funds for their personal uses and
(iv) usurping corporate opportunities properly belonging to the Company. The Counterclaim seeks injunctive relief enjoining the Counterclaim Defendants from, among other things, interfering in the Company's day-to-day business operations, the establishment of a constructive trust over certain assets of the Counterclaim Defendants, a declaratory judgement that the "super-majority" voting provisions have been repealed and money damages. The Counterclaim Defendants filed an answer to the Counterclaim on January 12, 1998 denying all of the material allegations and, in addition, Mr.
Murray asserted a wrongful discharge and seeks monetary damages.

         Subsequent to the scheduling of the Director Litigation for trial, the parties reached an agreement in principle to settle the litigation which resulted in the Delaware Stipulation. As described more fully below under "Delaware Settlement," upon satisfaction of the conditions set forth in the Delaware Stipulation, the Director Litigation will be fully and finally dismissed with prejudice, and the parties will provide mutual releases of all claims related to such action. See "Delaware Settlement."

Rekulak v. DeSantis, et al.

     The third Delaware Action captioned James Rekulak v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl, Joseph Zappala, Las Vegas Entertainment Network, Inc. and Joseph A. Corazzi and International Thoroughbred Breeders, Inc., C.A. No. 15920 ("Rekulak"), is a derivative suit which in essence repeats the allegations contained in the Quigley complaint and seeks similar relief. The Rekulak action was consolidated with the Quigley action pursuant to a stipulation and order dated January 13, 1998.

         The trustee of Brennan's Bankruptcy Estate, as well as the SEC, have participated to a limited extent in discovery in the litigation of the Quigley and Rekulak actions.

         As described more fully below under "Delaware Settlement," upon satisfaction of the conditions set forth in the Delaware Stipulation, the Rekulak action will be fully and finally dismissed with prejudice. See "Delaware Settlement."

Rekulak v. DeSantis, et al.

         On or about October 8, 1997, James Rekulak filed a complaint in the Delaware Chancery Court captioned Rekulak v. DeSantis, et al., CA No. 15978, which purports to be a complaint under Section 225 of the Delaware General Corporation Law and contains substantive allegations that are virtually identical to those in the complaint in the Mariucci action described above. The plaintiff in this action sought to have his complaint consolidated with the complaint in the Mariucci action and represented to the Court that he was willing to be bound by the Delaware Chancery Court's decision on defendants' motion to dismiss the Mariucci action. As set forth above, the Mariucci action was dismissed by the Delaware Chancery Courts opinion dated October 14, 1997, and thereafter, this action was dismissed with prejudice by a stipulation and order dated February 9, 1998.

Delaware Settlement

         The Quigley and Rekulak actions, and the NPD and Green actions described more fully below, are currently at a standstill as the parties have entered into the Delaware Stipulation to settle such litigation. Upon consummation of the Delaware Settlement, the Quigley, Rekulak, NPD and Green actions are to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the actions.

         Upon the satisfaction of certain conditions to the Delaware Settlement, the Company will purchase for $4.6 million cash and the assumption by the Company of the $5.8 million note issued by NPD and held by Brennan's Trustee in Bankruptcy, the approximately 2.9 million shares of the Company's stock owned by NPD. Simultaneous with such purchase, all contracts (including option grants and employment and consulting agreements) between the Company, Messrs. DeSantis, Coelho, Zappala, Scholl and Abraham, will be canceled, and effective upon such purchase, Messrs. DeSantis, Coelho and Zappala will resign from the Company's Board. Messrs. Scholl, Abraham, Leo and Dees resigned from the Company's Board on July 23, 1998 upon the mailing of the Delaware Stipulation to the Company's stockholders.

         Upon satisfaction of certain conditions to the Delaware Settlement, the Company will deposit title to the El Rancho Property into escrow for a period of up to 270 days to permit LVEN to sell the El Rancho Property. LVEN will have the exclusive right to sell the El Rancho Property until November 10, 1998, 120 days after the date the notice of the Delaware Settlement was mailed to the Company's stockholders and up to an additional 60 days thereafter upon the occurrence of certain events. Both LVEN and the Company will have the right to sell the El Rancho Property between November 10, 1998 and April 9, 1999, 270 days after the mailing of the notice, upon the payment of at least $44.2 million to the Company. If, within 30 days prior to the end of the escrow period, LVEN obtains a $44.2 million loan for the benefit of the Company, LVEN will have a non-exclusive right to sell the El Rancho Property for an additional year, upon the payment of $44.2 million to the Company.

         Upon consummation of the Delaware Settlement, certain agreements to which the Company is a party will be terminated, including without limitation, all agreements with LVEN (including the entertainment management agreement and the $160 million profit participation note), the Bi-Lateral Agreement, the Tri-Party Agreement (other than rights of CSFB thereunder), the option agreement with D&C, the Albuquerque lease, Mr. DeSantis' employment agreement and the consulting agreements with Messrs. Coelho, Zappala and Scholl.

         Pursuant to the Delaware Stipulation, the Company's By-laws have been amended to reduce the authorized number of directors to six, and in connection with such reduction, Messrs. Abraham, Scholl, Dees and Leo resigned from the Company's Board. Until all of the transactions contemplated by the Delaware Settlement are consummated or the Delaware Settlement is terminated according to its terms, (a) the Company will not approve, amend or terminate any agreement or incur any additional liabilities, expenses or obligations in excess of $10,000 without the prior written approval of directors Coelho and Quigley, and (b) the Company and its subsidiaries will not take any significant action, including any merger, purchase or sale of assets for $50,000 or more, issue any securities, approve or amend employment or consulting agreements, borrow $50,000 or more, fill any vacancy on the Company's Board, proceed with any meeting of stockholders, declare or pay any dividend or other distribution, consummate any tender offer, restructuring, recapitalization or reorganization, or amend the Company's By-laws without the unanimous consent of the Company's Board.

         The Delaware Settlement is subject to numerous conditions, including without limitation, the Delaware Court dismissal order becoming final, the approval of Credit Suisse or an alternative lender, and certain approvals by the United States Bankruptcy Court handling the Brennan bankruptcy proceedings. The approvals of the Delaware Court and AutoLend Bankruptcy Court have been obtained. The consummation of the Delaware Settlement will not result in the release by the Company of any claims against Credit Suisse or Standard Capital Group. However, in the event that a new financing agreement is approved by the Company and Credit Suisse, Credit Suisse will obtain a release of claims from the Company.

Harris v. DeSantis, et al.

     The first New Jersey Action, filed on February 24, 1998 in the New Jersey District Court, captioned Myron Harris, derivatively on behalf of International Thoroughbred Breeders, Inc. v. Nunzio P. DeSantis, Anthony Coelho, Kenneth W. Scholl, Michael Abraham, Joseph Zappala, Frank A. Leo, Robert J. Quigley, Charles R. Dees, Jr. and Francis W. Murray ("Harris-Federal"), C.A. No. 98-CV-517(JBS), is a derivative suit brought by a stockholder of the Company. The factual allegations and claims asserted in the Harris-Federal complaint are virtually identical to the claims asserted in the Quigley complaint and in the Counterclaim asserted by the Company in the Quigley action.

         On May 4, 1998, all defendants filed a motion to dismiss, or, in the alternative, a motion to stay the Harris-Federal action, pending resolution of the Quigley action. The New Jersey District Court has not ruled on that motion. On May 4, 1998, the plaintiff filed an amended complaint to, among other things, add another stockholder as an additional plaintiff.

         As described more fully below, pursuant to the New Jersey Memorandum and the satisfaction of certain conditions set forth therein, the Harris-Federal action is to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the action. See "New Jersey Settlement."

Harris v. DeSantis, et al.

         The most recent New Jersey Action, filed on July 15, 1998 in the New Jersey Superior Court, captioned Myron Harris and Howard Kaufman v. Nunzio P. DeSantis, Anthony Coelho, Kenneth W. Scholl, Michael Abraham, Joseph Zappala, Frank A. Leo, Robert J. Quigley and Charles R. Dees, Jr. ("Harris-State"), Cam-L-5534-98, is a purported class action suit brought by the same plaintiffs as the Harris-Federal action. The complaint alleges that the Harris-State defendants breached their fiduciary duties to the Company's stockholders by failing to file timely audited financial statements for the fiscal year ended June 30, 1997, resulting in the indefinite suspension of trading of the Company's stock on AMEX.

     Prior to filing pleadings in response to the Harris-State complaints, the defendants entered into the New Jersey Memorandum pursuant to which the Harris-State action is to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the action. See "New Jersey Settlement."

New Jersey Settlement

         The New Jersey Actions are currently at a standstill as the parties have entered into the New Jersey Memorandum. Subject to the approval of the court, the defendants and the Company will pay the aggregate sum of $150,000 for plaintiffs' counsel fees and expenses in the New Jersey Litigation and any incentive award to plaintiffs Harris and Kaufman would be paid out of this $150,000 sum. Pursuant to the New Jersey Settlement, following the implementation of the Delaware Settlement, the defendants will restructure the Audit Committee of the Company so as to facilitate the procurement and timely filing of audited financial statements in the future. Further, the Company will take all appropriate actions necessary to promptly initiate the quotation of the Company's Common Stock and Preferred Stock on the OTC Bulletin Board.

         Pursuant to the New Jersey Settlement, the plaintiffs agreed not to file objections to the Delaware Settlement. In addition, pursuant to the New Jersey Settlement, upon consummation of the Delaware Settlement the plaintiffs will move for a dismissal, with prejudice, of the Harris-Federal action, and will provide releases to the defendants and the Company and all others acting on the Company's behalf for any claims that were asserted or could have been asserted in the Harris-Federal action. For settlement purposes only, a class will be certified for Harris-State action consisting of all holders of the Company's stock between October 13, 1997 (the date AMEX suspended trading of the Company's stock) and the date the Company's stock is quoted for trading on the OTC Bulletin Board. The plaintiffs and the class members will release the defendants and the Company and all others acting on the Company's behalf from any claims that were asserted or could have been asserted in the Harris-State action.

Other Litigation

         In November 1997, two separate actions were filed in the New Jersey District Court against various directors of the Company and other affiliated parties. The Company is not a party to either of these actions, both of which are summarized below:

NPD, Inc. v. Quigley, et al.

         On November 18, 1997, NPD (the Company's largest stockholder and whose stockholders are Messrs. DeSantis and Coelho), filed a complaint captioned NPD, Inc. v. Robert J. Quigley, Francis W. Murray, Frank A. Leo, Charles R. Dees, Jr., John Mariucci, Frank Koenemund and James J. Murray, C.A. 97-CV-5657 ("NPD"), in the New Jersey District Court. The complaint alleges, among other things, that Messrs. Quigley, Francis Murray, Leo and Dees, each of whom was at the time a director of the Company, and Messrs. Mariucci, Koenemund and James Murray, each of whom is a former director of the Company, conspired with one another and Brennan to defraud NPD by (i) approving and subsequently concealing from NPD the existence of the "super-majority" voting provision of the Company's By-laws and (ii) purporting to repeal such provision and subsequently filing suit in an effort to restore such provision, all of which has had the effect of attempting to deprive NPD of control of the Company and perpetuating the control of Brennan and his associates. The NPD suit seeks compensatory and punitive damages. On January 8, 1998, the defendants served a motion to dismiss NPD's complaint. The NPD action is at a standstill as the parties have entered into the Delaware Stipulation. Upon satisfaction of the conditions set forth in the Delaware Stipulation, the NPD action is to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to such actions. The Company is not a party to the NPD suit.

Green v. DeSantis, et al.

     Certain officers, directors and affiliates of the Company are parties to an action filed on November 30, 1997 by Robert William Green ("Green"), a stockholder of the Company, captioned Robert William Green v. Nunzio DeSantis, Joseph Corazzi, Anthony Coelho, Las Vegas Entertainment Network, Inc. and NPD, Inc., C.A. 97-5359(JHR), in the New Jersey District Court. The complaint alleges, among other things, that the defendants have usurped certain corporate opportunities at the expense of the Company, have diluted Green's interest in the Company through the issuance of shares of stock and have conspired to deprive him of certain rights under an option granted to him by NPD (the "Green Option"). Subject to regulatory approval, the Green Option grants Green the right to purchase approximately 50% of the shares of the Company's Common Stock which are held by NPD. The expiration date of the Green Option was January 15, 1998 and Green did not exercise the option by such date. Green seeks (i) compensatory and punitive damages, (ii) an order enjoining defendants from transferring, encumbering or alienating the Company's Common Stock subject to the Green Option, (iii) an order declaring the issuance of certain shares of Common Stock to be a nullity, and (iv) reformation of the Green Option to extend the termination date. This action also raises claims substantially similar to those made in the Quigley action. The parties to the Green action have stipulated to take no action in the case pending consummation of the Delaware Settlement. Upon satisfaction of the conditions set forth in the Delaware Stipulation, the Green action is to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to such actions. The Company is not a party to the Green action.

         The Company is a defendant in various other lawsuits incidental to the ordinary course of business. It is not possible to determine with any precision the probable outcome or the amount of liability, if any, under these lawsuits: however, in the opinion of the Company and its counsel, the disposition of these lawsuits will not have material adverse effect on the Company's financial position, results of operations, or cash flows.

(12)     FAIR VALUE OF FINANCIAL INSTRUMENTS

         As of June 30, 1998, in assessing the fair value of financial instruments, the Company has used a variety of methods and assumptions, which were based on estimates of market conditions and loan risks existing at that time. For certain instruments, including cash and cash equivalents, restricted cash and investments, non-trade accounts receivable and loans, and short-term debt, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short-term maturity. Quoted market prices for the same instrument were used for trading securities. Estimated discounted value of future cash flows, has been used to determine fair value for long term debt. The carrying amounts of long term debt approximate fair value since the Company's interest rates approximate current interest rates.

(13)     RETIREMENT PLANS

         The Company maintains a Retirement Plan under the provisions of section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") covering all its non-union full time employees who have completed one year of service. The Company's basic contribution under the plan is 4% of each covered employee's compensation for such calendar year. In addition, the Company contributes up to an additional 50% of the first 4% of compensation contributed by any covered employee to the plan (an employee's maximum contribution is $9,500 factored for inflation annually). The Company's expense totaled $216,848, $238,201 and $229,187 for the fiscal years ended June 30, 1998, 1997 and 1996, respectively.

         For collectively bargained, multi-employer pension plans, contributions are made in accordance with negotiated labor contracts and generally are based on the number of hours worked. With the passage of the Multi-Employer Pension Plan Amendments Act of 1980 (the "Act"), the Company may, under certain circumstances, become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, these liabilities are contingent upon the termination, withdrawal, or partial withdrawal from the plans. Total contributions charged to expense under all collectively bargained multi-employer pension plans were $1,089,070, $1,106,906 and $1,070,549, in fiscals 1998, 1997 and 1996, respectively.

         The Company has approximately 74% of its labor force covered by collective bargaining agreements at June 30, 1998; 52% of its labor force is covered by collective bargaining agreements that will expire during fiscal 1999.

(14)     STOCK OPTIONS AND WARRANTS

         (A)      EMPLOYEE AND NON-EMPLOYEE OPTIONS

         In December 1994, the Company's Board of Directors and stockholders adopted and approved the 1994 Employees' Stock Option Plan ("Plan"). The Plan permits the grant of options to purchase up to 475,000 shares of Common Stock, at a price per share no less than 100% of the fair market value of the Common Stock on the date the option is granted. The price would be no less than 110% of fair market value in the case of an incentive stock option granted to any individual who owns more than 10% of the Company's outstanding Common Stock. The Plan provides for the granting of both incentive stock options intended to qualify under section 422 of the Code, and non-qualified stock options which do not qualify. No option may have a term longer than 10 years (limited to five years in the case of an option granted to a 10% or greater stockholder of the Company). Options under the Plan are non-transferable except in the event of death and are only exercisable by the holder while employed by the Company. Unless the Plan is terminated earlier by the Board, the Plan will terminate in June 2004.

         In addition, the Company has also granted non-qualified stock options for the purchase of Common Stock to employees and directors of the Company that are not part of the above mentioned Plan. These options have been granted with terms of five and ten years. These options have been granted at prices per share that have been below, equal to or above the fair market value on the grant date.

         The following table contains information on stock options for options granted from the Plan and options granted outside the Plan for the three year period ended June 30, 1998:



                                                      Stock Options
                                                      -------------

                                                     Exercise       Weighted
                                       Number       Price Range      Average
                                    of Shares       Per Share        Price
                                    ---------       ---------        -----

Outstanding at June 30, 1995 ..     1,475,000     $5.875 - $24.00    $   14.10

Granted .......................     1,200,000     $4.00 - $4.875     $    4.14

Canceled ......................    (1,400,000)    $4.00 - $24.00     $   14.22
                                     ------

Outstanding at June 30, 1996 ..     1,275,000     $4.00 - $5.875     $    4.59

Granted .......................       875,000     $4.00 - $5.00      $    4.51

Canceled ......................      (550,000)    $4.00 - $5.875     $    4.43
                                      ------

Outstanding at June 30, 1997 ..     1,600,000     $4.00 - $5.875     $    4.59

Granted .......................       300,000     $4.00              $    4.00
                                      ------

Outstanding at June 30, 1998 ..     1,900,000     $4.00 - $5.875     $    4.50
                                      ======

                                                      Exercise          Weighted
                                                     Price Range         Average
                              Option shares           Per Share            Price
                             --------------    -------------------  ------------

Exercisable at June 30:

1996                               875,000         $4.00 - $5.875       $   4.86
                                  ---------         --------------         -----

1997                             1,600,000         $4.00 - $5.875       $   4.59
                                  ---------         --------------         -----

1998                             1,900,000         $4.00 - $5.875       $   4.50
                                  ---------         --------------         -----



Options available for future grant under
the Plan at June 30:                        1994 Plan
                                      ----------------------

1996                                          150,000

1997                                          275,000

1998                                          275,000





The following table summarizes information about stock options outstanding at June 30, 1998:

                                                         Ranges               Total
                                           ------------------------------- -------------
Range of exercise prices                     $4.00 - 4.625   $5.00 - 5.875 $4.00 - 5.875
                                             -------------   ------------- -------------

Outstanding options:

   Number outstanding at June 30, 1998           1,275,000         625,000     1,900,000
                                           ---------------   ------------- -------------

   Weighted average remaining contractual
               life (years)                           8.32            5.25          7.25
                                           ----------------  ------------- -------------

   Weighted average exercise price                   $4.11          $ 5.28         $4.50
                                           ----------------  ------------- -------------



Exercisable options:

   Number outstanding at June 30, 1998           1,275,000         625,000     1,900,000
                                           ----------------  ------------- -------------

   Weighted average exercise price                   $4.11           $5.28         $4.50
                                           ----------------  ------------- -------------

 Weighted Average Fair Value                            Weighted        Weighted
 of Options Granted               Number of             Average          Average
                                   Shares           Exercise Price    Fair Value
                              --------------------------------------------------

During Fiscal Year Ended:

June 30, 1996:

    Below Market                  400,000               $4.00              $2.15

    At Market                     250,000               $4.65              $2.58

    Above Market                  550,000               $4.00              $1.98
                              -------------
                                 1,200,000
                              -------------

June 30, 1997:

    Below Market                     --                   --                 --

    At Market                        --                   --                 --

    Above Market                  875,000               $4.51              $1.78
                              ------------
                                  875,000
                              ------------

                                            Weighted
                       Number of             Average            Weighted Average
June 30, 1998:          Shares           Exercise Price               Fair Value
                   ---------------------------------------   -------------------

    Below Market       300,000               $4.00                         $2.62

    At Market             --                   --                            --

    Above Market          --                   --                            --
                   ------------------
                       300,000
                   ------------------

     Options to purchase an aggregate of 6,000,000 shares of Common Stock have been granted, subject to stockholder approval, to the Company's Chief Executive Officer and Chairman of the Board and are not reflected in the above tables. On August 21, 1997, the Company granted non-qualified stock options to purchase an aggregate of 300,000 shares of Common Stock to certain directors. Upon consummation of the Delaware Settlement, options to purchase an aggregate of 6,300,000 shares of Common Stock will be terminated. (See Note 11.)

         During 1995, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which has recognition provisions that establish a fair value based method of accounting for stock-based employee compensation plans and established fair value as the measurement basis for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS 123 also has certain disclosure provisions. Adoption of the recognition provisions of SFAS 123 with regard to these transactions with non-employees was required for all such transactions entered into after December 15, 1995, and the Company adopted these provisions as required. The recognition provision with regard to the fair value based method of accounting for stock-based employee compensation plans is optional. Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employers" ("APB 25") uses what is referred to as an intrinsic value based method of accounting. The Company has decided to continue to apply APB 25 for its stock-based employee compensation arrangements. Accordingly, no compensation cost has been recognized. The Company estimates the fair value of each option and warrant granted on the date of grant using the Black-Scholes option-pricing model with the following assumptions: a weighted average risk-free interest rate of 6.3%, a weighted average expected life of 5 years based on Company expectations, and a weighted average expected volatility of 56.29%. Had compensation cost for the Company's employee stock option plan been determined based on the fair value at the grant date for awards under the Plan consistent with the method of SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                                            Years Ended June 30,
                                                            --------------------

                                              1998                 1997             1996
                                              ----                 ----             ----

Net (Loss): As Reported

(Loss) Before Discontinued
Operations & Extraordinary Item       $     (25,468,850)     $  (15,144,053)   $  (2,779,987)

Income from Discontinued
Operations                                     7,207,633           1,594,096        1,710,276

Extraordinary Item                                   -0-         (3,837,625)              -0-
                                 ------------------------------------------------------------

Net (Loss)                            $     (18,261,217)     $  (17,387,582)   $  (1,069,711)
                                 ------------------------------------------------------------

Pro Forma Net (Loss)

(Loss) Before Discontinued
Operations & Extraordinary Item       $     (25,468,850)     $  (16,090,903)   $  (3,904,487)

Income from Discontinued
Operations                                     7,207,633           1,594,096        1,710,276

Extraordinary Item                                   -0-         (3,837,625)              -0-
                                 ------------------------------------------------------------

Net (Loss)                            $     (18,261,217)     $  (18,334,432)   $  (2,194,211)
                                 ------------------------------------------------------------

Net (Loss) Per Share: As
Reported

(Loss) Before Discontinued
Operations & Extraordinary Item                  ($1.82)             ($1.29)           ($.26)

Income from Discontinued
Operations                                           .51                 .14              .16

Extraordinary Item                                   -0-               (.33)              -0-
                                 ------------------------------------------------------------

Net (Loss)                                       ($1.31)             ($1.48)           ($.10)
                                 ------------------------------------------------------------

Pro Forma Net (Loss) Per Share

(Loss) Before Discontinued
Operations & Extraordinary Item                  ($1.82)             ($1.38)           ($.37)

Income From Discontinued
Operations                                           .51                 .14              .16

Extraordinary Item                                   -0-               (.33)              -0-
                                 ------------------------------------------------------------

Net (Loss)                                       ($1.31)             ($1.57)           ($.21)
                                 ------------------------------------------------------------

         (B)      WARRANTS

         During the fiscal year ended June 30, 1996, the Company issued warrants to purchase 925,000 shares of Common Stock in connection with its financing activities and the purchase of the El Rancho Property. During the fiscal year ended June 30, 1997, the Company issued warrants to purchase 746,847 shares of Common Stock in connection with its financing activities, including the Credit Suisse Credit Facility. The Company did not issue any warrants in fiscal 1998.

         The fair value of warrants issued during the years ended June 30, 1997 and 1996 was $1,893,451 and $1,930,250, respectively, and has been accounted for as deferred financing costs and costs associated with the acquisition of the El Rancho Property. The deferred financing costs are being amortized over the terms of the related indebtedness. The fair value of the warrants issued in connection with the acquisition of the El Rancho Property has been capitalized and would be amortized if and when the facility became operational; however, the Company has determined to dispose of the El Rancho Property.

         Certain deferred financing costs recorded by the Company in connection with the Foothill and other financing agreements were expensed during the fiscal year ended June 30, 1997. Total expense recorded by the Company during the fiscal year ended June 30, 1997 associated with these warrants amounted to $1,287,258.


         Warrants have been granted to acquire Common Stock at various prices above, below and at fair market value at the date of grant. The following table contains information on warrants for the three year period ended June 30, 1998:

                                          Warrants
                                          --------

                                             Exercise        Weighted
                                Number      Price Range       Average
                               Of Shares     Per Share         Price
                               ---------     ---------         -----

Outstanding at June 30, 1995     -0-

Granted                         925,000    $4.00 - $5.25       $4.76
                              ----------

Outstanding at  June 30, 1996   925,000    $4.00 - $5.25       $4.76

Granted                         746,847    $4.375- $5.00       $4.54
                             -----------

Outstanding at June 30,
1997 and 1998                 1,671,847    $4.00 - $5.25       $4.66
                             ===========

(15)     DIVIDENDS

         The Company is required to pay to the holders of the Company's Series A Convertible Preferred Stock ("Preferred Stock") a cash dividend from any net racetrack earnings, as defined, of Garden State Park. No dividends were required for fiscals 1998, 1997 and 1996. The Preferred Stock has liquidation rights of $100 per share plus accrued dividends, if any.

(16)     RELATED PARTY TRANSACTIONS

         Mr. DeSantis and Mr. Joseph Corazzi, President and Chairman of LVEN, each own one-half of the stock of D&C. On July 1, 1997, the Company paid for an option to acquire certain leasehold interests relating to two New Mexico racetracks for a non-refundable deposit of $600,000 which was to be credited towards the purchase price. The option agreement has been terminated. In the pending litigation, the minority Board members have challenged the authorization and enforceability of certain agreements, including the option agreement. In connection with the Delaware Settlement, the $600,000 has been included as part of the calculation of the purchase price for the NPD shares. (See Note 11).

         In connection with the NPD acquisition, NPD borrowed the sum of $2,900,000 from Casino-Co, from whom the Company purchased the El Rancho Property and with whom the Company has various contractual obligations with respect to the purchase of the El Rancho Property including, but not limited to, a profit participation note and an entertainment management contract. Upon consummation of the Delaware Settlement, the profit participation note and the entertainment management contract will be terminated. The Casino-Co loan, together with accrued interest, was repaid in July 1997. Mr. DeSantis holds options to acquire 1,500,000 shares of LVEN's common stock at an exercise price of $1.00 per share. Mr. DeSantis was also paid a commitment fee by LVEN of $110,000 in connection with a standby financing commitment he made to LVEN on October 31, 1996 as replacement financing for the El Rancho Property. This standby financing commitment was never drawn upon and was terminated in January 1997. Mr. DeSantis is a 25% owner in Electric Media Company, Inc., ("EMC"), a Delaware corporation and subsidiary of LVEN, for which investment Mr. DeSantis paid $375,000.

     Mr. DeSantis owned 80% of Nordic Gaming Corporation, an Ontario corporation which purchased the Fort Erie Racetrack in Fort Erie, Canada on August 27, 1997. The Company was offered, but the Executive Committee rejected, the opportunity to make this investment because of the demands on cash flow. Nordic Gaming borrowed $182,000 from LVEN for a deposit on the purchase which was repaid to LVEN at the closing. LVEN has also provided Nordic Gaming with a $1.3 million secured line of credit to fund operating losses at the Fort Erie Racetrack. On May 15, 1998, Mr. DeSantis sold his Nordic Gaming shares to Erie Gaming Organization, Inc., an Ontario corporation which holds the other 20% interest in Nordic Gaming. In consideration for his shares, Mr. DeSantis received $10.00 and each of Nordic Gaming, Mr. DeSantis and Erie Gaming exchanged mutual general releases. In the pending litigation, the minority Board members challenged the decision of the Executive Committee to reject the opportunity to purchase the Fort Erie Racetrack.

         Pursuant to the Tri-Party Agreement executed in connection with the Credit Suisse Credit Facility, the Company issued an aggregate of 2,326,520 shares of Common Stock (based on a value of $5.00 per share) in exchange for cancellation of the Casino-Co Note plus accrued interest. Of such shares, 2,093,868 shares were issued to Casino-Co (the "Conversion Shares") and 232,652 shares were issued to Credit Suisse in consideration for its consent and for certain advisory services on the transaction. In accordance with the Tri-Party Agreement, the Company has also agreed, subject to, among other things, an independent valuation, receipt of a fairness opinion from an independent investment banking firm and Board and stockholder approval, to complete the Casino-Co transaction. LVEN and Casino-Co granted Mr. DeSantis a proxy to vote any or all of the Conversion Shares until the occurrence of certain events and have agreed to grant Mr. DeSantis a proxy to vote any or all of the shares to be issued to LVEN in the Casino-Co transaction. In the pending litigation, the minority Board members have challenged the authorization and enforceability of certain agreements, including the TriParty Agreement. Upon consummation of the Delaware Settlement, the Tri-Party Agreement will be terminated and the Conversion Shares will be retired.

         In connection with the Credit Suisse Credit Facility, the Company and LVEN entered into the BiLateral Agreement which set the amount the Company could recoup prior to Casino-Co receiving consideration under the $160 million profit participation note at $35 million. In addition, the Bi-Lateral Agreement fixed the maximum debt service to be netted against cash flow from operations of the El Rancho Property in computing "adjusted cash flow" under the $160 million profit participation note at $65 million. In the pending litigation, the minority Board members have challenged the authorization and enforceability of certain agreements, including the Bi-Lateral Agreement. The Bi-Lateral Agreement and the $160 million profit participation note will be terminated upon consummation of the Delaware Settlement.

         During fiscals 1998 and 1997, the Company paid $12,200 and $217,000 respectively, to Southwest Jet Group in connection with the use of a private jet by certain officers and directors of the Company including Mr. DeSantis, for Company business. Southwest Jet Group is a Nevada corporation, owned by Mr. DeSantis' son, ,which operates private jets, including one which was partially financed by Messrs. DeSantis and Corrazzi. Messrs DeSantis and Corazzi used private jets operated by Southwest Jet Group for certain personal matters for which the Company advanced approximately $177,000 and $160,000 during fiscals 1998 and 1997, respectively, and which LVEN has agreed to reimburse the Company.

         Effective January 15, 1997, the Company entered into an employment agreement with Nunzio P. DeSantis, the Company's Chief Executive Officer, for a ten-year term at an initial annual base salary of $450,000. In the pending litigation, which is currently stayed and will be dismissed with prejudice upon consummation of the Delaware Settlement, the minority Board members have challenged the authorization and enforceability of certain agreements, including Mr. DeSantis' employment agreement. Under the terms of the Delaware Settlement, neither the Company nor any of its affiliates are to make any payments to Mr. DeSantis except for his base salary and automobile allowance and continuation of his insurance benefits under the terms set forth in the employment agreement. Upon consummation of the Delaware Settlement, Mr. DeSantis' employment agreement will be terminated and options granted to him in the employment agreement will be cancelled.

         During fiscal 1998, the Company paid $120,000 in consulting fees, $22,500 for director fees, $6,000 for an auto allowance and $44,500 in expense reimbursements to Anthony Coelho, the Company's Chairman, pursuant to an agreement effective January 15, 1997. During fiscal 1997, the Company paid $55,000 in consulting fees, $18,000 for director fees and $2,750 for an auto allowance to Mr. Coelho. Mr. Coelho's consulting agreement is month to month, under which he is to be paid $10,000 per month for ongoing consulting services, $2,500 for each board meeting he attends and a $500 monthly automobile allowance. In the pending litigation, which is currently stayed and will be dismissed with prejudice upon consummation of the Delaware Settlement, the minority Board members have challenged the authorization and enforceability of certain agreements, including Mr. Coelho's consulting agreement. Under the terms of the Delaware Settlement, neither the Company nor its subsidiaries shall pay to Mr. Coelho more than $10,000 per month as consulting fees and payment of regular directors fees and upon consummation of the Delaware Settlement, Mr. Coelho's consulting agreement will be terminated and options granted to him in the consulting agreement will be cancelled.

         Kenneth Scholl, a director of the Company until July 23, 1998, provides consulting services to LVEN and certain of its subsidiaries through the Stanford Company of which he is the president. Until December 31, 1997, LVEN paid Stanford Company $10,000 per month for consulting services, including Mr. Scholl's services as project manager for the El Rancho Property. Effective January 1, 1998, the Company began paying Mr. Scholl $10,000 per month for ongoing consulting services as project manager for the El Rancho Property. Additionally, Mr. Scholl was paid director fees of $10,000 for each of fiscal 1998 and 1997. Upon consummation of the Delaware Settlement, Mr. Scholl's consulting arrangement will be terminated. Mr. Scholl is currently the Secretary of Casino-Co and was President and a director of Casino-Co from March 1996 to May 19, 1997.

         During fiscal 1998, the Company paid approximately $110,000 in consulting fees and of $38,000 reimbursed expenses to Joseph Zappala, a director of the Company. The Company pays $10,000 per month to Mr. Zappala for ongoing consulting services. During fiscal 1997, the Company paid approximately $15,000 in consulting fees, and $4,757 of reimbursed expenses to Mr. Zappala. Upon consummation of the Delaware Settlement, Mr. Zappala's consulting arrangement will be terminated. Mr. Zappala also provided consulting services to EMC during fiscal 1997 pursuant to which he was paid $100,000.

     During fiscal 1998, the Company made payments for legal fees in the amount of $759,755 on behalf of the following current and former directors: Robert J. Quigley, Frank A. Leo, Francis W. Murray, Charles R. Dees, Jr., John Mariucci, and James J. Murray. These amounts were for legal fees in connection with the various lawsuits brought against the Company. (See Note 11).

         During fiscals 1998, 1997 and 1996, the Company paid $141,350 , $128,000 and $68,000 respectively, to Public Strategies, L.L.C., a company owned by Roger A. Bodman, a former director of the Company, in consideration for ongoing consulting services pursuant to an agreement which expired in December 1997. Public Strategies is continuing to provide consulting services to the Company on a month-to-month basis.

         During fiscal 1998, the Company made payment for legal fees in the amount of $148,342 on behalf of The Family Investment Trust, a trust for the benefit of Mr. Brennan's children and of which Mr. Brennan's brother is the trustee, in connection with the pending litigation.

     During fiscals 1997 and 1996, the Company paid approximately $75,300 and $160,000, respectively, for the legal services of Sterns and Weinroth, a law firm partially owned by Joel H. Sterns, the Company's former chairman.

         During fiscals 1997 and 1996, the Company paid $35,685 and $35,000, respectively, in consulting fees to Goldman, Beale Associates, a company partially owned by Clifford Goldman, a former director of the Company.

         During fiscal 1997, the Company agreed to pay and paid approximately $102,000 to Robert E. Brennan (the Company's former Chairman and a significant stockholder until January 15, 1997) for reimbursement of Mr. Brennan's legal fees in connection with the investigation by New Jersey regulatory authorities which oversee the casino and horse racing industries in the state.

         During fiscal 1997, the Company paid LVEN $150,000 under a letter agreement executed in connection with the purchase of the El Rancho Property, which provides for a $25,000 per month fee with respect to maintenance and supervision of the property prior to and during development. The Company terminated the letter agreement on December 17, 1997.

         During fiscal 1997 and 1996, the Company paid approximately $118,800 and $37,800, respectively, to Francis W. Murray, a director of the Company, for legal fees and reimbursed expenses and for consulting fees prior to his becoming an employee. Commencing July 2, 1998 upon execution of the Delaware Stipulation, the Company began compensating Mr. Murray as an employee at a rate of $120,000 per year.

         The Company subleased a portion of its office space in Albuquerque, New Mexico to AutoLend Group, Inc. for $600 per month, which sublease is terminable on 30 days' notice. Mr. DeSantis is the Chairman, Chief Executive Officer and a principal stockholder of AutoLend and Mr. Coelho is a director. The Company also reimbursed AutoLend for $150,000 it paid to Communications Associates for investment advisory services in connection with locating a potential financing source for the Company. Communications Associates is a consulting firm owned by Mr. Corazzi, the Chairman of LVEN. LVEN also subleases an office from the Company in Albuquerque. In exchange for its first year's rent, LVEN provided certain furniture for the executive and reception areas of the Company's Albuquerque office space. In connection with the pending litigation, which is currently stayed and will be dismissed with prejudice if the Delaware Settlement is consummated, the minority Board members have challenged the authorization and enforceability of certain agreements, including the Albuquerque lease. However, upon consummation of the Delaware Settlement, the Albuquerque lease will be assumed by AutoLend.

         The Company has contracted, through Keystone National Companies, Inc. ("KNC"), to purchase general liability insurance, excess liability insurance, athletic participants coverage, workers compensation, automobile damage and garagekeepers liability insurance for Garden State Park, Freehold Raceway and the El Rancho Property as well as corporate insurance. The premium amounts associated with this insurance coverage are considered normal in the industry. George E. Norcross III, a director of the Company from November 1995 until April 1996, is the owner of KNC. The Company paid insurance premiums in the approximate amount of $1,290,000 and $1,140,000 during fiscals 1997 and 1996, respectively, for the above referenced insurance coverages.

         During fiscal 1996, the Company paid an aggregate $400,000 for a fee in connection with the purchase of the El Rancho Property to KNC. The Company also issued ten-year warrants exercisable to purchase 275,000 shares of its Common Stock at an exercise price of $4.00 per share to George E. Norcross III or his designee in connection with the purchase of the El Rancho Property.

         During the first quarter of fiscal 1996, the Company purchased and sold securities and conducted investment and financial consulting activities, both directly and through its wholly-owned Olde English Management, Inc., ("OEM") subsidiary. The Company's then Chairman of the Board and Chief Executive Officer, Robert E. Brennan, directed such activities. In fiscal 1996 the Company and OEM paid an aggregate $725,000 (which includes accrued expenses of $350,000 from fiscal 1995), to Power Forward, Inc., ("PFI") a corporation wholly-owned by Mr. Brennan, in reimbursement for $365,500 of expenses during fiscal 1996 and $9,500 due to PFI from the prior year.

         For additional information regarding related party transactions see Footnotes 4 and 11 in the Consolidated Financial Statements.

(17)     LOSS FROM RETIREMENT OF DEBT

         During the fourth quarter of fiscal 1997, the Company recorded an extraordinary loss of $3,837,625 for the early retirement of debt. The extraordinary losses consist primarily of write-offs of deferred finance costs associated with the retired indebtedness.

(18)     SUBSEQUENT EVENTS

         Effective August 7, 1998, the Company's Common Stock and its Preferred Stock were delisted from trading on the American Stock Exchange ("AMEX") for the failure to comply with certain listing criteria. Neither the Common Stock nor the Preferred Stock has been traded on AMEX since October 13, 1997 when it was suspended because the Company had not filed its Annual Report on Form 10-K for fiscal 1997 within the Securities and Exchange Commission's prescribed time period. Application is being made to initiate quotation of the Common Stock and the Preferred Stock on the OTC Bulletin Board. In the interim, the stock is listed for quotation on the NQB Pink Sheets.

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                   AS OF SEPTEMBER 30, 1998 AND JUNE 30, 1998

                                     ASSETS

                                                    September 30,
                                                        1998         June 30,
                                                     (UNAUDITED)       1998
                                                     -----------       ----
CURRENT ASSETS:
  Cash and Cash Equivalents ..................... $     604,110 $     213,795
  Reserve Escrow Deposits .......................     8,473,296    10,460,881
  Accounts Receivable ...........................        36,991        36,838
  Prepaid Expenses ..............................       233,808       322,313
  Other Current Assets ..........................       261,732       325,756
  Net Assets of Discontinued Operations - Current    12,757,568    12,235,217
                                                     ----------    ----------
       TOTAL CURRENT ASSETS .....................    22,367,505    23,594,800
                                                     ----------    ----------


NET ASSETS OF DISCONTINUED OPERATIONS - Long Term    45,461,904    45,626,944
                                                     ----------    ----------

PROPERTY HELD FOR SALE ..........................    47,384,425    47,434,670
                                                     ----------    ----------

LAND, BUILDINGS AND EQUIPMENT:
  Land and Buildings ............................       214,097       214,097
  Equipment .....................................       799,516       814,927
                                                        -------       -------
                                                      1,013,613     1,029,024
  LESS: Accumulated Depreciation and Amortization       307,988       308,162
                                                        -------       -------

       TOTAL LAND, BUILDINGS AND EQUIPMENT, NET .       705,625       720,862
                                                        -------       -------


OTHER ASSETS:
  Deposits and Other Assets .....................         3,172         3,172
  Deferred Financing Costs, Net .................     2,109,664     2,872,453
                                                      ---------     ---------
       TOTAL OTHER ASSETS .......................     2,112,836     2,875,625
                                                      ---------     ---------


TOTAL ASSETS ....................................  $118,032,295  $120,252,901
                                                   ============  ============



See Notes to Consolidated Financial Statements.

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS
                   AS OF SEPTEMBER 30, 1998 AND JUNE 30, 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 September 30,
                                                                     1998            June 30,
                                                                  (UNAUDITED)          1998
                                                                  -----------          ----
CURRENT LIABILITIES:
  Accounts Payable ............................................  $     389,648   $     278,786
  Accrued Expenses ............................................      4,588,537       4,852,328
  Current Maturities of Long-Term Debt ........................     55,138,950      55,208,426
                                                                    ----------      ----------
       TOTAL CURRENT LIABILITIES ..............................     60,117,135      60,339,540
                                                                    ----------      ----------


COMMITMENTS AND CONTINGENCIES .................................           --              --


STOCKHOLDERS' EQUITY:
   Series A Preferred Stock, $100.00 Par Value,
     Authorized 500,000 Shares, Issued and Outstanding,
     362,481 and 362,480 Shares, Respectively .................     36,248,075      36,247,975
   Common Stock, $2.00 Par Value, Authorized 25,000,000 Shares,
    Issued and Outstanding, 13,978,104 and 13,978,099 Shares,
     Respectively .............................................     27,956,207      27,956,197
   Capital in Excess of Par ...................................     25,878,114      25,878,224
   (Deficit) (subsequent to June 30, 1993,
      date of quasi-reorganization) ...........................    (32,131,819)    (30,132,368)
                                                                   -----------     -----------
        TOTAL .................................................     57,950,577      59,950,028
   LESS: Deferred Compensation, Net ...........................         35,417          36,667
                                                                   -----------     -----------
        TOTAL STOCKHOLDERS' EQUITY ............................     57,915,160      59,913,361
                                                                    ----------      ----------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................  $ 118,032,295   $ 120,252,901
                                                                 =============   =============



See Notes to Consolidated Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998


                                                                      Preferred              Common
                                                                      ---------              ------
                                                                      Number of              Number of
                                                                      Shares       Amount    Shares         Amount
                                                                      ------       ------    ------         ------
BALANCE - JUNE 30, 1998 ...........................................   362,480 $36,247,975  13,978,099  $27,956,197

   Shares Issued for Fractional Exchanges With Respect to the
      One-for-twenty Reverse Stock Split effected on March 13, 1992         1         100           5           10
   Amortization of Deferred Compensation Costs ....................        --        --          --           --
   Net (Loss) for the Three Months Ended September 30, 1998 .......        --        --          --           --

                                                                      ------- -----------  ----------  -----------
BALANCE - SEPTEMBER 30, 1998 ......................................   362,481 $36,248,075  13,978,104  $27,956,207
                                                                      ------- -----------  ----------  -----------




                                                                       Capital        Retained
                                                                       in Excess       Earnings     Deferred
                                                                         of Par        (Deficit)   Compensation   Total
                                                                         ------        ---------   ------------   -----
BALANCE - JUNE 30, 1998 ...........................................   $ 25,878,224   $(30,132,368)  $(36,667)  $ 59,913,361

   Shares Issued for Fractional Exchanges With Respect to the
      One-for-twenty Reverse Stock Split effected on March 13, 1992           (110)          --         --             --
   Amortization of Deferred Compensation Costs ....................           --             --        1,250          1,250
   Net (Loss) for the Three Months Ended September 30, 1998 .......           --       (1,999,452)      --       (1,999,452)
                                                                      ------------   ------------   --------   ------------
BALANCE - SEPTEMBER 30, 1998 ......................................   $ 25,878,114   $(32,131,819)  $(35,417)  $ 57,915,160
                                                                      ------------   ------------   --------   ------------


        See Notes to Consolidated Financial Statements.

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997


                                                          Three Months Ended
                                                             September 30,
                                                             -------------
                                                         1998            1997
                                                         ----            ----
EXPENSES:
  General & Administrative Expenses ..............  $  1,312,576   $  2,062,952
  Interest Expense ...............................     1,782,270      1,783,100
  Interest Income ................................      (132,461)      (209,604)
  Amortization of Financing Costs ................       763,789        761,204
  El Rancho Property Carrying Costs ..............       415,982        372,494

(LOSS) FROM CONTINUING OPERATIONS                      ----------     ----------
   BEFORE DISCONTINUED OPERATIONS ................    (4,142,156)    (4,770,146)

INCOME FROM DISCONTINUED OPERATIONS
  Income from operations of discontinued
    racetrack operations (less applicable income
    taxes of $62,000 and $50,115) ................     2,142,704      1,726,264
             -------     -------                       ---------      ---------

NET (LOSS) .......................................  $ (1,999,452)  $ (3,043,882)
                                                    ============   ============

BASIC PER SHARE DATA:

(LOSS) BEFORE DISCONTINUED OPERATIONS ............  $      (0.29)  $      (0.34)

INCOME FROM DISCONTINUED OPERATIONS ..............          0.15           0.12
                                                            ----           ----

NET (LOSS) .......................................  $      (0.14)  $      (0.22)
                                                    ============   ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING .......    13,978,100     13,978,067
                                                      ==========     ==========


See Notes to Consolidated Financial Statements.

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                               Three Months Ended
                                                                                   September 30,
                                                                                   -------------
                                                                               1998            1997
                                                                               ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:

  (LOSS) FROM CONTINUING OPERATIONS .....................................  $(4,142,156)  $(4,770,146)
                                                                           -----------   -----------
  Adjustments to reconcile (loss)  to net cash (used)
    provided by operating activities:
          Income from discontinued racetrack operations .................    2,142,704     1,726,264
          Depreciation and Amortization .................................      781,018     1,190,808
          Compensation for Options Granted ..............................            0       797,138
          Changes in Assets and Liabilities -
             (Increase) in Restricted Cash and Investments ..............            0      (369,260)
             (Increase) in Accounts Receivable ..........................         (153)     (884,788)
             Decrease (Increase) in Other Assets ........................       64,024       (36,920)
             Decrease in Prepaid Expenses ...............................       88,505       220,675
             (Decrease) Increase in Accounts and Purses Payable
              and Accrued Expenses ......................................      (97,564)      993,984
             Increase in Deferred Revenue ...............................            0     1,182,669
                                                                            ----------
        CASH (USED IN) CONTINUING OPERATING ACTIVITIES ..................   (1,163,623)

        CASH PROVIDED BY DISCONTINUED OPERATING ACTIVITIES ..............      681,340
                                                                              --------     ---------
        NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES ................     (482,283)       50,424
                                                                              --------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Development of El Rancho Property ...................................            0       (53,139)
    Deposits on New Mexico Racetrack Options ............................            0      (600,000)
    Capital Expenditures ................................................         (741)     (302,090)
    (Increase) in Other Investments .....................................            0       (33,657)
                                                                          ------------
        CASH (USED IN) CONTINUING INVESTING ACTIVITIES ..................         (741)
        CASH (USED IN) DISCONTINUED INVESTING ACTIVITIES ................      (18,762)
                                                                               -------      --------
        NET CASH (USED IN) INVESTING ACTIVITIES .........................      (19,503)     (988,886)
                                                                               -------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Deferred Financing Costs ............................................            0       (21,545)
    Escrow Deposits Utilized ............................................    1,987,585     1,604,952
    Decrease in Balances Due From Discontinued Subsidiaries..............    1,779,273             0
    Principal Payments on Short Term Notes ..............................      (69,475)     (503,277)
    Principal Payments on Long Term Notes ...............................            0      (136,871)
                                                                            ----------
        CASH PROVIDED BY CONTINUING FINANCING ACTIVITIES ................    3,697,383
        CASH (USED IN) DISCONTINUED FINANCING ACTIVITIES ................   (1,956,840)
                                                                            ----------     ---------
        NET CASH PROVIDED BY FINANCING ACTIVITIES .......................    1,740,543       943,259
                                                                            ----------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS ...............................    1,238,757         4,797
     LESS CASH AND CASH EQUIVALENTS
     FROM DISCONTINUED OPERATIONS .......................................     (848,442)         --
   CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR
     FROM CONTINUING OPERATIONS .........................................      213,795     3,784,895
                                                                               -------     ---------

   CASH AND CASH EQUIVALENTS AT END OF PERIOD ...........................  $   604,110   $ 3,789,692
                                                                           ===========   ===========

   Supplemental Disclosures of Cash Flow Information:
           Cash paid during the period for:
           Interest .....................................................  $ 1,824,856   $ 1,848,987
           Income Taxes .................................................  $         0   $   100,000

Supplemental Schedule of Non-Cash Investing and Financing Activities:

     During the three months ended September 30, 1998, the Company recorded an unrealized gain of $10,840 on trading securities.

     During the three months ended September 30, 1997, the Company issued options to purchase 300,000 shares of Common Stock at a fair value of $786,000 to three of the Company's directors.

See Notes to Consolidated Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(1)       BASIS OF PRESENTATION

     Prior to June 30, 1998, the Company determined to sell its racetracks. Accordingly, the operating results of the racetrack subsidiaries have been segregated and reported as discontinued operations for each of the periods presented. Additionally, on July 2, 1998 the Company entered into an asset purchase agreement to sell the real property and related assets at Freehold Raceway and to lease the real property and related assets of Garden State Park for $100,000 per year over a period of seven years, subject to various approvals. The purchase price for Freehold Raceway is $45 million, consisting of $33 million in cash and a seven-year noncontingent promissory note in the amount of $12 million, with an additional $10 million in contingent promissory notes becoming effective upon, among other things, New Jersey's approval of off-track betting facilities or telephone account pari-mutuel wagering on horse racing. Further adjustments could be made to increase the purchase price if certain additional regulatory gaming changes are approved in New Jersey in the future. If the Company accepts a superior proposal prior to the closing of this agreement, it will be obligated to pay $1 million to terminate this agreement, if the initial purchaser does not exercise its right of first refusal.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ended June 30, 1999. The unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the fiscal year ended June 30, 1998.

     The accompanying consolidated financial statements have been prepared assuming International Thoroughbred Breeders, Inc. and subsidiaries (collectively, the "Company") will continue as a going concern. As discussed in
Note 5, the Company is in violation of several non-financial loan covenants with its major lender. Accordingly, payments could be demanded immediately. The Company is continuing discussions with this lender as to the grant of waivers or other remedies that could be reached in connection with the litigation settlement described below. Additionally, the Company is considering alternative financing sources. However, there can be no assurance that the Company will be successful in such endeavors.

     The Company has sustained losses of approximately $18.3 million and $17.4 million during fiscals 1998 and 1997, respectively, and a net loss of approximately $2 million for the three months ended September 30, 1998. The Company believes its projected cash flows from its current operations will be sufficient until February 1999, and there can be no assurances beyond that date. These projections do not reflect the impact of its default under the above mentioned credit facility or the effects of the above mentioned litigation or settlement.

     The Company and certain of its directors and stockholders are involved in various legal proceedings, as more fully described in Note 7. On July 2, 1998, the Company entered into a Stipulation and Agreement of Compromise, Settlement and Release ("Delaware Stipulation") to resolve the pending stockholder derivative litigation in the Delaware Court of Chancery. The settlement (the "Delaware Settlement") is subject to number of conditions, including without limitation, Delaware court approval (which was issued on October 6, 1998), the consent of the Company's primary lender and the grant of certain approvals by the U.S. bankruptcy courts. The Delaware Settlement will result in, among other things, the Company's purchase from NPD, Inc. ("NPD"), a company owned by the Company's Chief Executive Officer and the Company's Chairman of the Board, of approximately 2.9 million shares of the Company's Common Stock, the retirement of approximately 2.1 million shares of the Company's Common Stock owned by Las Vegas Entertainment Network, Inc. ("LVEN") and the termination of various agreements. There can be no assurance that conditions to the Delaware Settlement will be satisfied and thus, that a final settlement will be achieved. In the event the Delaware Settlement is not consummated, it is not possible to determine with any precision the probable outcome of the pending litigation or the amount of liability, if any, and the resultant effects on the Company's financial position, results of operations or cash flows.

         The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         In connection with the proposed sale and/or lease of the Company's racetrack operations, the Company is considering the acquisition of one or more operating businesses.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(2)      DISCONTINUED OPERATIONS

         Prior to June 30, 1998, the Company determined to sell its racetracks. On July 2, 1998, the Company announced that it had entered into an asset purchase agreement to sell the real property and related assets at Freehold Raceway and to lease the real property and related assets of Garden State Park for a seven year period. (See Note 1).

         The discontinued operations are summarized as follows:

                                                Three Months Ended September 30,

Discontinued Racetrack Operations:                          1998         1997
                                                        -----------  -----------

  Revenue .......................................     $  14,305,381  $14,542,287
                                                         ----------  -----------

  Expenses:

      Cost of Revenues:

         Purses .......................................   4,050,649    4,061,104

         Operating Expenses ...........................   6,456,240    6,906,399

         Depreciation & Amortization ..................     419,017      415,515

      General & Administrative Expenses ...............     971,848    1,158,902

      Interest Expenses ...............................     202,923      223,988
                                                         ----------  -----------

                 Total Expenses .......................  12,100,677   12,765,908
                                                         ----------  -----------

Income From Discontinued Racetrack
  Operations Before Taxes .............................   2,204,704    1,776,379

      Income Tax Expense ..............................      62,000       50,115
                                                         ----------  -----------

Net Income From Discontinued
   Racetrack Operation ................................ $ 2,142,704  $ 1,726,264
                                                         ==========  ===========

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



         The net assets of the operations to be disposed of included in the accompanying consolidated balance sheet as of September 30, 1998 consist of the following:

                                            Freehold    Garden State
                                            Raceway        Park
Classified As:                              Current      Non-Current
                                           ----------   ------------

Current Assets .........................$   4,568,851 $ 5,935,043

Land, Building and Equipment, Net ......   22,096,497  45,867,633

Other Assets ...........................    2,923,040     225,081
                                           ----------  ----------

         Total Assets ..................   29,588,388  52,027,757
                                           ----------  ----------


Current Liabilities ....................    5,315,022   6,190,373

Long-Term Debt, Net of Current Portion .   11,515,799     375,480
                                           ----------  ----------

Total Liabilities ......................   16,830,821   6,565,853
                                           ----------  ----------

   Net Assets of Discontinued Operations$  12,757,567 $45,461,904
                                           ==========  ==========


         The Company anticipates realizing a gain in connection with a sale of the Freehold net assets. Such gain will be deferred and applied as a reduction of the carrying value of the Garden State Park net assets. The Company anticipates that the ultimate disposition of the Garden State Park net assets, after application of anticipated Freehold gain, will result in a recovery in excess of such adjusted amount.

         Cash flows from discontinued operations for the three months ended September 30, 1998 consist of the following:

Cash Flows From Discontinued Operating Activities:

Income ..........................................................   $ 2,142,704
                                                                    -----------

Adjustments to reconcile income to net cash provided by discontinued operating activities

      Depreciation and Amortization .............................       419,017

      Changes in Assets and Liabilities:

                Decrease in Restricted Cash
                       and Investments ..........................      (270,884)

                Decrease in Accounts Receivable .................      (898,956)

                Decrease in Other Assets ........................         4,746

                Decrease in Prepaid Expenses ....................       138,764

                Decrease in Accounts and Purses Payable and
                   Accrued Expenses .............................       961,945

                Increase in Deferred Revenue ....................       326,708
                                                                    -----------

Net Cash Provided by Discontinued Operating
            Activities (Excluding Income) .......................       681,340
                                                                    -----------

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



Cash Flows From Discontinued Investing Activities:

          Capital Expenditures ................................         (15,701)

          (Decrease) in Other Investments .....................          (3,061)
                                                                    -----------

          Net Cash (Used In) Discontinued Investing
            Activities ........................................         (18,762)
                                                                    -----------



Cash Flows from Discontinued Financing Activities:

          Principal Payments on Short Term Notes ..............         (70,115)

          Decrease in Balances Due To Parent Company ..........      (1,779,273)

          Principal Payments on Long Term Notes ...............        (107,452)
                                                                    -----------

          Net Cash (Used In) Discontinued
                Financing Activities ..........................      (1,956,840)
                                                                    -----------



          Net Increase in Cash and Cash Equivalents
              From Discontinued Operations ....................         848,442

                Cash and Cash Equivalents at Beginning
                  of Year From Discontinued Operations ........       3,166,904
                                                                    -----------
                Cash and Cash Equivalents at End of
                  Period From Discontinued Operations .........     $ 4,015,346
                                                                    ===========


(3)      PROPERTY HELD FOR SALE

         Property Held for Sale - On July 2, 1998, the Company entered into the Delaware Stipulation and as part of the Delaware Stipulation, the Company has provided for the sale of the El Rancho Property. As of June 30, 1998, the El Rancho Property has been reclassified to "Property held for Sale" after recording an impairment charge during the fourth quarter of Fiscal 1998 of approximately $3,430,000 to adjust it to fair value, after taking into account the estimated fair value of the reversion of the LVEN shares. In the absence of a public market for the Company's Common Stock, management has determined the estimated fair value of the Common Stock to be the anticipated book value attributable to the Common Stock after taking into account the estimated operating results until the disposition of the racetrack operations assumed to occur on December 31, 1998, the disposal of the racetrack assets and the El Rancho Property, and other transactions contemplated in the Delaware Settlement. There can be no assurance that all of these transactions will occur or if they will occur at the estimated amounts.


(4)      RESERVE ESCROW DEPOSITS

         At September 30, 1998, $8,473,296 was held in various reserve cash escrow deposit accounts that were established in connection with the Company's two-year $55 million credit facility with Credit Suisse First Boston Mortgage Capital LLC ("Credit Suisse"). The financing agreement provided for reserve accounts to be held by LaSalle National Bank ("the Depository"). The Company is currently in default with respect to the Credit Suisse credit facility and as a result, Credit Suisse could apply any remaining escrow amounts to any outstanding borrowings. On the maturity date of the credit facility, any amounts remaining on deposit shall, at Credit Suisse's option, be applied against outstanding borrowings or returned to the Company.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

     Interest Reserve Account. $10,000,000 of the loan proceeds were deposited in a Interest Reserve Account to fund the monthly interest due on the $55,000,000 loan (approximately $588,000 per month).

     El Rancho Reserve Account. $3,759,615 of the loan proceeds were deposited to reimburse the Company for expenditures in connection with the development and carrying costs of the El Rancho property. Through September 30, 1998, the Company has been reimbursed $1,465,949 from this account.

     Working Capital Account. $760,000 of the loan proceeds were deposited for working capital purposes. In October 1997, upon the sale of certain Garden State property, the Company deposited an additional $1,370,122 in this account.

         Tax and Insurance Reserve Account. $916,898 of the loan proceeds were deposited into a Tax and Insurance Reserve Account. Each month the Company makes deposits equal to one-twelfth, or approximately $300,000, of the amount reasonably estimated by Credit Suisse to be sufficient to pay all taxes, general and special assessments, water and sewer rents and charges and other similar charges levied against certain of the Company's properties.

     Deferred Maintenance Account. $500,000 of the loan proceeds were deposited to be used to reimburse the Company for maintenance expenditures at its racetracks.

     Environmental Remediation Account.$1,000,000 of the loan proceeds were deposited to be used to reimburse the Company for expenditures made in connection with approved environmental remediation expenditures.

The Escrow Accounts are summarized below:

                   Account                            September 30, 1998
------------------------------------------------      ------------------

Interest Reserve ....................................$      974,471

El Rancho Reserve ...................................     2,293,666

Working Capital .....................................     2,130,121

Tax and Insurance Reserve ...........................     1,666,172

Deferred Maintenance ................................       408,866

Environmental Remediation ...........................     1,000,000
                                                          ---------

                                         Total ......$    8,473,296
                                                          =========

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(5)      NOTES AND MORTGAGES PAYABLE

         Notes and Mortgages Payable are summarized below:

                                                September 30, 1998
                                  -----------------------------------------------------------

                                 Interest % Per Annum              Current          Long-Term
                                 ------------------------   -----------------   -------------
International Thoroughbred Breeders
Inc.:

Credit Suisse First Boston (A)   LIBOR Rate plus 7%
                                 (9/30/98  rate 12.34%)          $ 55,000,000   $         -0-

Other                            Various                              138,950             -0-

Freehold  Raceway:

Kenneth R. Fisher (B)            80% of Prime (not to exceed 6%)      625,000      10,000,000
                                 (9/30/98 rate 6%)

Kenneth R. Fisher (C)            80% of Prime                         225,000       1,515,799
                                 (9/30/98 rate 6.6%)

Garden State Park:

Other                            Various                              281,314         375,480
                                                                 ------------    ------------

    Totals                                                       $ 56,270,264   $  11,891,279

Less Amounts Reclassified to:
  Net Assets of Discontinued
    Operations - Current                                              850,000      11,515,799

  Net Assets of Discontinued
    Operations - Long Term                                            281,314         375,480
                                                                 ------------    ------------

    Totals                                                       $ 55,138,950   $         -0-
                                                                 ============    ============

The effective LIBOR Rate and the Prime Rate at September 30, 1998 was 5.34% and 8.25%, respectively.

         (A) On May 23, 1997, the Company entered into a two-year $55 million credit facility with Credit Suisse secured by a pledge of certain of the personal and real property of the Company and its subsidiaries (the "Credit Suisse Credit Facility"). Proceeds of this facility were used to repay in full the Company's $30 million credit facility with Foothill Capital Corporation and to provide funds for working capital and other general corporate purposes, including, but not limited to, preliminary development of the El Rancho Property. Interest under the Credit Suisse Credit Facility is payable monthly in arrears at 7% over the London interbank offered rate ("LIBOR"). The scheduled maturity date of the facility is June 1, 1999. Of the remaining facility borrowings, approximately $16.8 million was placed in escrow accounts, financing and closing fees of $4.3 million were incurred and $3.9 million was used by the Company for general corporate purposes and repayment of certain financial obligations.

         The Credit Suisse Credit Facility is evidenced by a convertible promissory note (the "Credit Suisse Note") pursuant to which up to $10 million of the aggregate principal amount can be converted, in certain circumstances, including upon the maturity date of the Credit Suisse Note upon the prepayment of $10 million in aggregate principal amount of the Credit Suisse Note or upon acceleration of the Credit Suisse Note, at the option of Credit Suisse, into shares of the Company's Common Stock at a conversion price of $8.75 per share (subject to adjustment in certain events). In addition, Credit Suisse was granted warrants to purchase 1,044,000 shares at an exercise price of $4.375 per share (subject to adjustment in certain events). The warrants to purchase 546,847 shares are immediately exercisable, have been valued at approximately $1.6 million and have been recorded as original issue discount. The warrants to purchase 497,153 shares become exercisable at such time as Credit Suisse delivers to the Company a firm commitment for additional funding of no less than $50 million in connection with the development of the El Rancho Property.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



         Credit Suisse also received 232,652 shares of Common Stock upon the conversion of a $10.5 million promissory note issued by the Company to LVEN into Common Stock in consideration for Credit Suisse's consent and advisory services in connection with this transaction. Credit Suisse has the right to receive further shares upon the consummation of a proposed related acquisition by the Company of Casino-Co Corporation ("Casino-Co"), a wholly-owned subsidiary of LVEN, equal to 10% of the stock consideration paid by the Company for such acquisition. The Company has granted Credit Suisse certain registration rights with respect to the warrants and the shares.

         The Credit Suisse Credit Facility also provides for both affirmative and negative covenants, including financial covenants such as tangible net worth, as defined in the Credit Suisse Credit Facility. The Company is not in compliance with certain non-financial covenants. As a result of not obtaining waivers of these violations, this amount could be demanded immediately.

         In connection with pending litigation which is currently stayed and will be dismissed if the Delaware Settlement is consummated, the minority Board members have challenged the authorization and enforceability of certain agreements entered into and actions taken by the Company, including the Credit Suisse Credit Facility and certain related agreements and related actions. Consummation of the Delaware Settlement will not result in any release of claims by the Company against Credit Suisse, absent any new financing agreement acceptable to the Company and Credit Suisse.

         (B) On February 2, 1995, the Company entered into an agreement with the former owner of Freehold Raceway whereby the $12.5 million balance of the purchase price of the Freehold Raceway was financed by an eight (8) year promissory note at 80% of the prevailing prime rate, not to exceed 6%. Yearly principal and interest payments during the first five (5) years commencing January 1, 1996 are based upon a twenty (20) year principal amortization schedule. During each of the next three (3) years, commencing January 1, 2001, yearly principal and interest payments shall be based upon a ten (10) year amortization schedule. On January 1, 2003, the entire unpaid principal balance, together with any accrued interest becomes due and payable. The note is secured by a mortgage on the land and buildings at Freehold Raceway. This note has been netted against "Net Assets of Discontinued Operations - Current" for the periods presented.

         (C) On February 2, 1995, the seller of Freehold Raceway advanced to Freehold Raceway $2,584,549 towards the retirement of $5.2 million of existing debt on Freehold Raceway. The seller received from Freehold Raceway in fiscal 1995, a promissory note evidencing the indebtedness secured by mortgage on the racetrack property and other collateral. Equal monthly principal installments of $18,750 beginning on February 1, 1995 is paid to the seller together with accrued interest. Interest is calculated at 80% of the prime rate at January 1 of each year. The note is secured by a mortgage on the land and buildings at Freehold Raceway. This note has been netted against "Net Assets of Discontinued Operations - Current" for the periods presented.

(6)      INCOME TAX EXPENSE

         The Company's income tax expense for the three month periods ending September 30, 1998 and 1997 relates to New Jersey income taxes for its Freehold Raceway operations.


(7)      COMMITMENTS AND CONTINGENCIES

                  (A) On July 2, 1998,  the Company  entered  into the  Delaware
Stipulation to resolve the pending stockholder derivative litigation in the Delaware Court of Chancery. The Delaware Settlement is subject to a number of conditions, including without limitation, Delaware court approval (which was issued on October 6, 1998), the consent of the Company's primary lender and the grant of certain approvals by the U.S. bankruptcy courts. The Delaware Settlement will result in, among other things, the dismissal of the pending litigation with prejudice, the Company's purchase from NPD of approximately 2.9 million shares of the Company's Common Stock for $4.6 million plus the assumption by the Company of NPD's $5.8 million promissory note now held by Robert E. Brennan's Bankruptcy Trustee and the termination of the Company's option agreement with D&C in the amount of $600,000. As a result, during the fourth quarter of fiscal 1998, the Company has recorded a charge of approximately $3.7 million based on the estimated fair value of $2.50 per share. Approximately $3.1 million of this charge is reflected in accrued expenses for the periods presented.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


         Upon the mailing of the settlement notice to the Company's stockholders on July 23, 1998, Michael C. Abraham, Charles R. Dees, Jr., Frank A. Leo and Kenneth S. Scholl resigned from the Company's Board of Directors. Upon the purchase of the NPD shares by the Company, Anthony Coelho, Nunzio P. DeSantis and Joseph Zappala will also resign from the Board and terminate their employment and consulting agreements with the Company.

         The Delaware Settlement also contemplates the disposition of the Company's non-operating El Rancho hotel and casino site in Las Vegas, Nevada. Of the proceeds, a minimum of $44.2 million will be used to reduce the Company's outstanding debt to the Company's primary lender. As part of the Delaware Settlement, LVEN will return to the Company for cancellation approximately 2.1 million shares of the Company's Common Stock and will terminate all of its contractual arrangements with the Company.

         The consummation of the Delaware Settlement will have a material effect on the Commitments and Contingencies disclosed below:

         As discussed in Note 3, during January 1996 the Company purchased the El Rancho Property from LVEN. The original agreement provided that, following the development of the property, LVEN would receive as additional consideration an interest in the "adjusted cash flow" in the amount of 50% for the first six
(6) years following the opening of a casino and 25% thereafter until such time as LVEN has received $160,000,000, but only after (a) the Company recouped: 1) the aggregate amount of cash payments applied to the purchase price; 2) payments made under the $6.5 million note and the $10.5 million note; 3) $2 million; and
4) any amounts that the Company invested in the property after the purchase, together with interest at eight percent (8%) per annum from the date of the investment; (b) LVEN has (i) received payment of all principal and interest, if any, remaining outstanding under the $6.5 million note and/or the $10.5 million note and (ii) recouped $4 million plus any amount invested in the El Rancho Property after the purchase and approved by the Company, together with interest thereon at a rate of 8% per annum from the date of investment; and (c) the Company has received an additional $2 million, together with interest thereon at the rate of 8% per annum from the date of the purchase. This agreement was amended on May 23, 1997 by the Bi-Lateral Agreement between the Company and LVEN to limit to $35 million the aggregate amount for which the Company is entitled to recover above.

         The term "adjusted cash flow," as defined, refers to cash flow from the property before taxes, less the payment of any debt retirements and capital lease payments and less certain fees received or accrued for certain inital rent or lease payments. The Bi-Lateral Agreement, signed in connection with the $55 million Credit Suisse Credit Facility, limited the maximum debt service to be netted against cash flow from operation of the El Rancho Property in computing "adjusted cash flow" to $65 million, with a further limitation to $27 million in the event that additional financing over the $55 million is not required for the development of the El Rancho Property.

         Upon consummation of the Delaware Settlement, the Company will deposit title to the El Rancho Property into escrow for a period of up to 270 days to permit LVEN to sell the El Rancho Property. LVEN will have the exclusive right to sell the El Rancho Property until November 20, 1998, 120 days after the date the notice of the Delaware Settlement was mailed to the Company's stockholders, and up to an additional 60 days thereafter upon the occurrence of certain events. Both LVEN and the Company will have the right to sell the El Rancho Property between November 20, 1998 and April 19, 1999, 270 days after the mailing of the notice, upon the payment of at least $44.2 million to the Company. If, within 30 days prior to end of the escrow period, LVEN obtains a $44.2 million loan for the benefit of the Company, LVEN will have a non-exclusive right to sell the El Rancho Property for an additional year, upon the payment of $44.2 million to the Company. On March 27, 1998, LVEN entered into an agreement for the sale of the El Rancho Property for a sales price of $62,500,000. If consummated, the Company would realize proceeds of $44,200,000 as provided in the Delaware Stipulation, and of the remaining proceeds, $4,375,000 will be paid to an unrelated party for a structuring fee, $7,100,000 will be paid to Nunzio P. DeSantis (less any amounts previously paid to him pursuant to the Delaware Stipulation), $1,000,000 will be paid to Joseph Zappala (less $200,000 Mr. Zappala has agreed to pay the Company in settlement of certain compensation issues pursuant to the Delaware Stipulation) and the balance will be paid to LVEN. There can be no assurance that this contract or any other contract for the sale of the El Rancho Property will be consummated.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


          On May 23, 1997, the original agreement with LVEN was also amended by a Tri-Party Agreement among the Company, LVEN and Credit Suisse whereby the Company is required to acquire Casino-Co, whose principal asset is the $160 million profit participation note described in the preceding paragraphs. The acquisition may be accomplished by the purchase of all the stock of Casino-Co or a merger of the companies. The Company would be required to issue its stock, the price of which will be subject to fairness opinions from independent investment banking firms independently representing the Company and LVEN, to: i) LVEN in an amount equal to 90% of the greater of the fairness opinions obtained by the Company and LVEN; and to ii) Credit Suisse in an amount equal to 10% of the greater of the fairness opinions obtained by the Company and LVEN. If this acquisition is approved by the Company's stockholders and Board of Directors, and completed, the Company's requirement for the sharing of cash flow, described above, will be canceled.

         In connection with the purchase of the El Rancho Property, Las Vegas Communications Corporation ("LVCC"), a wholly-owned subsidiary of LVEN retained the exclusive right to manage all aspects of the property's entertainment activities. The term of the agreement is for ten (10) years commencing on the date which is six (6) months prior to the projected opening date of the property, and LVCC shall have the option to renew the agreement for two (2) consecutive five year terms. The agreement provides LVCC with an annual fee of $800,000 subject to annual increases and other additional amounts. Pursuant to the Bi-Lateral Agreement entered into by the Company and LVEN in connection with the Credit Suisse Credit Facility, the parties agreed to amend the entertainment management agreement to provide for a lease by the Company to LVCC of space within the El Rancho Property on or from which all food, beverage and retail activities will be conducted (exclusive of the mezzanine space, the rights to which will be retained by the Company).
 The terms of such lease arrangement have not been finalized.

         In connection with the pending litigation which will be dismissed with prejudice if the Delaware Settlement is consummated, the minority Board members have challenged the authorization and enforceability of certain agreements entered into and actions taken by the Company including the Credit Suisse Credit Facility, and certain related agreements and related actions.

         Upon consummation of the Delaware Settlement, the Bi-Lateral Agreement, Tri-Party Agreement, $160 million profit participation note and entertainment management agreement will be terminated.

         Effective January 15, 1997, the Company entered into a ten-year employment contract with Nunzio P. DeSantis, the Company's Chief Executive Officer. The contract provides for annual compensation of $450,000, adjusted annually by increases, if any, in certain Consumer Price Indexes. Mr. DeSantis will also receive a performance bonus for each fiscal year during the term of the agreement equal to the excess of the amount, if any, by which the pre-tax income of the Company exceeds $2 million, limited to an amount equal to his base salary. As part of his contract, Mr. DeSantis was awarded options, subject to stockholder approval, to purchase 5,000,000 shares of the Company's common stock at $4 per share. Upon obtaining stockholder approval for the awarding of the options, the Company may need to record as compensation an expense calculated by multiplying the number of shares covered by the option by the difference between the intrinsic value of each share and the exercise price at the measurement date. An expense would only be recorded if the exercise price is below the market price at the measurement date. Options to purchase 500,000 shares of Common Stock would be exercisable immediately and options to purchase an additional 500,000 shares of Common Stock shall become exercisable on each succeeding anniversary of the effective date of the agreement, provided, however, that all options shall be fully vested if Mr. DeSantis resigns for good reason (as defined in the agreement), resigns upon a change of control, or is discharged without cause. Mr. DeSantis is entitled to additional fringe benefits including the use of a private jet in connection with the performance of his duties. Such aircraft is operated by a Company owned by Mr. DeSantis' son and was partially financed by Mr. DeSantis and the Chairman of the Board of LVEN. In the pending litigation, which is currently stayed and will be
dismissed with prejudice upon  consummation of the Delaware   Settlement,   the
minority Board members have challenged the authorization and enforceability of certain agreements, including Mr. DeSantis' employment agreement. Under the terms of the Delaware Settlement, neither the Company nor any of its affiliates are to make any payments to Mr. DeSantis except for his base salary and automobile allowance and continuation of his insurance benefits under the terms set forth in the employment agreement. Upon consummation of the Delaware Settlement, Mr. DeSantis' employment agreement will be terminated and his options will be canceled.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


         Effective January 15, 1997 the Company entered into a consulting contract with Anthony Coelho, the Company's Chairman of the Board, that provides for $10,000 per month in consulting fees on a month-to-month basis, $2,500 for each director's meeting he attends and other fringe benefits. As part of this contract, Mr. Coelho was awarded options, subject to stockholder approval, to acquire 1,000,000 shares of the Company's Common Stock at $4 per share. Options to purchase 100,000 shares would become exercisable immediately and options to purchase an additional 100,000 shares would become exercisable on each succeeding anniversary of the effective date of the agreement. Upon obtaining stockholder approval for the awarding of these options, the Company will need to record an expense calculated by using the fair value of the options at that date. In the pending litigation, which is currently stayed and will be dismissed with prejudice upon consummation of the Delaware Settlement, the minority Board members have challenged the authorization and enforceability of certain agreements, including Mr. Coelho's consulting agreement. Under the terms of the Delaware Settlement, neither the Company nor its subsidiaries shall pay to Mr. Coelho more than $10,000 per month as consulting fees and payment of regular directors fees and upon consummation of the Delaware Settlement, Mr. Coelho's consulting agreement will be terminated and his options will be canceled.

         On January 15, 1997, the Company obtained a commitment for a $5,000,000 revolving line of credit from Mr. DeSantis. The line of credit has not been drawn upon and it is unlikely that it will be utilized in the future. The line of credit is a subject of the pending litigation, which is currently stayed and will be dismissed with prejudice upon consummation of the Delaware Settlement. Upon consummation of the Delaware Settlement, the line of credit will be terminated.

         (B) The Company has entered into lease agreements for certain equipment and maintenance contracts at Garden State Park and Freehold Raceway. Two of these agreements are based upon the daily average of the total amount wagered and number of live racing days at the Company's racetracks. Minimum rental payments for the next five years are based on projected racing dates. During July 1997, the Company executed an agreement to lease office space in Albuquerque, New Mexico for a five year period, expiring on July 31, 2002. The lease provides for a monthly rent of approximately $10,000 when the space is fully occupied. In connection with this lease, the Company has sub-leased a portion of the premises to AutoLend Group Inc. ("AutoLend"), a company in which Nunzio P. DeSantis is the Chairman, President and principal stockholder and Anthony Coelho is a director, for $600 per month. The sublease is terminable on 30 days written notice. In connection with the pending litigation, which is currently stayed and will be dismissed with prejudice if the Delaware Settlement is consummated, the minority Board members have challenged the authorization and enforceability of certain agreements, including the Albuquerque lease. However, upon consummation of the Delaware Settlement, the Albuquerque lease will be assumed by AutoLend.

         (C) Garden State Park has granted the exclusive right to operate all food and retail services and to sell or rent all food products and merchandise sold or rented at the racetrack facility to Service America Corporation. The term of the agreement is for the 15 year period terminating during March 2000. Service America agreed to invest $7,000,000 in the concession premises at the racetrack facility. As of September 30, 1998, the Company is contingently liable for approximately $800,000, the undepreciated value of the equipment Service America installed at the track, if this agreement were to be terminated. At the end of the agreement or upon termination, Garden State Park would take title to such equipment.

         (D) The New Jersey Division of Gaming Enforcement ("DGE") has conducted an investigation of the Company and its directors and significant stockholders in connection with Garden State Park's and Freehold Raceway's licenses with the Casino Control Commission ("CCC") and the Racing Commission. The DGE issued a report to the CCC in September 1998 in which it objected to the qualification of the one director who did not file an application and requested hearings for three stockholders. The director and one of the three stockholders have requested hearings with the CCC and if the Delaware Settlement is consummated, the other two stockholders will no longer be required to qualify. The DGE also reserved the right to continue its investigation as to additional directors in the event the Delaware Settlement is not consummated. As a result of such report and subject to the consummation of the Delaware Settlement, the CCC and/or the Racing Commission may undertake further proceedings which could potentially jeopardize the Company's racing licenses and ability to conduct business with any casino licensees, including simulcasting to Atlantic City casinos.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


         LEGAL PROCEEDINGS

         On or about September 10, 1997, three actions were filed in Delaware Chancery Court in and for New Castle County (the"Delaware Chancery Court"), each of which named the Company as a nominal defendant and one of which was subsequently dismissed (collectively, the "Delaware Actions"). Additionally, two actions were filed in New Jersey naming the Company as a nominal defendant (collectively, the "New Jersey Actions"), one of which is a derivative action filed on or about February 24, 1998 in the United States District Court for the District of New Jersey (the "New Jersey District Court"), and the other is a purported class action filed on or about July 15, 1998 in the Superior Court of New Jersey (the "New Jersey Superior Court"). As described more fully below, pursuant to the terms of the Delaware Stipulation dated July 2, 1998, upon satisfaction of certain conditions set forth in the Delaware Stipulation, the Delaware Actions are to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the actions thereunder (the "Delaware Settlement"). See "Delaware Settlement." Further, pursuant to a memorandum of understanding entered into on August 18, 1998 (the "New Jersey Memorandum"), upon satisfaction of certain conditions, the New Jersey Actions are to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the actions thereunder (the "New Jersey Settlement"). See "New Jersey Settlement."

Mariucci, et al. v. DeSantis, et al.

         The first Delaware Action, captioned John Mariucci, Robert J. Quigley, Charles R. Dees, Jr., James J. Murray, Francis W. Murray, Frank A. Leo, and The Family Investment Trust (Henry Brennan as Trustee) v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl and Joseph Zappala and International Thoroughbred Breeders, Inc., C.A. No. 15918NC ("Mariucci"), alleged, among other things, that (i) NPD had breached the terms of the NPD Acquisition Agreement by failing to fund a line of credit, (ii) as a result of such breach, the resignations of Messrs. Mariucci, James Murray and Keonemund from the Board were ineffective and (iii) Messrs. DeSantis, Coelho, Abraham, Scholl and Zappala (the "New Directors") were misusing the assets of the Company for their personal benefit. The Mariucci complaint sought an order (a) pursuant to Section 225 of the Delaware General Corporation Law, determining that (1) the New Directors were never validly appointed or elected to the Board and (2) Frank Koenemund, John Mariucci and James Murray, notwithstanding their resignations upon the NPD Acquisition, were directors of the Company (the "Section 225 Claims") and (b) preserving the status quo pending a final adjudication of the
Section 225 Claims. On September 18, 1997, the plaintiffs filed an amended complaint. On September 26, 1997, the New Directors and the Company filed a motion to dismiss, or in the alternative to strike allegations of the amended complaint. The Delaware Chancery Court granted the motion to dismiss by opinion dated October 14, 1997. The time for appeal of the Delaware Chancery Court Order has expired and no appeal has been taken by the plaintiffs.

Quigley, et al. v. DeSantis, et al.

     The second Delaware Action, captioned Robert J. Quigley, Frank A. Leo, and The Family Investment Trust (Henry Brennan as Trustee) v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl, Joseph Zappala, Joseph A. Corazzi and Las Vegas Entertainment Network, Inc. and International Thoroughbred Breeders, Inc., C.A. No. 15919NC ("Quigley"), is a derivative suit brought by two then Directors (Messrs. Quigley and Leo) and the Family Investment Trust (collectively, the "Quigley Plaintiffs") which alleges, among other things, that the New Directors have breached their fiduciary duties to the Company, usurped corporate opportunities belonging to the Company and incorrectly stated minutes of Board meetings to omit material discussions. The Quigley complaint alleges that the New Directors entered into certain agreements on behalf of the Company in violation of the "super-majority" voting provisions of the Company's By-laws and their fiduciary duty to the Company, including but not limited to, the Credit Suisse loan agreement, the Tri-Party Agreement, the Bi-Lateral Agreement, the D&C option agreement, Mr. DeSantis' employment agreement and consulting agreements with Messrs. Coelho and Zappala. The Quigley complaint seeks (i) a declaratory judgement that (a) certain actions taken by the New Directors are null and void and (b) the "super-majority" By-law provisions remain in full force and effect, (ii) recision of certain actions taken by the New Directors and (iii) damages as a result of the allegedly unauthorized and allegedly unlawful conduct of the defendants. On November 7, 1997, the New Directors and the Company filed answers to the Quigley complaint denying all allegations contained in the Quigley complaint.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


         On November 18, 1997, the Company filed an amended answer and counterclaim (the "Counterclaim") against Messrs. Quigley, Leo, Francis Murray and Dees (collectively, the "Counterclaim Defendants"). The Counterclaim alleges that the Counterclaim Defendants have breached their fiduciary duty to the Company by (i) adopting, and subsequently refusing to recognize the repeal of certain "super-majority" By-law provisions in order to aid Brennan in retaining control of the Company's business affairs and jeopardizing the Company's licenses and registrations, (ii) interfering in the Company's hiring of new independent auditors thereby causing the Company to be delinquent in its required filings with the SEC and causing the suspension of trading in the Company's stock on AMEX, (iii) using corporate funds for their personal uses and
(iv) usurping corporate opportunities properly belonging to the Company. The Counterclaim seeks injunctive relief enjoining the Counterclaim Defendants from, among other things, interfering in the Company's day-to-day business operations, the establishment of a constructive trust over certain assets of the Counterclaim Defendants, a declaratory judgement that the "super-majority" voting provisions have been repealed and money damages. The Counterclaim Defendants filed an answer to the Counterclaim on January 12, 1998 denying all of the material allegations and, in addition, Mr. Murray asserted a wrongful discharge and seeks monetary damages.

         Subsequent to the scheduling of the Director Litigation for trial, the parties reached an agreement in principle to settle the litigation which resulted in the Delaware Stipulation. As described more fully below under "Delaware Settlement," upon satisfaction of the conditions set forth in the Delaware Stipulation, the Director Litigation will be fully and finally dismissed with prejudice, and the parties will provide mutual releases of all claims related to such action.
See "Delaware Settlement."

Rekulak v. DeSantis, et al.

     The third Delaware Action captioned James Rekulak v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl, Joseph Zappala, Las Vegas Entertainment Network, Inc. and Joseph A. Corazzi and International Thoroughbred Breeders, Inc., C.A. No. 15920 ("Rekulak"), is a derivative suit which in essence repeats the allegations contained in the Quigley complaint and seeks similar relief. The Rekulak action was consolidated with the Quigley action pursuant to a stipulation and order dated January 13, 1998.

     The trustee of Brennan's Bankruptcy Estate, as well as the SEC, have participated to a limited extent in discovery in the litigation of the Quigley and Rekulak actions.

         As described more fully below under "Delaware Settlement," upon satisfaction of the conditions set forth in the Delaware Stipulation, the Rekulak action will be fully and finally dismissed with prejudice. See "Delaware Settlement."

Rekulak v. DeSantis, et al.

         On or about October 8, 1997, James Rekulak filed a complaint in the Delaware Chancery Court captioned Rekulak v. DeSantis, et al., CA No. 15978, which purports to be a complaint under Section 225 of the Delaware General Corporation Law and contains substantive allegations that are virtually identical to those in the complaint in the Mariucci action described above. The plaintiff in this action sought to have his complaint consolidated with the complaint in the Mariucci action and represented to the Court that he was willing to be bound by the Delaware Chancery Court's decision on defendants' motion to dismiss the Mariucci action. As set forth above, the Mariucci action was dismissed by the Delaware Chancery Courts opinion dated October 14, 1997, and thereafter, this action was dismissed with prejudice by a stipulation and order dated February 9, 1998.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)




Delaware Settlement

         The Quigley and Rekulak actions, and the NPD and Green actions described more fully below, are currently at a standstill as the parties have entered into the Delaware Stipulation to settle such litigation. Upon consummation of the Delaware Settlement, the Quigley, Rekulak, NPD and Green actions are to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the actions.

         Upon the satisfaction of certain conditions to the Delaware Settlement, the Company will purchase for $4.6 million cash and the assumption by the Company of the $5.8 million note issued by NPD and held by Brennan's Trustee in Bankruptcy, the approximately 2.9 million shares of the Company's stock owned by NPD. Simultaneous with such purchase, all contracts (including option grants and employment and consulting agreements) between the Company, Messrs. DeSantis, Coelho, Zappala, Scholl and Abraham, will be canceled, and effective upon such purchase, Messrs. DeSantis, Coelho and Zappala will resign from the Company's Board. Messrs. Scholl, Abraham, Leo and Dees resigned from the Company's Board on July 23, 1998 upon the mailing of the Delaware Stipulation to the Company's stockholders.

         Upon satisfaction of certain conditions to the Delaware Settlement, the Company will deposit title to the El Rancho Property into escrow for a period of up to 270 days to permit LVEN to sell the El Rancho Property. LVEN will have the exclusive right to sell the El Rancho Property until November 20, 1998, 120 days after the date the notice of the Delaware Settlement was mailed to the Company's stockholders and up to an additional 60 days thereafter upon the occurrence of certain events. Both LVEN and the Company will have the right to sell the El Rancho Property between November 20, 1998 and April 19, 1999, 270 days after the mailing of the notice, upon the payment of at least $44.2 million to the Company. If, within 30 days prior to the end of the escrow period, LVEN obtains a $44.2 million loan for the benefit of the Company, LVEN will have a non-exclusive right to sell the El Rancho Property for an additional year, upon the payment of $44.2 million to the Company.

         Upon consummation of the Delaware Settlement, certain agreements to which the Company is a party will be terminated, including without limitation, all agreements with LVEN (including the entertainment management agreement and the $160 million profit participation note), the Bi-Lateral Agreement, the Tri-Party Agreement (other than rights of thereunder), the option agreement with D&C, the Albuquerque lease, Mr. DeSantis' employment agreement and the consulting agreements with Messrs. Coelho, Zappala and Scholl.

         Pursuant to the Delaware Stipulation, the Company's By-laws have been amended to reduce the authorized number of directors to six, and in connection with such reduction, Messrs. Abraham, Scholl, Dees and Leo resigned from the Company's Board. Until all of the transactions contemplated by the Delaware Settlement are consummated or the Delaware Settlement is terminated according to its terms, (a) the Company will not approve, amend or terminate any agreement or incur any additional liabilities, expenses or obligations in excess of $10,000 without the prior written approval of directors Coelho and Quigley, and (b) the Company and its subsidiaries will not take any significant action, including any merger, purchase or sale of assets for $50,000 or more, issue any securities, approve or amend employment or consulting agreements, borrow $50,000 or more, fill any vacancy on the Company's Board, proceed with any meeting of stockholders, declare or pay any dividend or other distribution, consummate any tender offer, restructuring, recapitalization or reorganization, or amend the Company's By-laws without the unanimous consent of the Company's Board.

         The Delaware Settlement is subject to numerous conditions, including without limitation, the Delaware Court dismissal order becoming final, the approval of Credit Suisse or an alternative lender, and certain approvals by the United States Bankruptcy Court handling the Brennan bankruptcy proceedings. The approvals of the Delaware Court and AutoLend Bankruptcy Court have been obtained. The consummation of the Delaware Settlement will not result in the release by the Company of any claims against Credit Suisse or Standard Capital Group. However, in the event that a new financing agreement is approved by the Company and Credit Suisse, Credit Suisse will obtain a release of claims from the Company.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)





Harris v. DeSantis, et al.

     The first New Jersey Action, filed on February 24, 1998 in the New Jersey District Court, captioned Myron Harris, derivatively on behalf of International Thoroughbred Breeders, Inc. v. Nunzio P. DeSantis, Anthony Coelho, Kenneth W. Scholl, Michael Abraham, Joseph Zappala, Frank A. Leo, Robert J. Quigley, Charles R. Dees, Jr. and Francis W. Murray ("Harris-Federal"), C.A. No. 98-CV-517(JBS), is a derivative suit brought by a stockholder of the Company. The factual allegations and claims asserted in the Harris-Federal complaint are virtually identical to the claims asserted in the Quigley complaint and in the Counterclaim asserted by the Company in the Quigley action.

         On May 4, 1998, all defendants filed a motion to dismiss, or, in the alternative, a motion to stay the HarrisFederal action, pending resolution of the Quigley action. The New Jersey District Court has not ruled on that motion. On May 4, 1998, the plaintiff filed an amended complaint to, among other things, add another stockholder as an additional plaintiff.

         As described more fully below, pursuant to the New Jersey Memorandum and the satisfaction of certain conditions set forth therein, the Harris-Federal action is to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the action. See "New Jersey Settlement."

Harris v. DeSantis, et al.

         The most recent New Jersey Action, filed on July 15, 1998 in the New Jersey Superior Court, captioned Myron Harris and Howard Kaufman v. Nunzio P. DeSantis, Anthony Coelho, Kenneth W. Scholl, Michael Abraham, Joseph Zappala, Frank A. Leo, Robert J. Quigley and Charles R. Dees, Jr. ("Harris-State"), Cam-L-5534-98, is a purported class action suit brought by the same plaintiffs as the Harris-Federal action. The complaint alleges that the Harris-State defendants breached their fiduciary duties to the Company's stockholders by failing to file timely audited financial statements for the fiscal year ended June 30, 1997, resulting in the indefinite suspension of trading of the Company's stock on AMEX.

         Prior to filing pleadings in response to the Harris-State complaints, the defendants entered into the New Jersey Memorandum pursuant to which the Harris-State action is to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to the action. See "New Jersey Settlement."

New Jersey Settlement

         The New Jersey Actions are currently at a standstill as the parties have entered into the New Jersey Memorandum. Subject to the approval of the court, the defendants and the Company will pay the aggregate sum of $150,000 for plaintiffs' counsel fees and expenses in the New Jersey Litigation and any incentive award to plaintiffs Harris and Kaufman would be paid out of this $150,000 sum. Pursuant to the New Jersey Settlement, following the implementation of the Delaware Settlement, the defendants will restructure the Audit Committee of the Company so as to facilitate the procurement and timely filing of audited financial statements in the future. Further, the Company will take all appropriate actions necessary to promptly initiate the quotation of the Company's Common Stock and Preferred Stock on the OTC Bulletin Board.

         Pursuant to the New Jersey Settlement, the plaintiffs agreed not to file objections to the Delaware Settlement. In addition, pursuant to the New Jersey Settlement, upon consummation of the Delaware Settlement the plaintiffs will move for a dismissal, with prejudice, of the Harris-Federal action, and will provide releases to the defendants and the Company and all others acting on the Company's behalf for any claims that were asserted or could have been asserted in the Harris-Federal action. For settlement purposes only, a class will be certified for Harris-State action consisting of all holders of the Company's stock between October 13, 1997 (the date AMEX suspended trading of the Company's stock) and the date the Company's stock is quoted for trading on the OTC Bulletin Board. The plaintiffs and the class members will release the defendants and the Company and all others acting on the Company's behalf from any claims that were asserted or could have been asserted in the Harris-State action.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)




Other Litigation

         In November 1997, two separate actions were filed in the New Jersey District Court against various directors of the Company and other affiliated parties. The Company is not a party to either of these actions, both of which are summarized below:

NPD, Inc. v. Quigley, et al.

         On November 18, 1997, NPD (the Company's largest stockholder and whose stockholders are Messrs. DeSantis and Coelho), filed a complaint captioned NPD, Inc. v. Robert J. Quigley, Francis W. Murray, Frank A. Leo, Charles R. Dees, Jr., John Mariucci, Frank Koenemund and James J. Murray, C.A. 97-CV-5657 ("NPD"), in the New Jersey District Court. The complaint alleges, among other things, that Messrs. Quigley, Francis Murray, Leo and Dees, each of whom was at the time a director of the Company, and Messrs. Mariucci, Koenemund and James Murray, each of whom is a former director of the Company, conspired with one another and Brennan to defraud NPD by (i) approving and subsequently concealing from NPD the existence of the "super-majority" voting provision of the Company's Bylaws and (ii) purporting to repeal such provision and subsequently filing suit in an effort to restore such provision, all of which has had the effect of attempting to deprive NPD of control of the Company and perpetuating the control of Brennan and his associates. The NPD suit seeks compensatory and punitive damages. On January 8, 1998, the defendants served a motion to dismiss NPD's complaint. The NPD action is at a standstill as the parties have entered into the Delaware Stipulation. Upon satisfaction of the conditions set forth in the Delaware Stipulation, the NPD action is to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to such actions. The Company is not a party to the NPD suit.

Green v. DeSantis, et al.

         Certain officers, directors and affiliates of the Company are parties to an action filed on November 30, 1997 by Robert William Green ("Green"), a stockholder of the Company, captioned Robert William Green v. Nunzio DeSantis, Joseph Corazzi, Anthony Coelho, Las Vegas Entertainment Network, Inc. and NPD, Inc., C.A. 97-5359(JHR), in the New Jersey District Court. The complaint alleges, among other things, that the defendants have usurped certain corporate opportunities at the expense of the Company, have diluted Green's interest in the Company through the issuance of shares of stock and have conspired to deprive him of certain rights under an option granted to him by NPD (the "Green Option"). Subject to regulatory approval, the Green Option grants Green the right to purchase approximately 50% of the shares of the Company's Common Stock which are held by NPD. The expiration date of the Green Option was January 15, 1998 and Green did not exercise the option by such date. Green seeks (i) compensatory and punitive damages, (ii) an order enjoining defendants from transferring, encumbering or alienating the Company's Common Stock subject to the Green Option, (iii) an order declaring the issuance of certain shares of Common Stock to be a nullity, and (iv) reformation of the Green Option to extend the termination date. This action also raises claims substantially similar to those made in the Quigley action. The parties to the Green action have stipulated to take no action in the case pending consummation of the Delaware Settlement. Upon satisfaction of the conditions set forth in the Delaware Stipulation, the Green action is to be fully and finally dismissed with prejudice, and the parties are to provide mutual releases of all claims related to such actions. The Company is not a party to the Green action.

         The Company is a defendant in various other lawsuits incidental to the ordinary course of business. It is not possible to determine with any precision the probable outcome or the amount of liability, if any, under these lawsuits; however, in the opinion of the Company and its counsel, the disposition of these lawsuits will not have material adverse effect on the Company's financial position, results of operations, or cash flows.


(8)      DEFERRED FINANCING COSTS

          Deferred financing costs at September 30, 1998 include those amounts associated with its May 23, 1997 financing agreement with Credit Suisse. (See
Note 5). These costs of $6,238,731, less amortization of $4,129,067, are being expensed over the two year life of the loan. Amortization expense for the three months ended September 30, 1998 and 1997 was $763,789 and $761,204, respectively.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)




(9)      STOCK OPTIONS AND WARRANTS

         (A)      EMPLOYEE AND  NON-EMPLOYEE OPTIONS

         The fair value of options issued recognized as non-employee option costs during the three months ended September 30, 1998 and 1997 was $0 and $797,138, respectively. At September 30, 1998, total employee options outstanding were 1,300,000 and total non-employee options outstanding were 600,000. Options to purchase an aggregate of 6,000,000 shares of Common Stock have been granted, subject to stockholder approval, to the Company's Chief Executive Officer and Chairman of the Board and are not reflected in the above amounts. On August 21, 1997, the Company granted non-qualified stock options to purchase an aggregate of 300,000 shares of Common Stock to certain directors. Upon consummation of the Delaware Settlement, options to purchase an aggregate of 6,300,000 shares of Common Stock will be terminated. (See Note 7.)

         (B)      WARRANTS

         At September 30, 1998, total warrants outstanding were 1,671,847 and have been accounted for as deferred financing costs and costs associated with the acquisition of the El Rancho property. The deferred financing costs are being amortized over the terms of the related indebtedness. The fair value of the warrants issued in connection with the acquisition of the El Rancho property has been capitalized and will be amortized when the facility becomes operational; however, the Company has determined to dispose of the El Rancho Property.


(10)     RELATED PARTY TRANSACTIONS

         During the three months ended September 30, 1998, the Company paid $30,000 in consulting fees, $10,000 for director fees, $1,500 for an auto allowance and $5,956 in expense reimbursements to Anthony Coelho, the Company's Chairman, pursuant to an agreement effective January 15, 1997. Mr. Coelho's consulting agreement is month to month, under which he is to be paid $10,000 per month for ongoing consulting services, $2,500 for each board meeting he attends and a $500 monthly automobile allowance. In the pending litigation, which is currently stayed and will be dismissed with prejudice upon consummation of the Delaware Settlement, the minority Board members have challenged the authorization and enforceability of certain agreements, including Mr. Coelho's consulting agreement. Under the terms of the Delaware Settlement, neither the Company nor its subsidiaries shall pay to Mr. Coelho more than $10,000 per month as consulting fees and payment of regular directors fees and upon consummation of the Delaware Settlement, Mr. Coelho's consulting agreement will be terminated and options granted to him in the consulting agreement will be canceled.

     The Company pays Mr. Scholl, $10,000 per month for ongoing consulting services as project manager for the El Rancho Property. Upon consummation of the Delaware Settlement, Mr. Scholl's consulting arrangement will be terminated. Mr. Scholl is currently the Secretary of Casino-Co and was President and a director of Casino-Co from March 1996 to May 19, 1997.

         The Company pays $10,000 per month to Mr. Zappala for ongoing consulting services and for the first quarter of fiscal 1999, Mr. Zappala was paid $4,000 for director fees and $1,277 of reimbursed expenses. Upon consummation of the Delaware Settlement, Mr. Zappala's consulting arrangement will be terminated.

         For additional information regarding related party transactions see Footnote16 in the consolidated financial statements included in the Company's Form 10-K for the fiscal year ended June 30, 1998.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)




(11)     STOCK TRADING INFORMATION

         Effective August 7, 1998, the Company's Common Stock and its Preferred Stock were delisted from trading on the American Stock Exchange ("AMEX") for the failure to comply with certain listing criteria. Neither the Common Stock nor the Preferred Stock has been traded on AMEX since October 13, 1997 when it was suspended because the Company had not filed its Annual Report on Form 10-K for fiscal 1997 within the Securities and Exchange Commission's prescribed time period. Application is being made to initiate quotation of the Common Stock and the Preferred Stock on the OTC Bulletin Board. In the interim, the stock is listed for quotation on the NQB Pink Sheets.

         SUBSEQUENT EVENTS

          (A) On November 3,1998, New Jersey voters approved an amendment to the state constitution giving the legislature the power to enact laws authorizing the specific kind, restrictions and control of wagering on horse races. The amendment will give the Legislature the power to respond to the changing needs of New Jersey's horse racing industry which faces strong competition from New York, Pennsylvania, and Delaware racetracks and other forms of gambling.


          (B) The Company has been advised that Penn National Gaming, Inc., a Pennsylvania corporation which owns, operates and conducts wagering at racetracks and off-track wagering facilities in Pennsylvania and West Virginia, has entered into a joint venture agreement with Greenwood New Jersey, Inc., to purchase the Company's racing operations. Greenwood New Jersey, Inc. had previously entered into a July 2, 1998 asset purchase agreement with the Company to purchase the real property and related assets at Freehold Raceway and lease the real property and related assets at Garden State Park. (See Note 2) Pursuant to the joint venture, upon satisfaction of certain conditions (which include, without limitation, the Company's approval New Jersey regulatory approvals, Hart-Scott Rodino compliance and creditor approvals), Penn National is to acquire a 50% interest in Greenwood New Jersey, Inc. The Company is not a party to the joint venture agreement.

                                                                    Exhibit A

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, is made and entered into as of the 2nd day of July, 1998 (the "Agreement"), by, between and among GREENWOOD NEW JERSEY, INC., a New Jersey corporation ("Buyer"), GARDEN STATE RACE TRACK, INC., a New Jersey corporation ("GSRT"), FREEHOLD RACEWAY ASSOCIATION, a New Jersey corporation ("FRA"), ATLANTIC CITY HARNESS, INC., a New Jersey corporation ("ACH"), and CIRCA 1850, INC., a New Jersey corporation ("Circa"), and INTERNATIONAL THOROUGHBRED BREEDERS, INC., a Delaware corporation ("ITB"). FRA, ACH and Circa are collectively referred to herein as "Freehold". GSRT, FRA, ACH and Circa are collectively referred to herein as "Sellers", and each is referred to individually as a "Seller".

                                   BACKGROUND

         Sellers are engaged principally in the business of conducting thoroughbred and harness racing at Garden State Park in Cherry Hill, New Jersey ("GSP") and Freehold Raceway in Freehold, New Jersey ("Raceway"); and the operation of pari-mutuel wagering at GSP and Raceway (which conduct and operation is referred to herein as the "Business"). ITB also owns real property in Las Vegas, Nevada, and will continue to own property in Cherry Hill, New Jersey, as described below (the "Retained Assets"). The assets of the Retained Assets are not being acquired by Buyer hereunder.

         ITB owns one hundred percent (100%) of the outstanding capital stock of each of the Sellers.

         Greenwood Racing, Inc., a Delaware corporation ("Greenwood"), owns one hundred percent (100%) of the outstanding capital stock of Buyer. Buyer desires to buy substantially all of the assets of Sellers related to the Business, but excluding the Retained Assets, and Sellers desire to sell such to Buyer pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Sellers shall sell, transfer and deliver to Buyer, by bill of sale, assignment or other instruments of transfer in form and substance reasonably satisfactory to Buyer, and Buyer shall purchase and accept from Sellers, free and clear of all liens, claims, security interests and encumbrances whatsoever (except certain "Assumed Obligations", as defined herein), the following property (collectively the "Assets"):

            (a) Real Property. All the real property (including buildings and facilities thereon and improvements thereto, and including the properties used for parking lots), machinery, equipment, fixtures and other tangible personal property of Sellers located at or used in the operation of Raceway, including those assets identified on Schedule 1(a) attached hereto ("Raceway Assets"), with title exceptions limited as described in Subparagraph 12(e) below. GSRT's real property (including buildings and facilities therein and improvements thereto, and including properties used for parking lots), machinery equipment, fixtures and other tangible personal property located at and used in the operation of GSP ("GSP Facility") are excluded from this sale, and will be leased by GSRT to Buyer as described in Paragraph 7 below; however, materials, supplies, prepaid expenses and inventories at or relating to the GSP Facility ("GSRT Assets") will be included in this sale.

            (b) Licenses. All of Sellers' assignable governmental licenses, permits and authorizations relating to the occupancy or operation of each of Raceway and GSP (including, without limitation, racing and liquor licenses, to the extent assignable) and identified in Schedule 1(b) attached hereto;

            (c) Executory Contracts. Various leases, license agreements and other executory contracts, and any trademarks or service marks or rights therein, relating to the ownership or operation of Raceway or to the operation of GSP or Sellers' racing and pari-mutuel businesses at Raceway or GSP; the leases, license agreements and other executory contracts that are to be assigned to Buyer (collectively, the "Executory Contracts") are identified in Schedule 1(c) attached hereto;

            (d) Books and Records. All of Sellers' original books and records (other than minute books, income tax records of each and documents applicable to the assets owned by Sellers at GSP, as to which Buyer shall have reasonable access after the Closing); subject to the right of Sellers and ITB (and their duly authorized representatives) to have reasonable access to such books and records after the Closing;

            (e) Racing Accounts . The funds held by Sellers relating to the conduct of racing at Raceway and GSP, as of the Effective Time, including horsemans' accounts, trust accounts, standardbred and thoroughbred savings accounts, outstanding ticket accounts, exchange accounts, lottery accounts, mutual exchange accounts, purse accounts and other racing accounts ("Racing Accounts") which accounts are identified in Schedule 1(e);

            (f) Casino Simulcasting Funds. All of Sellers' interest in and rights to Casino Simulcasting Special Fund payments for all periods after January 1, 1998, whether paid or not by the Closing Date;

            (g) Other Assets. All other assignable rights of Sellers necessary for the operation of the racing and pari-mutuel businesses currently operated by Sellers at the GSP Facility and Raceway and the good will of those businesses; and all materials, supplies, prepaid expenses and inventories related to GSP and Freehold and useable by Buyer; and

            (h) Condition of Assets. All of Sellers' materials, supplies, furniture, fixtures and equipment related to the Business, are being sold or leased in an "as is" and "where is" condition.

         2. Excluded Assets. Notwithstanding anything to the contrary contained in Section 1 or elsewhere in this Agreement, the following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets being conveyed hereunder, and shall remain the property of the Sellers after the Effective Time (as hereinafter defined):

            (a) any of Sellers' cash and cash equivalents, but excluding Racing Accounts;

            (b) any of Sellers' accounts receivable as of the Effective Time, except any accounts receivable relating to Racing Accounts or due Sellers from the Casino Simulcasting Special Fund for periods after January 1, 1998 which accounts receivable and amounts due shall be acquired by Buyer as of the Effective Time ("Sellers Receivables");

            (c) any of Sellers' tax refunds for period prior to the Effective Time;

            (d) the Retained Assets, except as otherwise specifically described hereunder;

            (e) any and all property or assets relating to the GSP Facility that are to be leased to Buyer pursuant to the lease described in Paragraph 7 below;

            (f) any minute books, stock records and corporate seals of the Sellers;

            (g) any shares of capital stock of Sellers, whether issued and outstanding to ITB, held in treasury, or otherwise;

            (h) Sellers' insurance policies and rights thereunder, listed in
Schedule 2(h) attached hereto;

            (i) any property and assets expressly designated in Schedule 2(i);
and

            (j) any and all other property or assets as may be identified in writing by one or more Sellers and which are approved by the Buyer prior to the Closing.

         3. Collection of Sellers' Receivables. At the Closing or as soon thereafter as feasible, Sellers shall deliver to Buyer a list of all Sellers' Receivables then outstanding. After the Closing if Buyer shall receive payments on account of Sellers' Receivables, Buyer shall promptly (taking into account its normal accounting procedures) forward such payments directly to Sellers.

         4. Assumption/Non-Assumption of Liabilities.

            (a) Assumption of Certain Liabilities. At the Closing, Buyer shall assume and shall discharge in accordance with their terms the obligations attributable to the period on and after the Effective Time under the executory contracts and agreements listed on Schedule 1(c), subject to the limitations set forth in this Subparagraph 4(a) (collectively, the "Assumed Obligations"). At the Closing, Sellers and Buyer will execute an assignment and assumption agreement which will include Buyer's indemnification of Sellers for obligations related to the Assumed Obligations from and after the Effective Time. Notwithstanding the foregoing, Buyer or its assignee will only assume those union contracts that it is required to assume by their terms, which contracts may include those identified as items A1, A4, A8 and B5 on Schedule 1(c); provided, however, neither Buyer nor its assignee shall assume or accept any responsibility for contract breaches, statutory violations, wrongful terminations, suspensions or lost wages that may be imposed by reason thereof. Furthermore, Buyer will not assume the operating agreements related to GSP as set forth on Schedule 1(c), but will make payments on account of those agreements during the term of its operation of GSP, which operation will be pursuant to the lease described in Paragraph 7 below.

            (b) Non-Assumption of All Other Liabilities. It is expressly acknowledged, understood and agreed by Sellers, that, except for the Assumed Obligations, Buyer has not assumed, undertaken, agreed to perform or accepted any responsibility for, and does not and will not, in any way, assume, undertake, agree to perform or accept responsibility for, any debts, contracts, liabilities, obligations or commitments of any Seller of any kind, whether such debts, contracts, liabilities, obligations or commitments be absolute, known or unknown, liquidated or unliquidated, contingent or otherwise pending or threatened, or whether incurred before or after the Effective Time, including, without limitation, trade or other accounts payable, debts, liabilities, obligations or commitments of any Seller to its employees under any employee benefit plans of any kind, any liabilities for wage, income, sales or other taxes or any other liabilities or commitments of any and every kind, except for vacation and personal days earned since January 1, 1998 and not taken or paid for prior to the Closing Date, as to which Buyer or its assignee will reimburse Sellers at the Closing for the amount of vacation and personal days earned but not taken or paid for by the Closing. Furthermore, Buyer will not assume any pension plan withdrawal liability arising prior to Buyer's operation of the Business, and in the event Buyer is required to pay any such pension plan withdrawal liability, it may offset the amount paid against its obligations contained in the $12 Million Note described below; provided, however, Buyer will be responsible for pension plan withdrawal liability, as follows: Multi-employer Pension Plans. With respect to any multi-employer plan, within the meaning of Section 4001(a) (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as to which Seller has any withdrawal liability as of the Closing (which liability at December 31, 1996 was $267,447 related to Raceway and $111,598 related to GSP)(the "Plans"), the parties agree pursuant to
Section 4204 of ERISA as follows:

                (i) Buyer's Contribution Obligation. The Buyer shall contribute, pursuant to an obligation to contribute, to each of the Plans for substantially the same number of contribution base units within the meaning of Section 4001(a)(11) of ERISA for which a Seller had an obligation to contribute with respect to the Business regarding each of such Plans.

                (ii) Maintenance of Bond or Escrow. Unless exempted by the Pension Benefit Guaranty Corporation, the Buyer shall provide to each Plan for a period of five (5) plan years commencing with the first plan year beginning after the Closing, a bond issued by a corporate surety company that is an acceptable surety within the meaning of Section 4204(a) (2) (B) of ERISA, or an amount held in escrow by a bank or similar financial institution satisfactory to each respective Plan and to the applicable Seller, in an amount equal to the greater of:

                     (A) the average annual contribution required to be made by the applicable Seller with respect to the Business to such Plan for the three
(3) plan years preceding the plan year in which the Closing occurs; or

                     (B) the annual contribution that the Seller was required to make with respect to the Business to such Plan for the last plan year before the plan year in which the Closing occurs, with respect to each such Plan; payment on the aforesaid bonds or escrows shall be made to a Plan if the Buyer withdraws therefrom, or fails to make a contribution thereto when due, at any time during the first five (5) plan years beginning after the Closing. Notwithstanding the foregoing, if any such Plan is in reorganization, within the meaning of Section 4241 if ERISA, in the plan year in which the Closing occurs, the bond or escrow to be furnished by the Buyer shall be in an amount equal to two hundred percent (200%) of the amount described in (i) or (ii), whichever is applicable.

                (iii) Sellers' Liability. If the Buyer withdraws from any Plan in a complete withdrawal or a partial withdrawal with respect to the Business before the last day of the fifth (5th) plan year of a Plan commencing after the Closing, and fails to pay the Buyer's withdrawal liability to such Plan thereby arising, then, except as set forth to the contrary in Subparagraph 4(a)(v), the applicable Seller shall be secondarily liable to such Plan for any withdrawal liability which such Seller would have had to the affected Plan or Plans but for the provisions of Section 4204(a) of ERISA with respect to Seller's operation of the Business during such Seller's ownership thereof.

                (iv) Ascertaining Withdrawal Liability. Following the date hereof, the Sellers and Buyer shall use their best efforts to ascertain from the Plan administrators the amount of the Withdrawal Liability with respect to each Plan.

                (v) Sellers' Obligation. Notwithstanding any other provision of this agreement: (A) all costs and expenses and outlays of Buyer in complying with the provisions of Subparagraph 4(b) relating to the Plans, including, but not limited to the costs or premiums for any bonds or escrows or letters of credit posted in lieu thereof, any cash or other deposits required to secure such bonds or letters of credit or to be deposited into any escrows, but excluding contributions Buyer would be obligated to make for its actual workforce for the actual hours worked by such workforce, shall be offset against the payments due by Buyer under the Purchase Price Notes; and (B) neither ITB nor the Sellers shall have any right to indemnification or to assert a claim against Buyer or Greenwood Racing Inc. for the failure to comply with Subparagraph 4(b) relating to the Plans.

            (c) Closing Adjustments. As of the Effective Time and within 45 days after the Closing Date Buyer and Sellers will prorate, as of the Effective Time, utilities, real estate taxes, rents under the Leases, payments under and cash deposits in connection with the Assumed Obligations, and such other items of expense as may require proration, and if such overall adjustment reflects credit to Sellers or to Buyer, a payment shall be made by Sellers or Buyer to the other within twenty (20) days after such final adjustments are completed and accepted. For purposes of the adjustment of cash deposits, the interests of Sellers and Buyer will be equitably adjusted to result in the party which will benefit from the deposit being responsible for providing the deposit.

         5. Sellers' Employees. Except to the extent covered by a union contract assumed by Buyer or its assignee pursuant to the terms of Subparagraph 4(a) above, effective as of the Closing, Sellers will terminate the employment of each of their employees, and Buyer or its assignee, will unilaterally offer employment at will to those employees Buyer selects, on terms set by Buyer or its assignee. To the extent required by law, Buyer, or its assignee intends to negotiate in good faith with any union(s) representing the employees it employs, following their employment by Buyer or its assignee.

         6. The Purchase Price.

            (a) In addition to assuming the Assumed Obligations, Buyer agrees to pay an aggregate purchase price (the "Purchase Price") for the Assets, as follows:

                (i) Cash Portion of the Purchase Price. At the Closing Buyer will pay to the Sellers an aggregate of Thirty-Three Million Dollars ($33,000,000) by wire transfer in federal funds allocated as set forth in Subparagraph 6(b) below.

                (ii) $12 Million Note. At the Closing Buyer shall deliver its promissory note in the original principal amount of $12 Million (the "$12 Million Note"), in the form attached as Exhibit 6(a)(ii).

                (iii) OTB Adjustment. In the event that within three years after the Closing Date, the Buyer receives all licenses, consents, approvals and permits necessary to operate an off track betting facility, meaning a simulcast only pari-mutuel wagering facility that does not have to conduct live racing (an "OTB Facility"), at the GSP Facility, then the Purchase Price shall be increased by $5,000,000, and paid in accordance with the terms of the $5,000,000 Contingent Promissory Note attached hereto as Exhibit 6(a)(iii)(A). Further, in the event that within three years after the Closing Date, legislation is enacted within the State of New Jersey that would permit GSP or Raceway racetracks to own and operate OTB Facilities (other than or in addition to any OTB Facility established at GSP), then the Purchase Price shall be increased by an additional $3,000,000, and paid in accordance with the terms of the $3,000,000 Contingent Promissory Note attached hereto as Exhibit 6(a)(iii)(B).

                (iv) Telephone Account Wagering Adjustment. In the event that within three years after the Closing Date, New Jersey legislation is enacted to permit the Buyer to engage in New Jersey based telephone account pari mutuel wagering on horse racing ("Telephone Wagering"), and as a result of such legislation, the Buyer opens new telephone accounts from New Jersey residents, then the Purchase Price shall be increased by $2,000,000, and paid in accordance with the terms of the $2,000,000 Contingent Promissory Note attached hereto as
Exhibit 6(a)(iv);

                (v) Slot Adjustments.

                    (A) Installation of Slot Machines. In the event the State of New Jersey by legislation adopted after the Closing Date and before the fifth anniversary of Closing, permits the operation of slot machines at GSP or Raceway; or at any OTB Facilities owned and operated by Buyer in New Jersey, which OTB Facilities are permitted as a result of Buyer's ownership and operation of GSP or Raceway, then Buyer shall pay to Sellers an amount equal to 10% of the gross win from slot machines (which shall be calculated as the amount wagered on such machines less the amount paid out in cash, tokens or the cash value of prizes awarded and any amount allocated to the future payment of progressive jackpots, and any mandated taxation or other payments required by the state legislation or regulations, including, for example, any purse contributions) for a period of ten years from installation of the first slot machine. The Buyer's obligation under this Subparagraph shall be paid to the Sellers quarterly by the fifteenth of the month following the end of each fiscal quarter of Buyer.

                    (B) Atlantic City Slot Machines. In the event the State of New Jersey, either by legislation or regulations adopted within two years after the Closing Date, requires a portion of Atlantic City casino gaming revenues to be paid to the New Jersey race tracks, including GSP and Raceway, the Buyer shall pay to Sellers 50% of the net cash received by Buyer from such payment within 45 days of the receipt of such payments for a period of four years from the first receipt of net cash, and will calculate the 50% after deduction of any benefit, financial or otherwise, that may be received or be payable to horsemen or breeders, such as purses, special funds or breeders awards.


                (vi) Subsidy Adjustment. In the event that the State of New Jersey, either by legislation or regulations adopted within two years after the Closing Date, enacts any subsidy that would produce a direct measurable financial benefit to the racetracks at GSP, Raceway or both (but not including any benefit, financial or otherwise, that may be received by horsemen or breeders such as purses, special funds or breeders awards), then 50% of the net cash derived from such subsidy shall be paid to the Sellers within 45 days of the receipt of such subsidy for a period of four years from the first receipt of net cash.

                (vii) Security. The $12 Million Note and the three Contingent Promissory Notes identified in Paragraph 6 above (together the "Purchase Price Notes") shall be secured by a junior mortgage on the Raceway Assets acquired by the Buyer and a junior mortgage on any real property assets created or acquired by the Buyer as a result of its acquisition of the assets described in Paragraph 1 hereof, including but not limited to the 10 acre parcel described in Subparagraph 7(b) hereof and any other OTB Facilities developed in New Jersey by the Buyer, but excluding any leasehold properties where the consent of the landlord is required but not forthcoming. The form of the junior mortgage is attached hereto as Exhibit 6(a)(vii). The Purchase Price Notes and collateral documents shall be payable to or assigned on the Closing to a United States based reputable financial institution acting as agent for the benefit of ITB and the Sellers. All enforcement power and decisions shall be vested in and made by the agent. Without limiting the right or remedies available to the agent, ITB's rights with regard to such notes and collateral would be limited solely to the right to receive proceeds thereof. In the event Buyer or a designee of Buyer is the maker of the Purchase Price Notes, then Greenwood shall unconditionally guarantee the Purchase Price Notes. The Purchase Price Notes shall be subordinate to Buyer's senior financing related to the transactions and businesses contemplated by this Agreement (including, without limitation, financing for acquisition, construction and outfitting of the 10 Acre Parcel described in the lease described in Paragraph 7 below, and any OTB Facility in New Jersey), and substitutions or replacements of such financing ("Senior Financing").

                (viii) Inventory Adjustment. The Purchase Price will be increased by the amount of Sellers' cost of the materials, supplies, prepaid expenses and inventories acquired by Buyer from Sellers, and useable by Buyer, based on a Closing inventory as of the Closing Date.

            (b) Allocation of Purchase Price. As soon as practicable after the date hereof, and prior to the Closing, the parties in good faith will agree to an allocation of the Purchase Price among the assets; provided, however, that the failure to reach agreement shall not be a basis for termination of this Agreement or damages by or for any party.

                (i) IRS Requirements. As soon as practicable after the Closing, the Buyer and the Sellers will, in good faith, agree to an allocation of the Purchase Price in accordance with Section 1060 of the Internal Revenue Code ("Code"), pursuant to the principles set forth in this Section 6(b) hereof. The Buyer and Sellers will report the allocation of the Purchase Price in a manner entirely consistent with such agreement in all tax returns and forms (including without limitation, IRS Form 8594 filed with Buyer's and Sellers' respective federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto. The Buyer and Sellers shall cooperate with each other to prepare the IRS Form 8594 in the manner required by this Section 6(b). The Buyer and Sellers shall each deliver to the other a copy of the IRS Form 8594 it files with its respective federal income tax return.

                (ii) Allocation of Additional Amounts. Any additional payments due Sellers pursuant to this Agreement and the Purchase Price Notes shall, unless specifically otherwise allocated, be allocated to Sellers in proportion to the allocation of this Subparagraph 6(b).


         7. Lease of GSP Facility.

            (a) Lease. At the Closing, Buyer will lease from GSRT and GSRT will lease (as lessor) to Buyer, the real property (including buildings and facilities thereof and improvements thereto) and machinery, equipment, furniture, furnishings and fixtures located at and used in the operation of the GSP Facility, pursuant to a lease agreement substantially in the form of Exhibit 7 hereto ("Lease").

            (b) 10 Acre Parcel. Within thirty (30) days of the date hereof, the parties shall agree to the specific location of and the Purchase Price for the 10 Acre Parcel referred to in the Lease by addendum to this Agreement. In the event the parties are unable to agree to a purchase price within 30 days, a single arbitrator selected under the rules of the American Arbitration Association shall determine the purchase price prior to the Closing hereunder. In lieu of a sale of the 10 Acre Parcel, Buyer agrees at Sellers' request to consider in good faith an alternative form of this transaction, if such alternative provides Buyer with the same business and economic terms as a sale.

         8. Restrictive Covenants. In order to induce Buyer to execute this Agreement and purchase the Assets hereunder for the purpose of operating the Business, ITB and each Seller hereby covenant and agree as follows:

            (a) Non-Competition. As to ITB and each Seller, but not any individual, for a period of four (4) years following the Closing Date, they, individually and collectively, shall not, directly or indirectly, either for their own account or as a partner or joint venturer, or as an agent for any person or entity other than Buyer, or as a shareholder (other than as the holder of five percent (5%) or less of an exchange listed stock), owner or otherwise, anywhere within the Territory (as hereinafter defined) engage in the business which competes with the Business.

            (b) Territory. For the purposes of this Agreement, the Territory shall mean the States of New Jersey, Pennsylvania and Delaware.

            (c) Non-Solicitation. ITB and each Seller for a period of four years following the Closing Date, agrees that they, individually and collectively, shall not, directly or indirectly, either for their own account or as a partner or joint venturer, or as an agent for any person or entity other than Buyer, or as a shareholder (other than as the holder of five percent (5%) or less of a publicly traded security), owner or otherwise, solicit, attempt to solicit or cause to be solicited for or on behalf of any business which competes with the Business in the Territory, any party who is, as of the Closing Date, an employee of any Seller.

            (d) Non-Disclosure. ITB and each Seller hereby covenants and agrees that, for a period of four years after the Closing Date, they shall not, individually or collectively, use for their benefit or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or entity other than Buyer, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, or other processes or knowledge not in the public domain, used or developed by ITB or any Seller in or for the Business.

            (e) Remedies. ITB and each Seller hereby acknowledges that the restrictions contained in this Paragraph 8, in view of the nature of the Business and the transactions contemplated by this Agreement, are reasonable and necessary in order to protect the legitimate interests of Buyer, and that any violation thereof would result in irreparable injuries to Buyer. ITB and each Seller therefore acknowledges that, in the event of a violation of any of these restrictions, Buyer shall be entitled to obtain from any court of competent jurisdiction emergency, preliminary and permanent injunctive relief from the person or entity violating such restrictions, as well as damages and an equitable accounting of all earnings, profits and other benefits from such person or entity arising from such violation, which rights will be cumulative and in addition to any other rights or remedies to which Buyer may be entitled in connection therewith.

            (f) Enforceable. If for any reason, and to the extent that, any paragraph or portion of a paragraph contained in this Paragraph 8 shall be held by a court to be invalid or unenforceable, it is agreed that the same shall not affect any other paragraph or portion hereof, but the remaining covenants and restrictions or portions hereof shall remain in full force and effect; and that, if such invalidity or enforceability is due to the unreasonableness of the time or geographical area covered by any of such covenants and restrictions, the covenants and restrictions contained in this Agreement shall nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

         9. Closing; Effective Date. Unless this Agreement has been terminated pursuant to Section 22 hereof, the closing under this Agreement (the "Closing") will take place at 10 a.m., Philadelphia time, on Thursday, September 3, 1998 (the "Closing Date") at the offices of Buyer's counsel in Philadelphia, Pennsylvania, or at such other time or place as the parties shall mutually agree. In the event all conditions to Closing are not met or waived by the appropriate party by September 3, 1998, in the absence of an agreement by the parties, the Closing Date shall be automatically changed to the third business day after the last condition is met, and subject to Subparagraph 22(e), but not later than December 31, 1998. Unless otherwise specified herein, the time and date as of which the transactions provided for herein shall be deemed effective (the "Effective Time") is 11:59 PM on the Closing Date.

        10. Representations and Warranties of ITB and Sellers. ITB and each Seller hereby jointly and severally represent and warrant to Buyer that:

            (a) Organization; Authority. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; has the corporate power and authority to own and use the Assets and to carry on the Business as it is currently conducted; and is qualified to do business in each jurisdiction wherein the conduct of the Business makes such qualification necessary. Each Seller has the full corporate power, right and authority to make, execute, deliver and perform this Agreement, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of each Seller and will not contravene or violate or constitute a breach of the terms of Sellers' applicable certificates of incorporation and by-laws.

            (b) Binding Obligation - Sellers. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification. The execution, delivery and performance of this Agreement by each Seller will not conflict with, result in a breach of, or entitle any party to terminate or call a default under any contract, instrument, judgment, order, decree, law, rule or regulation applicable to any Seller or by which any Seller is bound, except as set forth in Schedule 10(e) hereto.

            (c) Organization, Authority, Binding Obligation - ITB. ITB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and is qualified to do business in each jurisdiction wherein the conduct of its business makes such qualification necessary. ITB has the full corporate power, right and authority to make, execute, deliver and perform this Agreement, and to take all steps to do all things necessary and appropriate to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of ITB and will not contravene or violate or constitute a breach of the terms of ITB's constituent documents. This Agreement has been duly executed and delivered by ITB and constitutes the legal, valid and binding obligation of ITB, enforceable against ITB in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification. The execution, delivery and performance of this Agreement by ITB will not conflict with, result in a breach of, or entitle any party to terminate or call a default under any contract, instrument, judgment, order, decree, law, rule or regulation applicable to ITB or by which it is bound, except as set forth in
Schedule 10(e) hereto.

            (d) Shareholder. ITB is the only shareholder of each Seller. There are no warrants, options or any other documents or instruments in existence or effect which give any other person or entity the right, contingent or otherwise, to acquire or purchase any equity interest in any Seller from any Seller or from ITB.

            (e) Consents. Except as provided on attached Schedule 10(e) no consent of any party to any material contract or arrangement to which ITB or Seller is a party, by which ITB or any Seller is bound or to which the Business is subject, is required for the execution, delivery or performance of this Agreement by ITB or the Sellers or the consummation of the transactions contemplated hereby. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by ITB or the Sellers or the consummation of the transactions contemplated hereby, except for the appropriate consents of the Racing Commissions in New Jersey and Pennsylvania ("Racing Commissions") and such other governing authorities as required ("Governing Authorities"), and compliance with the Hart-Scott-Rodino Anti-Trust Improvement Act ("HSR").

            (f) Litigation. Except as provided on attached Schedule 10(f), there are no actions, suits, proceedings, orders, investigations or claims pending or, to ITB and each Seller's knowledge, threatened against or relating to ITB, any Seller, the Assets or the Business, or that would adversely affect this Agreement, or that, if adversely determined, could have a material adverse effect on any Seller or the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, to the best knowledge of ITB or any Seller, there is no basis for any of the foregoing.

            (g) Taxes. Seller has delivered, or will when available deliver, to Buyer the federal income tax returns of each Seller for the twelve month periods ended June 30, 1996 and 1997. All federal, state, local and other tax returns and/or reports which are required to be filed on or before the Closing Date by each Seller have been, or will be, filed and all taxes indicated thereon as being payable by any Seller, and all assessments, interest and penalties levied thereon, have been paid by any Seller for all periods up through and including the Effective Date. No tax return of any Seller is currently under audit by any taxing authority. Each Seller has withheld all amounts required by law to be withheld from payments made by it as of the Effective Date and has remitted or will remit such amounts to the appropriate authorities within the times required by law.

            (h) Books and Records. The books and accounts and other business records of each Seller relating to the Business and the Assets are complete and fairly present the matters stated therein in all material respects, and all transactions of each Seller have been accurately recorded therein. The accounts listed on Schedule 1(e) represent all Racing Accounts of Sellers.

            (i) Compliance with Laws. Each Seller is in compliance with all applicable requirements of federal, state and local laws, regulations and ordinances, and all applicable requirements of all governmental bodies or agencies having jurisdiction over it and relating to each Seller or the operation of the Business. No Seller has violated any laws relating to pollution or protection of the environment. There are no pending, or, to the knowledge of Sellers, threatened lawsuits or administrative proceedings against any Seller that may materially adversely affect any Seller or the Business regarding environmental compliance, control or liability. Specifically, as to environmental laws:

                (A) Sellers have made available to the Buyer copies (to the extent in the Sellers' possession) of all test results, studies and reports in their possession and completed, regarding any Hazardous Materials generated at GSP and Raceway and disposed of by the Sellers off-site, or regarding the condition of the soil, water or ground water at GSP and Raceway, all of which with the exception of the routine reports made in the regular course of the Business; and

                (B) Except as set forth in Schedule 10(i) hereto, Sellers are not aware of Hazardous Materials or any present or former on-site land-fills, settling ponds, disposal facilities or underground tanks at, on or under GSP and Raceway.

                (C) Except as set forth in Schedule 10(i) hereto, to the best of Sellers' knowledge, each Seller is, and at all times has been, in compliance with all Environmental Laws (as hereinafter defined). There has been no complaint, order, directive, claim citation or notice by any governmental authority or any other person or entity with respect to any alleged violations of any Environmental Law or the occurrence of a Hazardous Discharge at, about or from GSP and Raceway; or by reason of any business thereon conducted ("Environmental Claim"). Except as set forth in Schedule 10(i) hereto, no Seller has any knowledge of an existing or potential Environmental Claim or violation of any Environmental Law, nor has any Seller received any notification or has any knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, releases or threatened release at any location of any Hazardous Materials generated or transported by any Seller; and there has been no release of Hazardous Materials by any of the Sellers on, upon or into the real property used by it, and, to the best knowledge of Sellers, there has been no such release on, upon or into any real property in the vicinity of GSP or Raceway property that, through soil or groundwater contamination, has come to be located on the real property. No environmental lien has attached to GSP or Raceway property.

                (D) For purposes of this Subparagraph 10(i), "Environmental Laws" shall mean all federal, state, district and local laws, all rules and regulations promulgated thereunder, and all orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to
(i) releases, discharges, emissions or disposal to air, water, land or groundwater; (ii) to the withdrawal or use of groundwater; (iii) to the use, handling or disposal or polychlorinated bipheyls (PCBs), asbestos or urea formaldehyde; (iv) to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and any other solid, liquid or gaseous substance, exposure to which is prohibited, limited or regulated, or may or could pose a hazard to the health and safety of the occupants of the real property or the property adjacent to or surrounding the real property; (v) to the exposure of persons to toxic, hazardous, or other controlled, prohibited or regulated substances; (vi) to the transportation, storage, disposal, management or release of gaseous or liquid substances, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupation Safety and Health Act, as amended, ISRA, and all analogous laws promulgated or issued by any state or other governmental authority.

            (j) Financial Statements. Each Seller maintains its books and records on an accrual basis consistent with generally accepted accounting principles and past practices. Each Seller has delivered to Buyer the audited consolidated financial statements of ITB and its subsidiaries for the twelve month periods ended June 30, 1996 and 1997, and the unaudited financial statements for the nine months ended March 31, 1998 (the "Financial Statements"). The Financial Statements will include internal financial statements of GSRT and combined internal financial statements of FRA, ACH and Circa. The Financial Statements are true, correct and complete in all material respects, and fairly and accurately present the financial condition of ITB and each Seller as of the date thereof and the results of the operations of each for the period described therein, in all material respects, under generally accepted accounting principles consistently applied in previous years. Since March 31, 1998, ITB and each subsidiary has operated the Businesses only in the ordinary course; there has been no material adverse change in the financial condition, results of operation, assets, business operations or liabilities of any Seller or the Business. There are no debts, liabilities, obligations or commitments of any Seller, long-term or short-term, contingent or otherwise, as of the Effective Time, which are required to be disclosed under generally accepted accounting principles and which are not set forth in the Financial Statements or disclosed in this Agreement (including its schedules), except for liabilities arising in the ordinary course of business since March 31, 1998 which are not set forth in the Financial Statements. No debts, liabilities, obligations or commitments have been incurred since March 31, 1998 other than in the ordinary course of business.

            (k) Insurance Policies. Schedule 10(k) contains a schedule of all insurance policies owned or maintained by each Seller insuring or relating to the Assets or the Business. Such list includes policy numbers, identities of insurers, and a brief description of the nature of insurance included in each such policy. All of such insurance policies are in full force and effect as of the date hereof, and all premiums thereunder have been paid through the Effective Time. No Seller has received a notice of cancellation or non-renewal of any such policy or binder. All of Sellers' policies covering the Assets are "occurrence" policies. Each Seller will continue to maintain such insurance coverage in full force and effect through the Closing Date. Each Seller has delivered or made available, or at or prior to the Closing will deliver or make available, to Buyer true and correct copies of each of such insurance policies.

            (l) [Reserved]

            (m) Business; Competition. Except as set forth in Schedule 10(m), Sellers are not presently conducting any business other than the Businesses. To the best knowledge of ITB and each Seller, no employee of any Seller, has any direct or indirect interest in any business competitive in the Territory with the Businesses.

            (n) Intellectual Property.

                (i) All copyrights, copyright applications, trademarks and service marks (whether or not registered), trademark and service mark applications, trade names and other proprietary rights owned by, used by or licensed to the Sellers that are material to the Business (hereinafter referred to, collectively, as the "Intellectual Property") are listed on Schedule 10(n) hereto. Sellers hold no patents or patent applications.

                (ii) All contracts, agreements, leases, licenses, franchises, permits and other documents relating to any of the Intellectual Property, including without limitation those authorizing Sellers' use thereof, are listed on Schedule 10(n)(ii) hereto.

                (iii) Sellers are either: (i) the owners of all right, title and interest in and to the Intellectual Property, and all portions thereof, free and clear of all liens, security interests, charges, encumbrances or other adverse claims of any kind or nature; or (ii) have a valid right to use all such Intellectual Property as it is currently being used. Sellers have not granted any right or license to use the Intellectual Property, or any portion thereof, to any third party.

                (iv) To Sellers' knowledge, the operations of the Business, as conducted on the date hereof do not infringe any patents, copyrights, trademarks, service mark, trade secrets or other intellectual property rights of any third party. No Seller has received any notice of any claim that the Intellectual Property, or any portion thereof, infringes upon, violates or conflicts with any patent, copyright, trademark, service mark, trade name, trade secrets or other proprietary rights of any third party and, after due investigation, Sellers have no reason to believe that there is any basis for such claim of infringement, violation or conflict.

                (v) To Sellers' knowledge, none of the computer software, computer programs or computer systems created and owned by Sellers (the "Computer Properties") included as part of the Intellectual Property contains or will contain any "software locks" or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take action) by or on behalf of Sellers, will cause the Computer Properties, or any component part thereof, to be destroyed, erased, damaged or otherwise made inoperable.

                (vi) To Sellers' knowledge, none of Sellers' directors, officers, employees, agents or affiliates own any portion of or any rights in the Intellectual Property. Any rights in or to any portion of the Intellectual Property that were originally or previously owned by a director, officer or employee of any Seller have been assigned and transferred to the Sellers. Other than the Intellectual Property, Sellers do not require any patents, copyrights, trademarks, service mark or other intellectual property rights to carry on the Business as it is conducted on the date hereof.

            (o) Ownership of the Assets. In the aggregate, the Sellers are the true and lawful owner of the Assets and have good and clear record and marketable title to the Assets, free and clear of all mortgages, security interests, pledges, liens, encumbrances or charges of any kind, except for liens held by Credit Suisse First Boston or any affiliate thereof ("CSFB"), or as otherwise described on Schedule 10(o) hereto. As of the date hereof there are, and as of the Closing Date there will be, no existing options, calls or commitments of any kind relating to the Assets (other than the contracts described on the schedules hereto) and Sellers are not obligated and will not be obligated as of the Closing Date, to transfer the Assets except pursuant to the provisions of this Agreement.

            (p) No Misrepresentations. No statement made by any Seller or ITB in any representation, warranty or covenant made by any Seller or ITB to Buyer in this Agreement, or in any other document furnished by any Seller or ITB to Buyer in connection with the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading.

        11. Representations and Warranties of Buyer. Buyer hereby represents and warrants to ITB as follows:

            (a) Corporate Organization; Authority. Buyer is a corporation duly organized and validly subsisting under the laws of the State of New Jersey and has the power and authority to own the Assets and conduct the Business. Buyer has the full corporate power, right and authority to make, execute, deliver and perform this Agreement, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer and will not contravene or violate or constitute a breach of the terms of Buyer's Articles of Incorporation or By-laws.

            (b) Binding Obligation. This Agreement, and the Purchase Price Notes when executed and delivered at the Closing, has been or will be (in the case of the Purchase Price Notes) duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification. The execution, delivery and performance of this Agreement by Buyer will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract, instrument, judgment, order, decree, law, rule or regulation applicable to Buyer or by which Buyer is bound.

            (c) Consents. No consent of any party to any contract or arrangement to which Buyer is a party or by which it is bound is required for the execution, consummation or performance of this Agreement by Buyer or the consummation of the transactions contemplated hereby. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation of the transactions contemplated hereby, except obtaining licenses for Buyer from Racing Commissions and Governing Authorities, as required, and compliance with HSR.

            (d) Litigation. There are no actions, suits, proceedings, orders, investigations or claims, pending or threatened, against or relating to Buyer that would affect this Agreement, or, if adversely determined, could have a material adverse affect on Buyer, at law or in equity, or before or by any national, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis for any of the foregoing.

            (e) No Misrepresentations. No statement made by Buyer in any representation, warranty or covenant made by Buyer to Sellers in this Agreement, or in any other document furnished by Buyer to Sellers in connection with the transaction contemplated hereby, contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading.

            (f) Best Efforts to Obtain Approvals. Buyer will use its best efforts to obtain as soon as practicable all necessary approvals, to the extent such approvals are conditions to the closing of the transactions of this Agreement.

            (g) Mortgage on Future Assets. Upon the acquisition by Buyer of the 10 Acre Parcel and any other real estate acquired in fee by Buyer for an OTB Facility developed in New Jersey by Buyer, Buyer shall immediately create a mortgage thereon securing the Purchase Price Notes that is subordinate in priority to Buyer's purchase money mortgage related to the acquisition of such properties (including financing of the construction and/or operation of the OTB Facilities), the senior indebtedness related to the acquisition of the assets pursuant to this Agreement, and all replacements and substitutions thereof.

       11A. Representation and Warranties of Greenwood. Greenwood hereby represents and warrants to ITB and the Sellers that it is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power and authority to execute and deliver the guarantee, guaranteeing the performance by the Buyer of the Purchase Price Notes (the "Guarantee"). The Guarantee will be in the form of Exhibit 11A hereto. The Guarantee, when executed and delivered, will have been duly authorized, executed and delivered by Greenwood and will constitute the legal, valid and binding agreements of Greenwood enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights of creditors generally, (ii) principles of equity (regardless of whether considered and applied in proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification.

        12. Conditions to Obligation of Buyer. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

            (a) Representations and Warranties True and Covenants Performed at Closing. All representations and warranties of the Sellers and ITB made in or pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date; and each Seller and ITB shall have performed, observed and complied in all material respects with all the obligations and conditions required by this Agreement to be performed, observed or complied with by them at or prior to the Closing.

            (b) State Approvals. The approval of the Racing Commissions and other Governing Authorities as required for the continued operations of the Business by Buyer, as currently conducted, which approval shall be without any new conditions or restrictions not now existing. The state approvals shall include the issuance of all licenses necessary to permit Buyer to operate the Businesses. To the extent the licenses now held by Sellers are not assignable to Buyer, Sellers will surrender such licenses it holds to the state.

            (c) Credit Approval. The approval of CSFB to the transactions contemplated by this Agreement, and CSFB's execution of a non-disturbance agreement for the Lease, and CSFB's subordination agreement to the covenant attached to the Lease, all in form satisfactory to Buyer.

            (d) HSR Approval. The filing of all required documentation pursuant to the HSR and either (i) the expiration of the waiting period provided for therein or (ii) receipt by the parties of written notification from the U.S. Department of Justice and the Federal Trade Commission of the determination of such agencies not to oppose the transactions contemplated by this Agreement.

            (e) Title to Real Property . Buyer shall have received title commitments issued by a recognized title insurance company at Buyer's expense relating to the real property at GSP and Raceway (the "Real Property"), and consistent with the following:

                (i) Title to the Real Property shall be good and marketable, and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections except for the Permitted Encumbrances (as defined below). In addition, such title shall be insurable under an ALTA Owner's Policy (Amended 1992), as aforesaid by any reputable title insurance company at regular rates for coverage in the amount of the Purchase Price allocated to the Real Property. Sellers, at Sellers' expense, shall take all necessary steps reasonably required by Buyer's title insurance company to permit the issuance to Buyer without additional premium of a title insurance policy without exceptions for mechanics liens, bulk sales clearances, zoning, survey and such other customary endorsements as Buyer shall reasonably request, with the cost of any required survey paid by the Sellers.

                (ii) Buyer shall order a commitment to insure title ("Commitment") within five (5) days following the date of this Agreement, and shall send Sellers a copy of the Commitment within twenty (20) days following receipt of the Commitment and copies of all exceptions to title, together with a list of those exceptions to title which are unacceptable to Buyer and copies of all documents related to the exceptions ("Supporting Documents"); standard utility, communications and road easements and rights of way and other easements and restrictions that do not unreasonably interfere with the current use of the Real Property; all other exceptions to title listed on the Commitment and not declared unacceptable by Buyer shall be deemed acceptable ("Permitted Encumbrances"). Sellers shall have twenty (20) days following their receipt of the Commitment and the list of Permitted Encumbrances and Supporting Documents ("Sellers' Title Period") to notify Buyer of Sellers' unwillingness or inability to deliver title subject only to the Permitted Encumbrances, in which event Buyer shall have the option, to be exercised by notice to Sellers within ten
(10) days after receipt of Sellers' notice ("Buyer's Title Period"), to either accept such title to the Premises as Sellers can provide (other than monetary liens of an ascertainable amount, which shall be paid by Sellers at Closing from the Cash Portion of the Purchase Price) or to terminate this Agreement. Failure by Sellers to notify Buyer of Sellers' inability or unwillingness to deliver title subject only to the Permitted Encumbrances within the Sellers Title Period shall constitute Sellers' agreement to deliver title at Closing subject only to the Permitted Encumbrances. Failure by Buyer to notify Sellers within Buyer's Title Period of Buyer's decision to accept such title as Sellers are willing or able to deliver or to terminate the Agreement shall constitute Buyer's acceptance of such title as Sellers are able or willing to deliver.

            (f) No Bankruptcy. No Seller nor ITB shall have admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of its creditors, consented to the appointment of a receiver for itself for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy law or any other applicable law or statute of the United States of American or any other jurisdiction.

            (g) Other Consents. All consents, approvals and waivers from third parties and governmental authorities and any other parties necessary to permit the consummation of the transaction contemplated hereby shall have been obtained.

            (h) ISRA. Buyer shall have received from the Sellers either (at Sellers' option); (a) a non-applicability letter; (b) a de minimis quantity exemption; or (c) a non further action letter, from the Industrial Site Evaluation Element, or its successor, of NJDEP, or its successor (the "ISRA Determination"). If Sellers shall not have obtained such non-applicability letter, exemption or approval (depending on that for which Sellers have made application) not later than the Closing Date, then Sellers shall deliver an opinion of Sellers' counsel that, in such counsel's opinion, ISRA is not applicable to the transaction contemplated by this Agreement and Sellers agree to diligently pursue and obtain at their own expense a non-applicability letter, a negative declaration or no further action letter.

            (i) Existing Litigation. The settlement, on the terms set forth in the Stipulation (as hereinafter defined in Subparagraph 22(b)) of the actions described in the Stipulation, and of all litigation between and among Greenwood on the one hand, and ITB or any affiliate of ITB on the other hand, if any.

            (j) No Adverse Litigation. There shall not be pending or threatened any third party action or proceeding, by or before any court or other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement, or which might reasonably be expected to affect the right of Buyer to own, or control the Assets and which in the judgment of Buyer, exercised in reasonable good faith makes it inadvisable to proceed with the transactions contemplated herein. An action or proceeding shall be deemed threatened for purposes of this Subparagraph if there is a specific credible written threat known to the Sellers.

            (k) No Damage to Assets. The risk of any loss or damage to the assets and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Sellers until the completion of the Closing. If any material part of the Assets shall be damaged by fire or other casualty prior to the completion of Closing, Buyer shall have the right and options to: (i) terminate this Agreement; or (ii) proceed with Closing and receive and retain the insurance proceeds arising from such casualty.

            (l) Deliveries. Sellers shall have delivered to Buyer the following:

                (i) Possession of the Assets (or the right to obtain possession on demand) together with deeds, bills of sale, endorsements, assignments, certificates of title and other good and sufficient instruments of sale, transfer, assignment and release as may be necessary, appropriate or desirable, in form reasonably satisfactory to Buyer, to transfer to and effectively vest good title in the Assets, free and clear of all liens, claims, security interests and encumbrances whatsoever (except those permitted hereunder), in Buyer.

                (ii) The lease agreement for the GSP Facility substantially in the form of Exhibit 7, hereto attached.

                (iii) A list of all of Seller's Receivables then outstanding.

                (iv) The opinion, dated as of the date of Closing, of Richards, Layton & Finger, P.A., counsel to Sellers, in form and substance reasonably satisfactory to counsel for

Buyer. In rendering such opinion, Richards, Layton & Finger, P.A. may rely on New Jersey counsel reasonably acceptable to Buyer.

                (v) Each Seller shall have delivered to Buyer a certificate of non- foreign status under Section 1445 of the Code.

                (vi) An Assignment and Assumption Agreement related to the Assumed Obligations.

                (vii) Such other instruments and documents as may be reasonably necessary to effect the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably request.

        13. Conditions to Obligation of Sellers and ITB. Sellers' and ITB's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

            (a) Representations and Warranties True and Covenants Performed at Closing. All representations and warranties of Buyer made in or pursuant to this Agreement shall be true and correct in all material respects at and as of Closing with the same force and effect as though made at and as of Closing; and Buyer shall have performed, observed and complied in all material respects with all the obligations and conditions required by this Agreement to be performed, observed or complied with by it at or prior to Closing.

            (b) HSR Filing Fees. The filing of all required documentation pursuant to the HSR, the payment by the Buyer of the applicable fees and either
(i) the expiration of the waiting period provided for therein or (ii) receipt by the parties of written notification from the U.S. Department of Justice and the Federal Trade Commission of the determination of such agencies not to oppose the transactions contemplated by this Agreement.

            (c) Fairness Opinion. ITB and Sellers shall have received an opinion of a nationally recognized investment banking firm selected by ITB, and satisfactory to Buyer in its reasonable judgment, confirmed on the Closing Date that the transactions contemplated hereby are fair to the stockholders of ITB from a financial point of view. Such opinion shall be in form and substance reasonably satisfactory to counsel to Sellers. In rendering its opinion, the investment banking firm shall take into consideration the views of the operational personnel of the Sellers and the Buyer as to valuation.

            (d) Creditor and Shareholder Approvals. The transaction contemplated by this Agreement shall have been approved by CSFB and by a majority vote of the shareholders of ITB entitled to vote generally in the election of the directors.

            (e) Government Approvals. All approvals required from the Racing Commissions and other Governing Authorities as required to consummate the transaction contemplated by this Agreement shall have been received and are in full force and effect.

            (f) Deliveries. Buyer shall have delivered to Sellers at the Closing the following:

                (i) Payment of the Cash Portion of the Purchase Price (subject to the adjustments to be made pursuant to Section 4(c) hereof);

                (ii) The Purchase Price Notes;

                (iii) The Guaranty of the Purchase Price Notes by Greenwood;

                (iv) An Assignment and Assumption Agreement related to the Assumed Obligations;

                (v) An opinion, dated as of the date of the Closing, of Fox, Rothschild, O'Brien & Frankel, LLP, counsel to Buyer, in form and substance satisfactory to counsel for Sellers. In rendering such opinion, such counsel may rely upon other counsel reasonably acceptable to ITB; and

                (vi) Such other instruments and documents as may be reasonably necessary to effect the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Sellers, as Sellers or ITB may reasonably request.

            (g) Creditworthiness of Greenwood. Buyer has caused Greenwood to provide Sellers' counsel with letters from Greenwood's Chief Financial Officer containing certain financial information prior to or simultaneously with the execution of this Agreement. The financial information consists of Greenwood's handle, revenue, EBITDA and debt for the years ended December 31, 1995, 1996 and 1997, and the four months ended April 30, 1998. The financial condition of Greenwood, and its creditworthiness as a guarantor of Buyer's Purchase Price Notes, as disclosed to Sellers prior to the date hereof in such letters, shall not have materially and adversely changed between the date of the disclosure and the Closing Date. Not more than 10 nor less than 5 days prior to the Closing, Buyer will provide ITB and Sellers updated information covering the financial condition of Greenwood, in the manner and type furnished in such letters prior to the date hereof. ITB and Sellers acknowledge that Greenwood will have, by the Closing Date guaranteed Buyer's obligations to financing sources related to the financing of the acquisition described herein, which guarantee will impact Greenwood's creditworthiness, but not be deemed a material adverse change. All financial information concerning Greenwood shall be kept confidential by ITB and Sellers. ITB' Board of Directors has determined that the information provided to its counsel is satisfactory to establish Greenwood's creditworthiness as a guarantor of Buyer's Purchase Price Notes.

        14. Conduct Pending Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided herein or with the prior written consent of Buyer, which consent will not be unreasonably withheld:

            (a) Operations. Each Seller will conduct its business and operations substantially in the manner in which the same have heretofore been conducted, and will use its best efforts to cause each Seller to (i) preserve its business organization intact, (ii) keep available to it the services of its officers, employees and agents, and (iii) preserve its relationship with customers, suppliers, and other having dealings with it;

            (b) Repairs. Each Seller will maintain all of its properties in customary repair, order, and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement;

            (c) Absence of Change. Each Seller will not (i) issue any shares or any other securities; (ii) declare or pay any dividend or make any other distribution of or with respect to its securities or purchase or redeem any securities; (iii) pay any bonus or increase the rate of compensation of any of its employees or enter into any new employment agreement or amend any existing employment agreement; (iv) sell or transfer any assets other than in the ordinary course of business; (v) incur any material obligations or liabilities, including capital expenditures or enter into any material transaction; (vi) amend its certificate of incorporation; or (vii) agree to do any of the foregoing.

            (d) Access to the Sellers' Properties and Records. From and after the execution and delivery of this Agreement, the Sellers will afford to the representatives of Buyer access, during normal business hours and upon reasonable notice, to GSP and Raceway sufficient to enable Buyer to inspect the assets and business of the Sellers, and the Sellers will furnish to such representatives during such period all such information relating to the foregoing investigation as Buyer may reasonably request; provided, however, that any furnishing of such information to Buyer and any investigation by Buyer shall not affect the right of Buyer to rely on the representations and warranties made by the Sellers and ITB in or pursuant to this Agreement, so long as Buyer promptly advises Sellers in writing if it has discovered facts which render a representation or warranty untrue and provides Sellers an opportunity to cure a breach of representation or warranty, and, provided further that Buyer will hold in strict confidence all documents and information concerning the Sellers so furnished, and, if the sale pursuant hereto shall not be consummated, (i) such confidence shall be maintained and Buyer will not use or disclose to any person any such document or information (except to the extent that such information can be shown to be previously known to Buyer in the public domain, or later acquired by Buyer from other legitimate sources) and (ii) any information furnished to Buyer in written form (and any copies thereof) shall be returned to Sellers.

            (e) Notice of Material Developments. The Sellers will give prompt written notice to Buyer of any material development actually known to them affecting the Assets, properties, business, business prospects, financial condition, or result of operation of the Sellers, including, without limitation, any development which results in the inaccuracy of any of the representations and warranties of the Sellers or ITB made herein. However, no disclosure pursuant to this Subparagraph shall be deemed to amend or supplement any of such representations and warranties or any of the schedules hereto.

            (f) Publicity. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any party to this Agreement without the prior approval of the other parties hereto, and to the extent practicable any press release will be issued jointly by the parties; however, either party may make public disclosure which it believes based on advice of counsel to be required by law (in which case such party will consult with the other party prior to making such disclosure to the extent practicable and will furnish a copy to the other party).

        15. [Reserved]

        16. Cooperation; Further Assurances.

            (a) Cooperation. From the date hereof to the Closing the parties will cooperate in a prompt and diligent fashion in obtaining approvals required for the consummation of the transaction contemplated herein, and each Seller shall, subject to Section 14(d) hereof, give Buyer and its representatives access to the facilities of the Business, its records and personnel to permit Buyer's continued due diligence.

            (b) Bulk Sale. The Sellers shall cooperate with Buyer in connection with the characterization of this transaction as a bulk sale for tax purposes, and will file Form NJSA 54:32B-22(c) with the State of New Jersey.

            (c) Brownfields Compliance. In the event Buyer, at its option, desires to obtain the benefits which can inure to it under the New Jersey Brownfield and Contaminated Site Remediation Act, P.L. 1997 ch. 278, et seq. (the "Act"), the parties shall cooperate with each other, and, generally, perform all acts and execute all documents, instruments, and certifications necessary or appropriate to enable Buyer to obtain all benefits of such Act. The reasonable and necessary costs in connection with obtaining these benefits (but not any remediation costs, except such additional remediation costs associated with compliance with the Act, if any, which Buyer agrees to assume for purposes of obtaining the benefits of the Act, and which were not otherwise the responsibility of the Sellers or ITB under this Agreement) will be paid by the Buyer.

            (d) Further Assurances. At the Closing and at all times thereafter, each party hereto shall, upon the request of another, execute all documents, instruments, certifications and further assurances and take all steps reasonably necessary or appropriate to implement, confirm or perfect the transactions contemplated under this Agreement.

        17. Indemnification.

            (a) Subject to the limitations otherwise set forth in this Section 17, each Seller and ITB shall jointly and severally indemnify, hold harmless and defend Buyer (and its officers and directors) from and against any and all claims, liabilities, losses, damages, costs and expense, including reasonable counsel fees and costs relating thereto, but excluding consequential damages (each of the foregoing being referred to herein as a "Loss") incurred or suffered by Buyer, directly or indirectly, by reason of: (i) any breach by any Seller or ITB of any of the warranties, representations, covenants or agreements made by any Seller or ITB contained in this Agreement; (ii) any and all debts, obligations, duties or liabilities of or claims against any Seller not expressly assumed by Buyer hereunder; (iii) any liability arising in connection with sales, franchise, personal property, income, social security or other taxes assessed against any Seller or ITB with respect to the period prior to the Effective Time; (iv) any non-compliance by any Seller with any bulk sales act;
(v) any and all debts, obligations, duties, liabilities, commitments or claims arising, or relating to events which occurred, prior to the Effective Time, out of, or in connection with, any Seller, the Business or the Assets, unless expressly assumed by Buyer hereunder; (vi) any costs, expenses, fines or damages incurred by Buyer, related to environmental conditions or compliance with Environmental Laws at GSP or Raceway; and (vii) any and all actions, suits, proceedings, assessments, judgments, costs and expenses incident to any of the foregoing, including, without limitation, any legal fees and other expenses incurred in connection with the enforcement of Buyer's rights under this Agreement, in the event Buyer is the prevailing party in any such enforcement proceeding.

            (b) Buyer shall indemnify, hold harmless and defend each Seller and ITB from and against any Loss incurred or suffered by any Seller or ITB, directly or indirectly, by reason of: (i) any breach by Buyer of any of the warranties, representations, covenants or agreements made by Buyer contained in this Agreement; and (ii) any and all debts, obligations, duties, liabilities, commitments or claims arising, or relating to events which occurred, after the Effective Time, out of, or in connection with, the Business or the Assets, but excluding environmental matters as covered by the indemnification of Subparagraph 17(a)(vi); (iii) any and all debts, obligations, duties or liabilities of or claims against any Seller expressly assumed by Buyer hereunder; and (iv) any and all actions, suits, proceedings, assessments, judgments, costs and expenses incident to any of the foregoing, including, without limitation, any legal fees and other expenses incurred in connection with the enforcement of Seller's rights under this Agreement, in the event any Seller is the prevailing party in any such enforcement proceeding; provided, however, Buyer's indemnity as to the operation of GSP and the GSP Facility shall apply only in respect of Losses arising out of Buyer's operation of the GSP Facility pursuant to the lease referred to in Paragraph 7 hereof, or Buyer's purchase of the GSP Facility or any portion thereof, in which case the indemnity shall relate only to Losses related to the portion of the GSP Facility acquired by Buyer.

            (c) As soon as reasonably practical (but in no event later than twenty days) after receipt by a party hereto (the "Indemnitee") of notice of any Loss, in respect of which any other party may be liable under this Section 17, the Indemnitee shall give written notice thereof to the other party or parties obligated to provide indemnification hereunder (the "Indemnifying Party"). The Indemnitee may, at its option, claim indemnity under this Section 17 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnitee shall in good faith determine that such claim is not frivolous and that the Indemnitee (or any director or officer of the Indemnitee) may be liable or otherwise incur a Loss as a result thereof and shall give notice of such determination to the Indemnifying Party. The Indemnitee shall permit the Indemnifying Party, at its option and expense, to assume the defense of any such claim by counsel reasonably satisfactory to the Indemnitee and to settle or otherwise dispose of the same, provided that the Indemnitee may at all times, and at its expense, participate in such defense, and provided, further, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnitee and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the Indemnifying Party.

            (d) The failure of an Indemnitee to give prompt notice to an Indemnifying Party specified in Section 17(c) above shall not release, waive or otherwise affect the Indemnifying Party's obligation to indemnify hereunder, except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

            (e) The amount of any payment or reimbursement for a Loss shall be net of any tax benefit realized or to be realized by the Indemnitee and shall be net of any insurance proceeds actually or to be received by the Indemnitee. Except for fraud or any willful or knowing breach or misrepresentation, as to which claims may be brought without limitation as to time or amount:

                (i) No claim or action shall be brought under this Section 17 for breach of any representation, warranty or covenant under this Agreement after a period of two years from the Closing Date unless written notice of such claim or action is provided on or prior to the end of such period, except that any claim or action brought for breach of any representation or warranty made in or pursuant to Paragraph 10(g) (titled "Taxes") may be brought at any time until the underlying tax obligation is barred by the application period of limitation under federal or state laws relating thereto (as such period may be extended by waiver), and except for any claim or action brought for breach of any representation, warranty or covenant made in or pursuant to Paragraph 10(i) or Subparagraph 7(a)(vi) relating to environmental matters, which may be brought without time limit; provided, however, that Sellers' liability for environmental matters may be limited as to the time and amount by mutual consent of the parties hereto, following Buyer's due diligence concerning these matters, in which case an amendment to this Agreement will set forth such limits.

                (ii) The Sellers and ITB, as one party, and Buyer, as another party, shall not be entitled to indemnification under this Section 17 unless, and only when the aggregate of such party's claims exceeds $50,000, but then if such threshold is exceeded, for the full amount of the claim, meaning the threshold is not a deductible.

        18. Right of Offset. In addition to any other remedy available to Buyer against Sellers and ITB hereunder or under any law or otherwise for any Loss for which indemnification applies, Buyer shall, after written notice to Sellers and ITB, given in the manner prescribed in Paragraph 21 below ("Notice"), be entitled to offset the amount of any Loss for which indemnification under
Section 17 is available against any and all amounts payable hereunder by Buyer to Sellers, including amounts due under the Purchase Price Notes; provided, however, at the time the Notice is given to Sellers and ITB, the amount of the offset will be paid into escrow to an escrow agent selected by Buyer, subject to the approval of Sellers and ITB based on their reasonable judgment, until any dispute related to the offset is resolved, as follows: In the event no Seller or ITB objects to the offset within 20 days of their receipt of the Notice, the amount in escrow (plus any interest earned thereon) shall be returned to Buyer immediately. In the event a Seller or ITB disputes the offset, it shall provide Buyer with the details of the dispute, including the amount not in dispute (which amount shall be returned to Buyer) and the issue will be submitted to arbitration in Cherry Hill, New Jersey, to be resolved under the regulations of the American Arbitration Association then prevailing, by a single arbitrator whose determination shall be binding, and which may award attorney fees and costs.

        19. Survival of Other Sections. The restrictive covenants contained in
Section 8, the indemnification obligations set forth in Section 17, subject to the limitations set forth in Section 17(e), and the rights of offset contained in Section 18 shall survive the Closing hereunder.

        20. Expenses; Sales and Transfer Taxes. The parties hereto shall bear their own respective expenses, including legal and accounting fees, incident to the negotiation, preparation and carrying out of this Agreement. Buyer and Sellers will jointly pay, in equal shares, any sales, transfer or business privilege taxes and duties due upon or with respect to the transactions contemplated by this Agreement, if any, except that Buyer shall pay HSR fees.

        21. Miscellaneous.

            (a) Notices. All notices, demands and other communications to be made hereunder (each, a "Notice") shall be given in writing and shall be deemed to have been duly given if personally delivered or sent by certified or registered mail, first class postage prepaid, return receipt requested, to the other party at the following address (or to such other address as may be given by Notice by any party):

If to Buyer:                Greenwood New Jersey, Inc.
                            3001 Street Road
                            Bensalem, PA 19020-8512
                            Attn: Robert W. Green, President

With a copy to:                     Theodore A. Young, Esquire
                                    Fox, Rothschild, O'Brien & Frankel,
                                    LLP 2000 Market Street, 10th Floor
                                    Philadelphia, PA 19103-3291

If to ITB or                        International Thoroughbred Breeders, Inc.
  any Seller:                       Haddonfield Road and Route 70
                                    Cherry Hill, NJ 08034
                                    Attn: Chief Executive Officer

With a copy to:                     Kevin G. Abrams, Esquire
                                    Richards, Layton & Finger, P.A.
                                    One Rodney Square
                                    P. O. Box 551
                                    Wilmington, DE 19899
                                    Telecopier: (302) 658-6548

Notice shall be deemed effective, if personally delivered, when delivered, and if mailed, at midnight on the third business day after deposit in the U.S. mail.

            (b) Successors and Assigns. No party hereto may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Buyer may assign its rights to a wholly-owned subsidiary or other designee, in whole or in part, provided that Buyer shall continue to be directly responsible for its obligations hereunder notwithstanding said assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

            (c) Governing Law. This Agreement is to be governed, construed and enforced in accordance with the laws of the State of New Jersey without regard to any conflict of law provisions.

            (d) Jurisdiction. Each party hereby irrevocably and unconditionally agrees to be subject to the jurisdiction of the courts of the State of New Jersey and the federal courts sitting in the State of New Jersey.

            (e) Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            (f) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior written and oral negotiations, agreements and writings, express or implied.

            (g) Modification; Waiver. This Agreement may be modified, amended, superseded, or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties hereto or, in the case of a waiver, signed by the party waiving compliance.

            (h) Preservation of Rights. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

            (i) Provisions Severable. The provisions of this Agreement are independent of and severable from each other. No provisions will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any one or more of any of the provisions hereof may be invalid or unenforceable in whole or in part.

            (j) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

            (k) Exhibits; Schedules. All exhibits and schedules to this Agreement (if any) are hereby incorporated by reference into, and made a part of, this Agreement. Written disclosure by ITB or Sellers on any schedule shall be considered written disclosure on all schedules.

            (l) No Broker or Finder. Each party hereto represents and warrants to the other parties that it has not employed any broker or finder in connection with the transactions contemplated by this Agreement and, further, that all negotiations relative to the subject matter of this Agreement have been carried on directly by such party, without the intervention of any other person, although each of the parties hereto has retained the services of financial advisors and attorneys, the fees of which will be paid by the retaining party.

            (m) Construction. The Buyer and Sellers acknowledge that each and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or schedules thereto.

        22. Completion of Due Diligence by Buyer; Fiduciary Out.

            (a) Buyer Termination. Buyer may terminate this Agreement if:

                (i) for a period commencing on the date of this Agreement and ending on the 30th day thereafter, or on such earlier day as Buyer, by written notice to Sellers and ITB, elects (the "Due Diligence Period"), Buyer determines that it does not wish to proceed with this transaction, or

                (ii) by the 60th day following the date of this Agreement, having exercised its diligent efforts to promptly secure financing, Buyer has not received the firm commitment from a reputable financial institution stating that it will finance the Cash Portion of the Purchase Price on terms satisfactory to Buyer. Furthermore, as a condition to Closing of Buyer, in addition to the conditions set forth in Paragraph 12 above, the financial institution financing Buyer's acquisition, ITB, Sellers and Buyer shall have executed and delivered an Intercreditor Agreement relating to the rights of the financial institutions, ITB and Sellers as creditors of Buyer.

            (b) Fiduciary Out; ITB Termination. ITB, any of the Sellers and any of their officers, directors, employees, agents or representatives shall not, at any time after the Due Diligence Period and prior to the Closing Date, directly or indirectly, initiate, solicit, encourage or otherwise facilitate inquiries or the making of proposals or offers with respect to a merger, liquidation, recapitalization, reorganization, asset sale, share exchange, consolidation or similar transaction involving ITB or any of the Sellers which transaction will result in sale of Raceway and sale or lease of GSP (an "Acquisition Proposal"), except as otherwise contemplated by the settlement stipulation (the "Stipulation") in the litigation pending before the Delaware Court of Chancery, styled Quigley v. DeSantis, C.A.No. 15919. Notwithstanding the foregoing, where legally required for the discharge by the Board of Directors of ITB of its fiduciary duties as determined in good faith on the basis of written advice of counsel, ITB may engage in discussions or negotiations with any person relating to an Acquisition Proposal. If (i) the Board of Directors of ITB shall conclude in good faith that any Acquisition Proposal, whether solicited or unsolicited, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and would, if consummated, result in a transaction more favorable to ITB's shareholders from a financial point of view than the transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to herein as "Superior Proposal") and (ii) ITB shall accept such Superior Proposal prior to the Closing Date, then ITB may terminate this Agreement, subject to the rights of Buyer in Subparagraph 22(c). In the event of a termination after the Due Diligence Period and prior to the Closing Date as a result of ITB's determination to proceed with a Superior Proposal in the absence of or in preference to any Buyer counter-proposal, ITB shall pay the sum of $1,000,000 to Buyer. In the event a closing of an acquisition does not occur within 90 days of ITB's determination to proceed with a Superior Proposal, ITB shall notify Buyer as soon as the alternative acquisition is determined to have become not likely to close and Buyer shall have 30 days to elect, at its option to reinstate this agreement with dates adjusted to reflect the delay (crediting to the Purchase Price the $1,000,000 if paid to Buyer pursuant to this Subparagraph). The 90 day period may be extended up to an additional 90 days if at the end of the first 90 days all conditions to closing are met except required regulatory approvals, and if such approvals are in the process of being diligently pursued; with the extension, continuing until the approvals are obtained, 180 days pass or the approval process is abandoned whichever is earlier. In addition, ITB may terminate this Agreement if, during the period of 30 days commencing on the date of this Agreement, ITB determines that any of the representations or warranties of the Buyer are, to a material extent, inaccurate.

            (c) Right of First Refusal. If ITB, in compliance with Subparagraph 22(b), from time to time accepts a Superior Proposal (the "Accepted Superior Proposal") prior to the Closing Date, ITB shall immediately notify Buyer of this fact and supply Buyer with a summary of the material terms of the Accepted Superior Proposal. Any Accepted Superior Proposal approved by ITB shall provide that, as a condition to ITB's obligation to consummate the Accepted Superior Proposal, Buyer shall have 15 days to make its own Acquisition Proposal on the same or superior terms and conditions (the "Buyer Counter-Proposal"). If the Board of Directors of ITB shall conclude in good faith that the Buyer Counter-Proposal, taking into account all legal, financial, regulatory and other factors, is substantially as or more favorable to ITB's shareholders from a financial point of view as the Accepted Superior Proposal, ITB shall terminate the Accepted Superior Proposal and accept the Buyer Counter-Proposal.

            (d) Mutual Agreement. ITB and Buyer by mutual agreement may terminate this Agreement at any time.

            (e) Lapse of Time. Either ITB or Buyer may terminate this Agreement if the Closing shall not have occurred on or before September 3, 1998; provided, however, neither ITB and the Sellers on one hand, nor Buyer on the other hand, may terminate this Agreement until December 31, 1998 if (i) any have been the cause of the delay in the Closing Date, or (ii) if all conditions to the Closing have been met or can reasonably be expected to be met by December 31,1998, except the obtaining of necessary regulatory approvals, in either of which cases, no party hereto may terminate this Agreement prior to December 31, 1998. Furthermore, in the event of an extension of the Closing Date past September 3, 1998, Buyer shall have an additional condition to Closing to those set forth in Paragraph 12, that there shall not have occurred between the date hereof and the Effective Time any material adverse change in the Assets, the Business, or the prospects of the Business.

            (f) Survival. In the event of termination as contemplated in this section, this Agreement will forthwith become void and there will be no liability on the part of the parties hereto or any of their affiliates, directors, officers or shareholders, except that the obligations of the parties under Section 14(d) and the payment obligation of ITB pursuant to Section 22(b), if any, shall survive the termination of this Agreement.

            (g) No Conflicts of Interest. ITB and Sellers acknowledge that a principal of Buyer, Robert W. Green, is a shareholder of ITB, and has litigation pending against certain directors of ITB ("Green Litigation"). Other than this relationship, each party represents to the other parties to this Agreement that, to the best of its knowledge, no shareholder, director, officer or affiliate of such party has any conflict of interest or personal interest or benefit (direct or indirect) in the transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                     GREENWOOD NEW JERSEY, INC.


                     By: /s/ Robert W. Green
                        ---------------------------------
                         Robert W. Green, President


                     INTERNATIONAL THOROUGHBRED BREEDERS, INC.


                     By: /s/ Nunzio P. DeSantis
                         ---------------------------------
                         Nunzio P. DeSantis


                     GARDEN STATE RACE TRACK, INC.


                     By: /s/ Nunzio P. DeSantis
                         ---------------------------------
                         Nunzio P. DeSantis


                     FREEHOLD RACEWAY ASSOCIATION


                     By: /s/ Nunzio P. DeSantis
                         ---------------------------------
                         Nunzio P. DeSantis


                     ATLANTIC CITY HARNESS, INC.


                     By: /s/ Nunzio P. DeSantis
                         ----------------------------------
                         Nunzio P. DeSantis


                     CIRCA 1850, INC.


                     By: /s/ Nunzio P. DeSantis
                         ----------------------------------
                         Nunzio P. DeSantis

                              JOINDER OF GREENWOOD

         Greenwood hereby joins this Agreement solely to make the representations and warranties of Paragraph 11A; to agree to provide the guarantee of Buyer's Purchase Price Notes in the form of Exhibit 11A; and to consent to the security Buyer is to provide under Subparagraphs 6(a)(vii) and 11(g).


                                            GREENWOOD RACING, INC.



                                            By: /s/ Robert W. Green
                                                -----------------------------
                                                Robert W. Green, President

                           JOINDER OF ITB SHAREHOLDERS

         The undersigned shareholders of ITB join this Agreement for the purpose of expressing their consent thereto and approval of the transactions contemplated by the Agreement. The undersigned agree to use their best efforts to cause the transactions contemplated by this Agreement to be consummated, including their agreement that by written consent or at any meeting of shareholders convened for the purpose of considering and acting upon the Agreement and the transactions, that they will vote their shares in ITB in favor of the Agreement and the transactions; provided, however, if the Company shall have availed itself of the fiduciary out contained in Paragraph 22 of the Agreement, the shareholders may rescind their consent or not vote in favor of the transactions. The obligations of the undersigned shareholders of ITB under this Joinder and under the Agreement shall terminate upon the termination of the Agreement by ITB or Buyer in accordance with the terms of the Agreement, except that the undersigned shareholders shall continue to be obligation with respect to any Accepted Superior Proposal or Buyer Counter-Proposal approved by ITB and except as otherwise contemplated by the Stipulation.




                                          /s/ Frank A. Leo
                                          -----------------------------------
                                          Frank A. Leo

                                          NPD, Inc.


                                          By:/s/ Nunzio P. DeSantis
                                             --------------------------------
                                             Nunzio P. DeSantis


                                          LAS VEGAS ENTERTAINMENT, INC.


                                          By: /s/ Joseph A. Corazzi
                                              -------------------------------
                                              Joseph A. Corazzi


                                          /s/ Michael C. Abraham
                                          -----------------------------------
                                          Michael C. Abraham


                                          /s/ Kenneth Scholl
                                          -----------------------------------
                                          Kenneth Scholl

                                                                      Exhibit B








                                 LEASE AGREEMENT


                                     BETWEEN


                         GARDEN STATE RACE TRACK, INC.,

                       a New Jersey corporation, Landlord

                                       AND

                           GREENWOOD NEW JERSEY, INC.,

                        a New Jersey corporation, Tenant

















                                                          Copy No.

                                                          Dated:

                                  LEASE SUMMARY


         THIS LEASE SUMMARY is made on the _____ day of _________, 1998, by and between:

GARDEN STATE RACE TRACK, INC., a New Jersey corporation, with an address at c/o International Thoroughbred Breeders, Inc., Haddonfield Road and Route 70, Cherry Hill, NJ 08034, Attention: ________________ (hereinafter called "Landlord"), and

GREENWOOD NEW JERSEY, INC., a New Jersey corporation, with an address at 3001 Street Road, Bensalem, PA 19020-8512, Attention: Robert W. Green, President (hereinafter called "Tenant").

         WITNESSETH:

LEASED PREMISES       Landlord hereby leases to Tenant and Tenant hereby leases
                      from Landlord, the following: (i) the real property
located at 2200- 2290 Marlton Pike West,  Cherry Hill  Township,  Camden County,
New Jersey, containing 222 acres, more or less, with the buildings and facilities thereon containing approximately 1,280,000 square feet of space, and all other improvements thereto, generally known as Garden State Park, all as more particularly described on Exhibit A attached hereto (collectively, the "Real Property"), and (ii) all machinery, equipment, furniture, furnishings and fixtures located at and used in the operation of the Real Property as a horse racing and gaming facility, including, without limitation, the property described on Exhibit B attached hereto ("Personal Property", and collectively with the Real Property, the "Leased Property"), subject however to the terms and conditions of this Lease Summary and the Lease Agreement attached hereto and made a part hereof (collectively referred to as the "Lease").

LENGTH OF TERM        The initial term of this Lease ("Initial Term") shall be
                      for seven (7) years commencing on the date hereof
                      ("Commencement Date").


FIXED RENT            The Fixed Rent for each Lease Year (as defined in Section
                      1.02 of the Lease Agreement) of the Initial Term of this
Lease shall be One Hundred Thousand Dollars ($100,000.00) per annum. All Fixed Rent shall be payable in accordance with the terms and conditions of this Lease, including, without limitation, Article III of the Lease Agreement.

TAXES In accordance with Article VI of the Lease Agreement, Tenant shall pay all Taxes, as defined in Article VI.

USE OF LEASED         Tenant shall use the Leased Property, subject to the
PROPERTY              provisions of this Lease, for the purpose of operating a
                      horse racing track and associated uses, including, without limitation, racing, simulcasting, off-track betting, and other gaming-related businesses, or for any other lawful use.

LEASE DOCUMENTS       In addition to this Lease Summary and the Lease Agreement, the following are attached to this Lease and are
incorporated in and made part of this Lease:

         Exhibit A:   Legal Description of Real Property
         Exhibit B:   Inventory of Personal Property
         Exhibit C:   Covenant
         Exhibit D:   License Agreement

SPECIAL PROVISIONS

         1. RENEWAL TERM. Provided that no Event of Default has occurred hereunder which has not been remedied, Tenant shall have the option to renew the term of this Lease for one (1) additional term of three (3) years ("Renewal Term") by notice to Landlord at least one hundred twenty (120) days prior to the expiration of the Initial Term. All terms and conditions of this Lease shall apply to the Renewal Term. The Initial Term and the Renewal Term are hereafter collectively called the "Term".

         2. LEASE TERMINATION. This Lease shall automatically terminate, with both parties being relieved of any further obligations hereunder, upon Tenant or Tenant's assignee or affiliate opening for business a simulcast only, pari-mutuel wagering facility that does not have to conduct live racing ("OTB Facility") on the 10 Acre Parcel (as defined below). In addition, this Lease shall terminate one hundred eighty (180) days after the date of closing for the sale by Landlord of all of the Leased Property in compliance with the requirements set forth in Exhibit C attached hereto, provided that Tenant elects not to exercise its Purchase Option (as defined in Exhibit C).

         3. COVENANT. On the date hereof, Landlord and Tenant have executed and recorded a covenant in the form attached hereto as Exhibit C ("Covenant"), encumbering the Real Property. The terms of the Covenant are specifically incorporated herein, and the obligations of Landlord under the Covenant shall be specifically enforceable by Tenant without regard to whether this Lease is then in effect.

         4. 10 ACRE PARCEL

            (a) Prior to the date hereof, Landlord and Tenant have identified a portion of the Leased Property, containing at least ten (10) acres, as more fully described on Exhibit C attached hereto ("10 Acre Parcel"). At Tenant's option, Landlord shall be responsible, at Landlord's expense (such costs to be advanced by Tenant and credited against the purchase price set forth below), for promptly obtaining all subdivision and other approvals required by applicable laws and ordinances to permit the subdivision of the Real Property and the transfer of the 10 Acre Parcel to Tenant. Tenant shall fully cooperate with Landlord in obtaining such approvals. Tenant shall be responsible, at Tenant's expense, to obtain all zoning, land planning and other approvals
(collectively, "Approvals") necessary or appropriate, in Tenant's judgment, for the development and operation by Tenant of an OTB Facility thereon. At Tenant's request, Landlord shall amend the boundaries of the 10 Acre Parcel (without materially increasing the acreage thereof) if necessary to obtain any required subdivision or land development approval. Landlord shall, at Tenant's option which may be exercised at any time during the Term of this Lease by thirty (30) days notice to Landlord, sell to Tenant the 10 Acre Parcel on the terms set forth below.

            (b) Tenant shall be obligated to purchase the 10 Acre Parcel within thirty (30) days after the effective date ("Enactment Date") of any legislation within the State of New Jersey that would permit the owner of the Leased Property and/or any other Gaming facility in New Jersey to own and operate an OTB Facility, if the 10 Acre Parcel has then received all required Approvals. The purchase price for the 10 Acre Parcel shall be $____________. Title to the 10 Acre Parcel shall be good and marketable, free and clear of any encumbrances, monetary liens or obligations, easements, covenants, agreements or restrictions except such as may be reasonably acceptable to Tenant. New Jersey transfer taxes shall be paid by Landlord, and the sale shall otherwise be completed in accordance with New Jersey practice. In the event that Tenant has not received all of the Approvals as of the Enactment Date, then Landlord and Tenant shall execute a ground lease in essentially the same form as this Lease but at a fixed annual rent of $______ per annum and with a term expiring upon receipt of all of the Approvals, pursuant to which Tenant may erect and operate an OTB Facility on the 10 Acre Parcel. Such lease shall incorporate a permanent purchase option on the same terms set forth above, to be effective upon receipt by Tenant of all Approvals.

         5. SUBLEASE OF OFFICE SPACE. Tenant shall sublease to Landlord, at a location in the Real Property selected by Tenant and reasonably acceptable to Landlord, approximately ____ square feet of office space, for the same period as the Term hereof, at a fixed rent of $1.00 per annum but with Landlord responsible for all utilities and other costs associated with the use and occupancy of the subleased space. Landlord and its affiliate may use such office space solely as general offices.

         6. LICENSE. Tenant and Landlord shall execute a License Agreement in the form attached hereto as Exhibit D.

         7. CHILLER PAYMENT. Tenant shall be responsible for making all installment payments coming due after the Commencement Date during the Term of this Lease on the Note dated May 1, 1996 to GE Capital Corporation for the purchase of two chiller units, provided that if the Leased Property is sold to a third party during the Term hereof and Tenant elects not to exercise its Purchase Option, Landlord shall reimburse Tenant on the date of closing for such sale for the aggregate of all such payments made by Tenant, with accrued interest thereon from the date of each payment calculated at the Wall Street Journal prime rate in effect on the date the sale of the Leased Property is closed.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

                                GARDEN STATE RACE TRACK, INC.
                                (Landlord)

                                By:_____________________________________

                                Attest:_________________________________

                                GREENWOOD NEW JERSEY, INC.
                                (Tenant)

                                By:_____________________________________

                                Attest: ________________________________

                                 LEASE AGREEMENT

                                    ARTICLE I

                                      TERM


SECTION 1.01 Confirmation of the Term. The Initial Term of this Lease shall commence on the Commencement Date, as defined in the Lease Summary, and shall terminate at the end of the Initial Term (unless renewed by Tenant as set forth above) without the necessity of any notice from either Landlord or Tenant.

SECTION 1.02 Lease Year. The term "Lease Year" as used in this Lease shall mean the twelve (12) month period beginning with the Commencement Date and ending on the next anniversary of the Commencement Date and each successive twelve (12) month period thereafter during the term of this Lease.

                                   ARTICLE II

                          CONDUCT OF BUSINESS BY TENANT

SECTION 2.01      Use of Leased Property.

                  (a) Subject only to the express restrictions set forth in this Lease and compliance with applicable laws, regulations and ordinances, Tenant may use the Leased Property for such purposes and in such manner as Tenant may choose in Tenant's sole discretion, including, without limitation, the nature, scope and duration of Tenant's activities, Tenant's marketing activities, and Tenant's personnel policies. Landlord shall, upon Tenant's request, execute any applications or authorizations required for Tenant's use of the Leased Property in accordance with this Lease.

                  (b) Tenant shall not use the Leased Property for the generation, manufacture, refining, transportation, treatment, storage or disposal of any hazardous substance or waste or for any purpose which poses a substantial risk of damage to the environment and shall not engage in any activity which would subject Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Cleanup Act (42 U.S.C.
Section 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C.A.
Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.), or any other federal, state or local environmental law, regulation or ordinance (collectively, "Environmental Laws"), provided that (i) Tenant may continue to operate the Leased Property (including, without limitation, dealing with hazardous substances) in the same manner as the Leased Property has previously been operated, and (ii) Tenant may, in accordance with all applicable law, temporarily accumulate for up to 90 days those hazardous materials and wastes used or generated on the Leased Property by Tenant and which are necessary and incidental to the use and operation of the Leased Property as permitted under this Lease.

                  (c) Tenant shall be responsible for the immediate cleanup and removal, to the extent required under EPA and New Jersey Department of Environmental Protection standards and the standards of any other Federal or state or local agency having jurisdiction, and to the extent required to return the Leased Property to its previous condition, of any and all spills, discharges, emissions, disposals or other releases of hazardous materials or wastes occurring after the Commencement Date in violation of subsection (b) above and not expressly permitted or allowed in accordance with applicable law (hereinafter, collectively referred to as "Unpermitted Releases"), and Tenant shall be responsible for all costs, expenses, liabilities and damages associated therewith. Landlord shall be responsible for the immediate cleanup and removal, to the extent required under EPA and New Jersey Department of Environmental Protection standards and the standards of any other Federal or state or local agency having jurisdiction, of any and all Unpermitted Releases occurring prior to the Commencement Date and not expressly permitted or allowed in accordance with applicable law, and Landlord shall be responsible for all costs, expenses, liabilities and damages associated therewith.

                  (d) Upon request, Tenant shall permit Landlord to inspect copies of (i) all applications or other documents submitted to any governmental agency by Tenant with respect to all Environmental Laws, (ii) any notification or correspondence submitted to any person pursuant to Environmental Laws, (iii) any permit, license, approval, identification number, or amendment or modification thereto, granted pursuant to Environmental Laws; and (iv) any record or manifest required to be maintained pursuant to Environmental Laws.

                  (e) Upon receipt, Tenant or its agent shall submit to Landlord copies of any and all documents received from governmental agencies pertaining to non-compliance with Environmental Laws, such as notices of violation, summons, orders, complaints, penalty assessments, judgments, injunctions and warnings.

                  (f) Upon request by Landlord, Tenant shall permit Landlord to inspect such affidavits, reports or responses to questions and certifications of compliance or non-applicability from the appropriate governmental authorities as have been delivered by Tenant to such authorities or received by Tenant from such authorities. Tenant shall provide access to the Leased Property, upon request of Landlord, for inspections and/or testing for compliance with the requirements set forth in this Section.

SECTION 2.02 Licenses, Permits and Certificates of Occupancy. Tenant, at Tenant's sole expense, shall use Tenant's best efforts to obtain and maintain at all times during the term of this Lease all licenses, permits and certificates of occupancy which may be required by any governmental agency or authority to operate the Leased Property as currently operated.

SECTION 2.03 Tenant's Licensing Covenant. Tenant shall use its best efforts to maintain its New Jersey Racing Commission ("Commission") licenses required for the operation of the Leased Property as a horse racing facility by conducting its racing dates at the Leased Property or at any other racing facility in New Jersey as may be permitted by the Commission; provided, however, that racing dates for the Leased Property may be allocated to another racing facility if such allocation permits Tenant to operate an OTB Facility (as defined below) at the Leased

Property, and provided further, however, Tenant's obligation to maintain licenses is based on no adverse changes in applicable legislation or regulation, nor changes in circumstances outside Tenant's control, for example damage to the Leased Property.

                                   ARTICLE III

                              FIXED RENT; NET LEASE

SECTION 3.01 Fixed Rent. Tenant shall pay to Landlord the Fixed Rent set forth in the Lease Summary, payable in advance in equal monthly installments of $8,333.33 without any prior demand therefor, on the first day of each calendar month during the Term hereof, commencing upon the Commencement Date (provided that if the Commencement Date occurs on any day other than the first day of a calendar month, Tenant's first payment of Fixed Rent shall be payable on the first day of the following calendar month).

SECTION 3.02 Time and Place of Payment; Late Charges. Tenant shall promptly pay all Fixed Rent and other charges and render all statements herein prescribed at the office of Landlord set forth in the first paragraph of this Lease or at such other office as Landlord shall notify Tenant.

                                   ARTICLE IV

              LANDLORD'S REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.01          Representations, Warranties and Covenants of Landlord.
                      -----------------------------------------------------

                  (a) Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, the use of the Leased Property contemplated by this Lease is permitted and lawful under applicable laws or regulations and that the Leased Premises complies with all applicable laws and regulations (including, without limitation, the Americans with Disabilities Act and any similar laws or ordinances). Landlord shall be responsible, at Landlord's expense, to cure any violations of any such laws or regulations (whether or not known to Landlord on the date hereof) to the extent that they arise from conditions present on the Commencement Date, and if Landlord fails to do so, Tenant may do so and offset the cost thereof against the Fixed Rent.

                  (b) Landlord represents and warrants to Tenant that (i) to the best of Landlord's knowledge after diligent investigation, no Toxic Substance (as defined below) has been stored, used or installed or is otherwise present on the land on which the Leased Property will be erected, and (ii) no Toxic Substances have been used in the construction of the Leased Property. Landlord shall be solely liable for the removal or remediation in compliance with all applicable laws of any hazardous or toxic substances, or any asbestos, PCBs or other contaminants present in, on or under the Leased Property as of the date hereof, whether now known or discovered hereafter, including, without limitation, all costs and expenses related to the remediation of any problems relating to the backstretch, the disposal of equine manure and other waste products, and the contamination of any surface or underground waters or streams. If Landlord fails to do so, Tenant may do so and offset the cost thereof again the Fixed Rent and against Tenant's obligations under any or all of those four (4) Notes, in the respective original principal amounts of $12,000,000, $5,000,000, $3,000,000 and $2,000,000, each of even date herewith, from Tenant, as Borrower, to _____________________, a
__________________________, as agent for Garden State Race Track, Inc., a New Jersey corporation, Freehold Raceway Association, a New Jersey corporation, Atlantic City Harness, Inc., a New Jersey corporation, and Circa 1850, Inc., a New Jersey corporation.

                                    ARTICLE V

                                 OPERATING COSTS


SECTION 5.01 Operating Costs. Except as set forth hereafter, Tenant shall be responsible for all costs incurred by Tenant associated with operating the Leased Property as contemplated by this Lease. Tenant shall have no responsibility or liability for, replacements of capital items or capital improvements.


                                   ARTICLE VI

                                      TAXES

SECTION 6.01 Definition of Taxes. The word "Taxes" shall include all normal real estate taxes and assessments, and a pro rata portion of any special assessments based the estimated useful life of the improvements for which the assessment is made ("Pro Rated Assessment") (but excluding taxes for any period prior to the date hereof) attributable to the Real Property. In the event that Tenant acquires the Leased Property, whether pursuant to the Purchase Option or otherwise, Tenant shall reimburse Landlord at closing for any portion of special assessments paid by Landlord during the Term hereof. The word "Taxes" shall not include any special or extraordinary assessments, or for any increase in Taxes resulting from any sale or transfer of any portion of the Leased Property, or for any special use district assessments imposed after the Commencement Date or any charge, such as a water meter charge and sewer rent based thereon, which is measured by the consumption by the actual user of the item or service for which the charge is made.

SECTION 6.02 Payments of Taxes. For each Lease Year, Tenant shall pay to the taxing authority at least five (5) days prior to the due date hereof, the amount of all Taxes payable during such Lease Year. Landlord shall forward all bills for Taxes directly to Tenant, and Tenant shall send Landlord confirmation of each payment of Taxes promptly after payment thereof. Tenant shall have the right to contest any Taxes or any increase in any Taxes so long as such contest postpones any enforcement right by any taxing authority.

                                   ARTICLE VII

                                    UTILITIES

SECTION 7.01 Utilities. Commencing on the Commencement Date, Tenant shall pay all charges for electricity (including air conditioning), gas, heat, water, sewer and all other utilities used or consumed by Tenant in or upon the Leased Property, as and when the charges therefor shall become due and payable. Tenant shall have the right to contest any utility charges.

SECTION 7.02 Application for Utilities. Tenant shall promptly make all appropriate arrangements with the local utility companies for the hookup and supply of such utilities to the Leased Property as Tenant may require, and Tenant shall notify all utilities to transfer billing to Tenant, such transfers to be at Tenant's expense.

                                  ARTICLE VIII

                      REPLACEMENTS, REPAIRS AND ALTERATIONS

SECTION 8.01 Landlord's Replacements and Repairs. Landlord shall be solely responsible for all structural repairs to and any and all replacements of any part of any building (including, without limitation, roofs, walls, foundations, and building structures) or any system in any building (including, without limitation, electrical, plumbing, mechanical and HVAC systems) forming part of the Leased Property. In addition, Landlord shall be responsible for any alterations, additions or modifications to the Leased Property required by any applicable law, rule or regulation, now or hereafter in effect for the use of the Leased Property for horse racing, simulcasting, offtrack betting or associated uses, including, without limitation, laws affecting access, environmental maters, smoking restrictions, sprinklers or other life safety systems, etc.

SECTION 8.02 Tenant's Repairs. Tenant, at Tenant's sole expense, shall perform routine maintenance and routine repairs of all portions of the Leased Property not required to be maintained by Landlord pursuant to Section 8.01 hereof, and shall keep the Leased Property in good order and repair, ordinary wear and tear excepted, but shall not be obligated to maintain any portion of the Leased Property in better condition or repair than its condition on the Commencement Date. Tenant shall repair promptly at Tenant's sole expense any damage to the Leased Property caused by any construction or alterations performed by Tenant, or by the delivery, installation or removal of Tenant's property, or by Tenant's negligence.

SECTION 8.03 Tenant's Right to Make Alterations. Tenant shall not make any structural alterations, structural improvements or structural additions to the Leased Property without Landlord's consent, which consent will not be unreasonably withheld, delayed or conditioned if such alterations, improvements or additions would not change the fundamental character of the use of the Leased Property as a racing facility. Tenant shall supply Landlord with plans and specifications for all such structural alterations, improvements and additions prior to requesting such consent. All alterations, improvements and additions made by Tenant shall remain upon the

Leased Property at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Tenant shall, prior to or after the termination of this Lease, have given written notice to Landlord of Tenant's intention to remove same, in which event Tenant shall remove such alterations, improvements and additions at Tenant's expense and repair any damage caused by such removal. All of such alterations, improvements or additions shall be made solely at Tenant's expense; and Tenant agrees to indemnify and save harmless Landlord (a) on account of any injury to third persons or property by reason of any such changes, additions or alterations and (b) from the payment of any claim on account of bills for labor or materials furnished or claimed to have been furnished in connection therewith. Tenant agrees to procure all necessary permits before undertaking such work and to do all such work in a good and workmanlike manner, employing materials of first quality and complying with all applicable governmental requirements.


                                   ARTICLE IX

                                MECHANICS' LIENS

SECTION 9.01 Tenant Shall Discharge All Liens. Tenant shall promptly pay all contractors and materialmen retained by Tenant (subject to Tenant's right to dispute any invoice) so as to minimize the possibility of a mechanic's or materialman's lien attaching to the Leased Property. Should any such lien be made or filed, Tenant shall bond against or discharge the same within thirty
(30) days after written request by Landlord and, in the event that Tenant shall fail to do so, Landlord, in addition to its other remedies, may discharge the lien by payment of the amount secured thereby, or otherwise as provided by law, and any amount so paid by Landlord, together with any attorney's fees or other costs relating to the discharge of such lien, shall be immediately payable by Tenant to Landlord.

                                    ARTICLE X

                                      SIGNS

SECTION 10.01 Permits. Tenant, at Tenant's sole expense, shall obtain all permits required in connection with any new Signs, and shall comply with all laws, orders, rules and regulations of governmental authorities relative to the erection, maintenance and repair of any new signs.


                                   ARTICLE XI

                INSPECTION OF LEASED PROPERTY AND ACCESS THERETO

SECTION 11.01 Inspection of Leased Property. Landlord reserves the right at all reasonable times, by itself or its duly authorized agents, to go upon and inspect the Leased Property and, at Landlord's option, to make replacements to the Leased Property, provided, however, that nothing herein contained shall be deemed or construed as an obligation of

Landlord to undertake or effect any such repairs, alterations or additions other than as herein specifically set forth, and any performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.



                                   ARTICLE XII

                                 INDEMNIFICATION

SECTION 12.01 Tenant's Indemnification. Tenant shall indemnify and save harmless Landlord from suits, actions, damages, liabilities and expenses (including court costs and reasonable attorney's fees) arising out of any occurrence in or at the Leased Property or the occupancy or use by Tenant of the Leased Property, or to the extent occasioned by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires.

SECTION 12.02 Landlord's Indemnification. Landlord shall indemnify and defend Tenant from suits, actions, damages, liabilities and expenses (including court costs and reasonable attorneys' fees) arising out of, or alleged to arise out of, any failure by Landlord to perform any obligation of Landlord hereunder, any condition present on the Leased Property as of the Commencement Date, any representation or warranty of Landlord proving false or untrue in any material way, and the negligent or willful act or omission of Landlord, its agents, contractors, employees, servants, invitees, licensees or concessionaires. Landlord's indemnification obligations shall include, without limitation, any suits, actions, damages, liabilities and expenses (including court costs and reasonable attorneys' fees) arising out of, or alleged to arise out of any obligations of Landlord to Landlord's employees, agents or contractors, to any racing associations or to any licensees, concessionaires or other independent contractors involved or associated in any way with the operation of the Leased Property prior to the Commencement Date.

                                  ARTICLE XIII

                                    INSURANCE

SECTION 13.01 Tenant's Required Coverages. Tenant, at Tenant's sole expense, shall obtain and maintain in full force and effect during the term of this Lease, the following policies of insurance:

              (a) Fire and extended coverage insurance covering the Leased Property and each of the buildings erected thereon, to the extent of 100% of their full insurable value and replacement cost without deduction for depreciation;

              (b) Comprehensive general public liability insurance on an occurrence basis with minimum limits of liability in an amount of not less than $1,000,000.00 for bodily, personal injury or death to any one person, not less than $1,000,000.00 for bodily, personal injury or death to more than one person and not less than $500,000.00 with respect to damage to property including water damage and sprinkler leakage legal liability.

SECTION 13.02 Designated Insureds; Endorsements; Evidence of Insurance. All insurance policies to be obtained by Tenant hereunder shall be in the names of both Landlord and Tenant, as their respective interests may appear, together with such other party or parties as may be designated by Landlord, including, without limitation, Landlord's mortgagees, as their interests may appear. All such policies of insurance shall be issued by financially responsible companies licensed to do business in New Jersey, and shall contain endorsements providing that any such insurance shall not be subject to cancellation, termination or change except after ten (10) days' prior written notice by registered or certified mail to Landlord and Landlord's mortgagee by the insurance company. All public liability and property damage policies shall contain an endorsement that Landlord and Landlord's mortgagee, although named as insureds, shall nevertheless be entitled to recover under said policies for any loss or damage occasioned to them, their servants, agents and employees by reason of the negligence of Tenant. All policies of fire and/or extended coverage or other insurance covering the Leased Property or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any.

SECTION 13.03 Failure to Maintain Required Coverage. In the event that Tenant shall fail to obtain or maintain in full force and effect the insurance policies and coverages required of it hereunder, Landlord may obtain such insurance or coverage, pay the premiums thereon, and take such other steps as may be necessary to meet the requirements of this Article and upon demand, obtain reimbursement of the costs so expended from Tenant.


                                   ARTICLE XIV

                                 TRADE FIXTURES

SECTION 14.01 Title to Property and Removal. All trade fixtures installed by Tenant in the Leased Property shall remain the property of Tenant and shall be removable at the expiration or earlier termination of this Lease, provided that in the event of such removal, Tenant shall repair any damage caused by such removal. Any such trade fixture not removed at or prior to such termination shall be and become the property of Landlord.

SECTION 14.02 Failure to Remove. In the event, at the expiration or earlier termination of this Lease, Tenant fails to remove any trade fixtures installed by Tenant, then Landlord may remove such fixtures and may dispose of such fixtures in any manner Landlord deems fit without the necessity of accounting to Tenant for the proceeds of same.

                                   ARTICLE XV

                            ASSIGNMENT AND SUBLETTING

SECTION 15.01 Assignment and Subletting. So long as Tenant remains fully liable hereunder, Tenant may assign this Lease, in whole or in part, or sublet the whole or any part of the Leased Property, or permit the use or occupancy of the whole or any part of the Leased Property by others, including, without limitation, the operation of all or any part of the Leased Property by a licensee or concessionaire. If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Leased Property be sublet or used or occupied by others (including, without limitation, an affiliate or subsidiary of Tenant), Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant and Tenant shall not be released therefrom in any manner.


                                   ARTICLE XVI

                          SUBORDINATION AND ATTORNMENT

SECTION 16.01 Mortgages. This Lease and the Tenant's interest hereunder shall be subject and subordinate at all times to any and all mortgages, deeds of trust, and other security instruments, including all renewals, extensions, consolidations, assignments and refinancings of the same (collectively "Mortgage") as well as all advances made upon the security thereof, which now or hereafter become liens upon the Landlord's interest in the Leased Property, provided that, as a condition of such subordination, each mortgagee shall execute and deliver to Tenant a nondisturbance agreement reasonably acceptable to Tenant. Landlord shall deliver to Tenant within ten (10) days after Tenant's execution hereof a nondisturbance agreement, in form reasonably satisfactory to Tenant, from each lender holding a mortgage or lien on the Leased Property. If Tenant fails to receive such a nondisturbance agreement within such 10-day period, Tenant may terminate this Lease without liability. Upon receipt of such nondisturbance agreement, Tenant shall upon request attorn to any mortgagee or other party acquiring the Leased Property. In case Landlord's interest under the Mortgage shall terminate for any reason and if the holder of any such Mortgage ("Mortgagee") or if the grantee of a deed in lieu of foreclosure, or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any such Mortgage shall at its sole option so request, Tenant shall attorn to, and recognize such Mortgagee, grantee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the term of this Lease, subject to all terms of this Lease. Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such Mortgage to this Lease, and thereupon this Lease shall be deemed prior to such Mortgage. Notwithstanding the foregoing, the Covenant set forth in Exhibit C shall not be subordinate to any mortgage or monetary lien and Landlord shall upon recordation of such Covenant concurrently procure and record a subordination from each existing mortgagee or monetary lienholder (other than the lien of future real property taxes) subordinating such mortgage or lien to the Covenant.

SECTION 16.02 Execution of Documents. Tenant agrees to execute such documents as may be reasonably required by Landlord or any such Mortgagee, grantee or purchaser for the purpose of confirming such subordination or attornment.

                                  ARTICLE XVII

                             SURRENDER AND HOLDOVER

SECTION 17.01 Tenant's Obligation to Surrender Leased Property. Tenant, upon expiration or earlier termination of this Lease, shall peaceably surrender to Landlord the Leased Property in good repair as required by the terms of this Lease subject to reasonable wear and tear. Tenant shall surrender all keys for the Leased Property to Landlord.

SECTION 17.02 Consensual Holdover. In the event Tenant shall remain in possession of the Leased Property with Landlord's consent but without having executed a new lease or an extension or renewal of this Lease, then Tenant shall be deemed to be in occupancy and possession of the Leased Property as a tenant from month to month, subject to all the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy but the monthly Fixed Rent payable during such holding over shall equal 150% of the Fixed Rent payable during the last month of the Term. In the event that there occurs such a consensual holdover, either party may terminate said occupancy at the end of any one month period following the expiration date of the term of this Lease upon at least thirty (30) days' written notice to the other party.

SECTION 17.03 Tenant's Liability for Failure to Surrender. If Tenant fails to so surrender the Leased Property upon the expiration or earlier termination of this Lease, Tenant shall pay, for the period Tenant retains possession of the Leased Property, an amount equal to 150% of the Fixed Rent and other charges payable immediately prior to the expiration or earlier termination of this Lease, and Tenant shall indemnify and hold harmless Landlord from loss or liability resulting from such failure including, without limitation, any claims made by any succeeding tenant founded on such failure. Nothing contained in this section shall be deemed or construed as conferring upon Tenant a right to remain in possession of the Leased Property beyond the expiration or termination of this Lease or any extension or renewal hereof.


                                  ARTICLE XVIII

                    DAMAGE OR DESTRUCTION OF LEASED PROPERTY

SECTION 18.01 Total or Partial Destruction. If the Leased Property shall be damaged by fire or other casualty covered by applicable policies of fire and broad form extended coverage insurance but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence, the Leased Property shall be rendered untenantable in whole or in part and such damage can, in Landlord's reasonable judgment, be repaired within 180 days, Landlord shall at its own expense cause the damage to be repaired and the Fixed Rent meanwhile shall be abated proportionately as to the portion of the Leased Property rendered untenantable until Landlord has restored the Leased Property. If the Leased Property shall be damaged or destroyed by a fire or casualty not covered by applicable policies of fire and broad form extended coverage insurance, or if such damage cannot, in Landlord's reasonable judgment, be repaired within 180 days, Tenant shall have the right, to be exercised by notice in writing delivered to the other within thirty (30) days from and after the occurrence of such damage or destruction, to elect to terminate this Lease. In no event shall Landlord be obligated to expend for any repairs or reconstruction an amount in excess of the insurance proceeds recovered by it and allocable to the damage of the Leased Property after deduction therefrom of any amounts required to be paid to any Mortgagee. In addition, Landlord shall not be required to rebuild any structure destroyed by fire or other casualty if such structure has not been used by Tenant at any time during the Term hereof.

SECTION 18.02 Notice by Tenant. Tenant shall immediately notify Landlord of any damage by fire or other casualty to the Leased Property.


                                   ARTICLE XIX

                                 EMINENT DOMAIN

SECTION 19.01 Total Condemnation. If the whole of the Leased Property shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof, then the term of this Lease shall terminate as of the date on which possession of the Leased Property is required to be surrendered to the condemning authority, all rent and other charges shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

SECTION 19.02 Partial Condemnation. If any part of the Leased Property shall be so taken or conveyed, and in the event that such partial taking or conveyance shall render the Leased Property unsuitable for the business of Tenant, then the term of this Lease shall terminate as of the date on which possession of the Leased Property is required to be surrendered to the condemning authority, all rent and other charges shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or conveyance which is not extensive enough to render the Leased Property unsuitable for the business of Tenant, then Landlord shall promptly restore the Leased Property to the extent of condemnation proceeds available for such purpose to a condition comparable to their condition at the time of such condemnation less the portion lost in the taking, Tenant shall promptly make all necessary repairs, restoration and alterations of Tenant's fixtures, equipment and furnishings and shall promptly reenter the Leased Property and commence doing business in accordance with the provisions of this Lease and this Lease shall continue in full force and effect. In such event, the Fixed Rent shall be reduced in the same proportion that the floor area of the Leased Property so taken or conveyed bears to the floor area of the Leased Property immediately prior to such taking or conveyance, such reduction commencing as of the date Tenant is required to surrender possession of such portion. For purposes of determining the amount of funds available for restoration of the Leased Property from the condemnation award, said amount shall be deemed to be that part of the award which remains after payment of Landlord's reasonable expenses incurred in recovering same and any amounts due to any Mortgagee, and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Leased Property. Notwithstanding the foregoing, Landlord shall not be required to restore any structure condemned as set forth above if such structure has not been used by Tenant at any time during the Term hereof.

SECTION 19.03 Landlord's Damages. In the event of any taking or conveyance as herein provided, Tenant shall not be entitled to any part of the award for such taking or conveyance, and Landlord and any Mortgagee shall receive the full amount of such award as their respective interests may appear. Tenant expressly waives any right or claim to any part thereof and assigns to Landlord any such right or claim to which Tenant might become entitled.

SECTION 19.04 Tenant's Damages. Although all damages in the event of any condemnation shall belong to Landlord and any Mortgagee, Tenant shall have the right, to the extent that same shall not diminish Landlord's or such Mortgagee's award, to claim and recover from the condemning authority, but not from Landlord or such Mortgagee, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for or on account of, and limited solely to, any cost to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.


                                   ARTICLE XX

                                     DEFAULT

SECTION 20.01 Events of Default. Each of the following shall constitute an Event of Default ("Event of Default"):

                  (a) Tenant defaults in the payment of any installment of Fixed Rent for a period of ten (10) days after such payment is due; or

                  (b) Tenant defaults in the payment of any Taxes or insurance reimbursement payable by Tenant under this Lease on any day upon which the same shall be due and payable and such default continues for ten (10) days after the date on which the same was due and payable; or

                  (c) Tenant defaults in the performance of any obligation, covenant or agreement of Tenant to be performed or observed under this Lease, other than those specifically set forth elsewhere in this Section 20.01, and such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if

Tenant does not in good faith duly institute within such thirty (30) day period steps necessary to cure the same and promptly and diligently prosecute to completion such cure; or

                  (d) Tenant makes an assignment for the benefit of creditors or becomes a party or subject to any liquidation or dissolution action or proceeding, or the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to Tenant, or the appointment of a receiver, liquidator, custodian or trustee for Tenant or a substantial part of Tenant's assets and, if any of the same shall occur involuntarily, the same is not dismissed or discharged within 30 days; or the entry of an order for relief against Tenant under Title II of the United States Code entitled "Bankruptcy".

SECTION 20.02 Events of Landlord Default. Each of the following shall constitute an Event of Landlord Default ("Event of Landlord Default"):

                  (a) Landlord defaults in the performance of any obligation, covenant or agreement of Landlord to be performed or observed under this Lease, and such default continues and is not cured by Landlord within thirty (30) days after Tenant has given to Landlord a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty
(30) days, if Landlord does not in good faith duly institute within such thirty
(30) day period steps necessary to cure the same and promptly and diligently prosecute to completion such cure; or

                  (b) Landlord makes an assignment for the benefit of creditors or becomes a party or subject to any liquidation or dissolution action or proceeding, or the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to Landlord, or the appointment of a receiver, liquidator, custodian or trustee for Landlord or a substantial part of Landlord's assets and, if any of the same shall occur involuntarily, the same is not dismissed or discharged within 30 days; or the entry of an order for relief against Landlord under Title II of the United States Code entitled "Bankruptcy".

                                   ARTICLE XXI

                              REMEDIES UPON DEFAULT

SECTION 21.01 Tenant's Default. Upon the occurrence of an Event of Default, Landlord may, as Landlord's exclusive remedy, either:

         (a) Demand payment of any sums owed by Tenant to Landlord hereunder up to the date of the Event of Default, and proceed to collect or bring action for such sums, as being in arrears, or file a proof of claim in any bankruptcy or insolvency proceedings for such sums, or institute any other proceedings to enforce payment thereof; or

         (b) Seek to terminate this Lease by notice to Tenant, and recover damages in the amount of Fixed Rent and other charges accrued and unpaid as of the date of the Event of Default, and subject to Tenant's arbitration rights as set forth below, this Lease shall thereupon terminate and neither party shall have any rights or obligations hereunder. If Tenant disputes the occurrence of an Event of Default alleged by Landlord and Landlord seeks to terminate this Lease under this subsection (b), Landlord and Tenant shall jointly select an impartial AAA arbitrator whose determination of the occurrence of the Event of Default shall be final and binding. If the arbitrator finds that an Event of Default has occurred, Tenant shall have an additional fifteen (15) days after receipt of the arbitrator's decision to cure the Event of Default, and if Tenant fails to cure within such fifteen (15) day period, Landlord may, at its election, terminate this Lease, or exercise any other remedies (other than acceleration of rent) available at law or in equity.

SECTION 21.02 Landlord's Default. Upon the occurrence of an Event of Landlord Default, Tenant, in addition to such other remedies as Tenant may have at law or in equity, shall have the right to complete any obligation, covenant or agreement of Landlord to be performed or observed under this Lease, and to offset the cost thereof against the next payment(s) of Fixed Rent and/or against any other sums then owed to Landlord or any affiliate of Landlord.

SECTION 21.03 Recovery of Legal Expenses. In the event of litigation between the parties, the prevailing party shall be entitled to receive its reasonable attorneys' fees from the losing party.


                                  ARTICLE XXII

                               ESTOPPEL STATEMENT

SECTION 22.01 Duty of Tenant to Furnish. At any time and from time to time, within ten (10) days after request therefor by Landlord, Landlord's Mortgagee or purchaser ("Requesting Party"), Tenant shall execute and deliver to Requesting Party, without charge and in a form satisfactory to Requesting Party, a written statement in recordable form, certifying that this Lease is in full force and effect and has not been amended except by such writings as shall be stated; certifying that Landlord is not in default under this Lease and there are no defenses or offsets thereto or else stating those claimed by Tenant; certifying the commencement and expiration dates of the term of this Lease; certifying that Tenant is in occupancy of the Leased Property; certifying the advance rent and security paid to or deposited with Landlord and the date to which rent and other charges have been paid.



                                  ARTICLE XXIII

                                     NOTICES

SECTION 23.01 Manner and Place of Service. Wherever in this Lease it shall be required or permitted that notice, demand or consent be given or served by either party to this Lease to or on the other, such notice, demand or consent shall not be deemed to have been duly given or served unless in writing and either personally delivered, sent by certified mail, return receipt requested, postage prepaid, or by private delivery service guaranteeing overnight delivery (such as Federal Express), addressed to Landlord at Landlord's address set forth in the Lease Summary, and addressed to Tenant at Tenant's address set forth in the Lease Summary. Each party hereto may change its address for receipt of notices upon notification to the other parties in conformance herewith. All notices shall be deemed given on the date personally delivered, five (5) days after deposited in the United States mail, or one (1) business day after deposited with said private delivery service.


                                  ARTICLE XXIV

                                     BROKERS

SECTION 24.01 Warranty. Tenant and Landlord each represent and warrant to the other that neither party has had no dealing, negotiations or consultations with respect to the Leased Property or this transaction with any broker or finder and that no broker or finder called the Leased Property to Tenant's attention. In the event that any broker or finder claims a commission through contact with either party, that party shall defend, indemnify and save the other party harmless from and against all costs, fees (including, without limitation, reasonable attorney's fees), expenses, liabilities and claims incurred or suffered by Landlord as a result thereof.


                                   ARTICLE XXV

                                  MISCELLANEOUS

SECTION 25.01 Binding Effect. All rights, obligations and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, personal representatives, successors and assigns of the such parties.

SECTION 25.02 Quiet Enjoyment. So long as Tenant shall pay the rents and other charges herein provided within the respective times provided therefor, and provided and so long as Tenant observes and performs all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Property for the term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

SECTION 25.03 Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or a waiver of any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing and executed by such party.

SECTION 25.04 Custom and Usage. Landlord and Tenant shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Landlord or Tenant in refraining from so doing at any time or times with respect to Tenant hereunder. The failure of Landlord or Tenant at any time or times to enforce its rights under such covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

SECTION 25.05 Accord and Satisfaction. No payment by either or receipt by either party of a lesser amount than any payment of rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges then due and payable. Neither party shall be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy.

SECTION 25.06 Entire Agreement. The Lease Summary, this Lease Agreement and the Exhibits set forth all the agreements and understandings between Landlord and Tenant concerning the Leased Property and there are no agreements or understandings, either oral or written, regarding the subject matter hereof between them, other than as herein set forth. All prior arrangements and understandings, whether oral or written, between the parties hereto are merged herein and extinguished, this Lease superseding and canceling the same. No amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such amendment is to be enforced.

SECTION 25.07 Captions and Index. The captions and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of this Lease nor in any way affect this Lease.

SECTION 25.08 Partial Invalidity; Separate Covenants. If any portion of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Lease and the application of such portion to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law. Furthermore, each covenant, agreement, obligation and other provision contained in this Lease is, and shall be deemed and construed as, a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease.

SECTION 25.09 Recording. If Landlord or Tenant requests, the parties shall execute and acknowledge a short form of lease for recording purposes which shall be recorded at the requesting party's expense.

SECTION 25.10 Controlling Law. This Lease shall be interpreted and construed in accordance with the laws of the State of New Jersey.

SECTION 25.11 Time of the Essence. Time shall be of the essence of all obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year set forth in the Lease Summary.

                            GARDEN STATE RACE TRACK, INC.
                            (Landlord)

                            By:______________________________________

                            Attest:__________________________________

                            GREENWOOD NEW JERSEY, INC.
                            (Tenant)

                            By:______________________________________

                            Attest: _________________________________

                                    EXHIBIT C


                             CONSENT OF STOCKHOLDERS
                                       OF
                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                           IN LIEU OF SPECIAL MEETING

                  WHEREAS, under Section 228 of the General Corporation Law of the State of Delaware, any action required to be taken at a special meeting of stockholders of a corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes necessary to take or authorize such action at a meeting; and

                  WHEREAS, the undersigned is a holder of record of, or holds proxies to vote for, 7,619,446 shares of common stock, par value $2.00 per share, of International Thoroughbred Breeders, Inc., a Delaware Corporation (the "Company"), entitled to vote; and

                  WHEREAS, such stockholder wishes to consent in writing to, and to adopt, the following resolutions in lieu of a special meeting of stockholders of the Company.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company (the "Board of Directors") is hereby authorized, in its discretion, to dispose of, by sale, exchange or otherwise, all or any portion of (i) the real property and related assets at Freehold Raceway, located on approximately 51 acres in western Monmouth County, New Jersey and (ii) a designated ten acre parcel of land (the "Ten Acre Parcel") located at Garden State Park in Cherry Hill, New Jersey ("Garden State Park"), in one or more transactions, on such terms and for such consideration as the Board of Directors shall determine, including, but not limited to cash, property or securities; provided, however, that the aggregate consideration to be received by the Company for the disposition of Freehold Raceway and the Ten Acre Parcel, in their entirety, shall have a value of at least $46 million; and provided further, that the consideration received by the Company for the disposition or dispositions of a portion or portions of Freehold Raceway and the Ten Acre Parcel shall have a minimum value, when added to the value of the portion of Freehold Raceway and the Ten Acre Parcel retained by the Company, of at least $46 million; and further

                  RESOLVED, that the Board of Directors is hereby authorized, in its discretion, to lease Garden State Park for a minimum annual rate of $300,000; and further

                  RESOLVED, that the form, terms and provisions of the Asset Purchase Agreement dated as of July 2, 1998, by and among Greenwood New Jersey, Inc., Garden State Race Track, Inc., Freehold Raceway Association, Atlantic City Harness, Inc., Circa 1850, Inc. and the Company, as adopted by the Board of Directors, and as may be amended from time to time, are hereby authorized, adopted and approved in all respects; and further

                  RESOLVED, the Board of Directors is hereby authorized, in its discretion, to dispose of, by sale, exchange or otherwise, all or any portion of the Garden State Park, in one or more transactions, on such terms and for such consideration as the Board of Directors shall determine, including, but not limited to cash, property or securities; provided, however, that the aggregate consideration to be received by the Company for the disposition of Garden State Park, in its entirety, shall have a value of at least $30 million; and provided further, that the consideration received by the Company for the disposition or dispositions of a portion or portions of Garden State Park shall have a minimum value, when added to the value of the portion of Garden State Park retained by the Company, of at least $30 million; and further

                  RESOLVED, the Board of Directors is hereby authorized, in its discretion, to dispose of, by sale, exchange or otherwise, all or any portion of the El Rancho property located in Las Vegas,

         Nevada, in one or more transactions, on such terms and for such consideration as the Board of Directors shall determine, including, but not limited to cash, property or securities; provided, however, that the aggregate consideration to be received by the Company for the disposition of the El Rancho property, in its entirety, shall have a value of at least $30 million; and provided further, that the consideration received by the Company for the disposition or dispositions of a portion or portions of the El Rancho property shall have a minimum value, when added to the value of the portion of the El Rancho property retained by the Company, of at least $30 million.





                                                         /s/ Frank A. Leo
                                                         -----------------------

                                                         Dated: December 8, 1998




                                       C-2